FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-14

Free Writing Prospectus

Structural and Collateral Term Sheet

$814,499,765

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$712,687,000

(Approximate Aggregate Principal Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2015-NXS3

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Natixis Real Estate Capital LLC

Wells Fargo Bank, National Association

Silverpeak Real Estate Finance LLC

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-NXS3

September 21, 2015

WELLS FARGO SECURITIES
Lead Manager and Sole Bookrunner
Deutsche Bank Securities Co-Manager	Natixis Securities Americas LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 as amended or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. or Natixis Securities Americas LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Certificate Structure

I.          Certificate Structure

Class	Expected Ratings (DBRS/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$25,362,000	30.000%	(7)	2.55	11/15 - 03/20	41.0%	17.5%
A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$160,171,000	30.000%	(7)	4.83	03/20 - 09/20	41.0%	17.5%
A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$130,000,000	30.000%	(7)	9.81	06/25 - 08/25	41.0%	17.5%
A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$206,848,000(8)	30.000%	(7)	9.88	08/25 - 09/25	41.0%	17.5%
A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$47,768,000	30.000%	(7)	7.38	09/20 - 06/25	41.0%	17.5%
A-S(9)	AAA(sf)/AAA(sf)/Aa2(sf)	$55,997,000	23.125%	(7)	9.92	09/25 - 09/25	45.0%	16.0%
X-A	AAA(sf)/AAA(sf)/NR	$626,146,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-B	AAA(sf)/AAA(sf)/NR	$43,780,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
B(9)	AA(low)(sf)/AA-(sf)/NR	$43,780,000	17.750%	(7)	9.92	09/25 - 09/25	48.2%	14.9%
C(9)	A(low)(sf)/A-(sf)/NR	$42,761,000	12.500%	(7)	9.92	09/25 - 09/25	51.3%	14.0%
PEX(9)	A(low)(sf)/A-(sf)/NR	$142,538,000	12.500%	(7)	9.92	09/25 - 09/25	51.3%	14.0%
	Non-Offered Certificates
X-D	BBB(low)(sf)/BBB-(sf)/NR	$40,725,000(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-E	AAA(sf)/BB-(sf)/NR	$20,362,000(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-FG	AAA(sf)/B-(sf)/NR	$16,290,000(18)	N/A	Variable(19)	N/A	N/A	N/A	N/A
X-H	AAA(sf)/NR/NR	$24,435,765(20)	N/A	Variable(21)	N/A	N/A	N/A	N/A
A-4FL	AAA(sf)/AAA(sf)/Aaa(sf)(22)	$206,848,000(23)(24)	30.000%	LIBOR plus [ ](25)	9.88	08/25 - 09/25	41.0%	17.5%
A-4FX	AAA(sf)/AAA(sf)/Aaa(sf)	$0(23)(24)	30.000%	(7)	9.88	08/25 - 09/25	41.0%	17.5%
D	BBB(low)(sf)/BBB-(sf)/NR	$40,725,000	7.500%	(7)	9.92	09/25 - 09/25	54.2%	13.3%
E	BB(low)(sf)/BB-(sf)/NR	$20,362,000	5.000%	(7)	9.92	09/25 - 09/25	55.7%	12.9%
F	B(sf)/B(sf)/NR	$8,145,000	4.000%	(7)	9.92	09/25 - 09/25	56.3%	12.8%
G	NR/B-(sf)/NR	$8,145,000	3.000%	(7)	9.92	09/25 - 10/25	56.8%	12.6%
H	NR/NR/NR	$24,435,765	0.000%	(7)	10.01	10/25 - 10/25	58.6%	12.3%

Notes:
(1)	The expected ratings presented are those of DBRS, Inc. (“DBRS”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and Class X-B certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the free writing prospectus, dated September 21, 2015 (the “Free Writing Prospectus”). DBRS, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates in the aggregate. The percentage indicated under the column “Approx. Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest.

(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex B to the Free Writing Prospectus.

(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB and PEX Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class PEX Certificates) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class PEX Certificates). The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class PEX Certificates). The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB and PEX Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class PEX Certificates) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class PEX Certificates) senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class PEX Certificates) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates. The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to the Certificate Principal U/W NOI Debt Yield for the Class C Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS3	Certificate Structure

(7)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-4FX, A-SB, D, E, F, G and H Certificates and the Class A-4FX, A-S, B and C regular interests in each case will be one of the following: (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis. The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PEX Components. The pass-through rate for the Class A-S Certificates, the Class A-S regular interest and the Class PEX Component A-S will, at all times, be the same. The pass-through rate for the Class B Certificates, the Class B regular interest and the Class PEX Component B will, at all times, be the same. The pass-through rate for the Class C Certificates, the Class C regular interest and the Class PEX Component C will, at all times, be the same.

(8)	Represents the maximum initial principal balance of the Class A-4 Certificates that will be issued on the closing date. The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX Certificates will be $206,848,000.

(9)	The Class A-S, B, C and PEX Certificates are “Exchangeable Certificates”. On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, B and C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $55,997,000, $43,780,000 and $42,761,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, B and C regular interests and which portions of those regular interests are referred to in this Term Sheet as the “Class PEX Component A-S”, “Class PEX Component B” and “Class PEX Component C”, respectively (collectively, the “Class PEX Components”). Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, B and C regular interests that is represented by the Class A-S, B, C and PEX Certificates will be increased or decreased accordingly. The initial certificate principal balance of each of the Class A-S, B and C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, B and C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, B and C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S regular interests outstanding from time to time (without regard to any exchange of the Class A-S, B and C Certificates for the Class PEX Certificates). The Class X-A Certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the principal balance of the Class B regular interest outstanding from time to time (without regard to any exchange of the Class A-S, B and C Certificates for the Class PEX Certificates). The Class X-B Certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B regular interest for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the principal balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the principal balance of the Class E Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class X-FG Certificates are notional amount certificates. The Notional Amount of the Class X-FG Certificates will be equal to the aggregate principal balance of the Class F and G Certificates outstanding from time to time. The Class X-FG Certificates will not be entitled to distributions of principal.

(19)	The pass-through rate for the Class X-FG Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class F and G Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(20)	The Class X-H Certificates are notional amount certificates. The Notional Amount of the Class X-H Certificates will be equal to the principal balance of the Class H Certificates outstanding from time to time. The Class X-H Certificates will not be entitled to distributions of principal.

(21)	The pass-through rate for the Class X-H Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(22)	The ratings assigned to the Class A-4FL Certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the pass-through rate for the Class A-4FX regular interest. The ratings of DBRS, KBRA and Moody’s do not address any shortfalls or delays in payment that investors in the Class A-4FL Certificates may experience as a result of the conversion of the pass-through rate on Class A-4FL Certificates from a floating interest rate to a fixed rate following a default under the swap agreement. See “Ratings” in the Private Placement Memorandum.

(23)	The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX Certificates will be $206,848,000. The aggregate principal balance of the Class A-4FL and A-4FX Certificates will at all times equal the principal balance of the Class A-4FX regular interest. The maximum initial principal balance of the Class A-4FL certificates is $206,848,000. The principal balance of the Class A-4FX certificates will initially be $0. The maximum initial principal balance of the Class A-4FX regular interest is $206,848,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS3	Certificate Structure

(24)	The Class A-4FL Certificates will evidence a beneficial interest in a grantor trust that includes the Class A-4FX regular interest and an interest rate swap contract. Under some circumstances, holders of the Class A-4FL Certificates may exchange all or a portion of their certificates for a like principal amount of Class A-4FX Certificates having the same pass-through rate as the Class A-4FX regular interest. The aggregate principal balance of the Class A-4FL Certificates may be adjusted from time to time as a result of such an exchange.

(25)	The pass-through rate applicable to the Class A-4FL Certificates on each distribution date will be a per annum rate equal to LIBOR plus a specified percentage; provided, however, that under certain circumstances (generally involving a default or termination under the related interest rate swap contract), the pass-through rate applicable to the Class A-4FL Certificates may convert to a fixed rate equal to the pass-through rate on the Class A-4FX regular interest. The initial LIBOR rate will be determined two LIBOR business days prior to the Closing Date, and subsequent LIBOR rates for the Class A-4FL Certificates will be determined two LIBOR business days before the start of the related interest accrual period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Issue Characteristics

II.         Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Natixis Real Estate Capital LLC	17	20	$387,443,477	47.6%
Wells Fargo Bank, National Association	19	19	285,392,121	35.0
Silverpeak Real Estate Finance LLC	9	9	106,162,588	13.0
National Cooperative Bank, N.A.	11	11	35,501,579	4.4
Total	56	59	$814,499,765	100.0%

Loan Pool:

Cut-off Date Balance:	$814,499,765
Number of Mortgage Loans:	56
Average Cut-off Date Balance per Mortgage Loan:	$14,544,639
Number of Mortgaged Properties:	59
Average Cut-off Date Balance per Mortgaged Property(1):	$13,805,081
Weighted Average Mortgage Interest Rate:	4.506%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	59.6%
Weighted Average Original Term to Maturity (months):	108
Weighted Average Remaining Term to Maturity (months):	107
Weighted Average Original Amortization Term (months)(2):	359
Weighted Average Remaining Amortization Term (months)(2):	358
Weighted Average Seasoning (months):	2

(1)    Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)    Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.13x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.3%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	58.6%
Weighted Average Balloon Loan-to-Value Ratio(1):	52.8%
% of Mortgage Loans with Additional Subordinate Debt(2):	9.2%
% of Mortgage Loans with Single Tenants(3):	18.2%

(1)   With respect to the One Court Square mortgage loan, the Yosemite Resorts mortgage loan, the Hilton Nashville mortgage loan, the 11 Madison Avenue mortgage loan and the Cooper’s Crossing mortgage loan, each of which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. The debt service coverage ratio, debt yield and loan-to-value information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that is allowed under the terms of any mortgage loan. See Annex A-1 and Annex B to the Free Writing Prospectus.

(2)   Six (6) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of cut-off date principal balance and does not take into account future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus.

(3)   Includes mortgage loans secured by multiple single tenant properties where each property is occupied by the same tenant or tenants that are affiliates of one another.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 73.1% of the mortgage pool (49 mortgage loans) has scheduled amortization, as follows:

46.1% (25 mortgage loans) provides for an interest-only period followed by an amortization period; and

27.0% (24 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Cut-off Date Pool Balance, 26.9% of the mortgage pool (seven mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 51.8% and 2.56x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 50.6% of the mortgage pool (21 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	76.4% of the pool
Insurance:	37.2% of the pool
Capital Replacements:	60.3% of the pool
TI/LC:	43.4% of the pool(1)
(1) The percentage of Cut-off Date Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool had the following call protection and defeasance features:

83.2% of the mortgage pool (41 mortgage loans) features a lockout period, then defeasance only until an open period;

9.8% of the mortgage pool (one mortgage loan) features no lockout period, but requires the greater of a prepayment premium or yield maintenance, then the greater of a prepayment premium or yield maintenance or defeasance until an open period;

4.4% of the mortgage pool (11 mortgage loan) features no lockout period, but requires the greater of a prepayment premium or yield maintenance, then a prepayment premium until an open period;

1.7% of the mortgage pool (one mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance or defeasance until an open period;

1.0% of the mortgage pool (two mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

Please refer to Annex A-1 to the Free Writing Prospectus for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Issue Characteristics

III.        Issue Characteristics

Securities Offered:	$712,687,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eleven classes (Classes A-1, A-2, A-3, A-4, A-SB, A-S, B, C, PEX, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:	Natixis Real Estate Capital LLC (“Natixis”), Wells Fargo Bank, National Association (“WFB”), Silverpeak Real Estate Finance LLC (“SPREF”) and National Cooperative Bank, N.A. (“NCB”).

Sole Lead Bookrunning Manager:	Wells Fargo Securities, LLC

Co-Managers:	Deutsche Bank Securities Inc. and Natixis Securities Americas LLC

Rating Agencies:	DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.

Special Servicers:	LNR Partners, LLC, Midland Loan Services, a Division of PNC Bank, National Association and National Cooperative Bank, N.A.

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Trust Advisor:	Pentalpha Surveillance LLC

Initial Majority Subordinate Certificateholder:	LNR Securities Holdings, LLC or another affiliate

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in October 2015 (or, in the case of any mortgage loan that has its first due date in November 2015, the date that would have been its due date in October 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about October 13, 2015.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in November 2015.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in November 2015.

Rated Final Distribution Date:	The Distribution Date in September 2057.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Characteristics of the Mortgage Pool

IV.        Characteristics of the Mortgage Pool(1)

A.         Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF/Rooms/ Pads	Cut-off Date Balance Per SF/Room/ Pad ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
Natixis	One Court Square	Long Island City	NY	1 / 1	$80,000,000	9.8%	Office	1,401,609	$225	49.2%	49.2%	2.51x	10.4%
Natixis	Huntington by the Sea	Huntington Beach	CA	1 / 1	75,000,000	9.2	Manufactured Housing Community	306	245,098	64.1	56.0	1.37	8.3
Natixis	Yosemite Resorts	El Portal	CA	1 / 2	65,914,031	8.1	Hospitality	536	158,376	69.3	56.2	2.07	13.7
WFB	Northline Commons	Houston	TX	1 / 1	65,000,000	8.0	Retail	445,140	146	66.2	66.2	1.91	9.5
WFB	Hilton Nashville	Nashville	TN	1 / 1	49,877,353	6.1	Hospitality	330	377,859	64.9	52.9	1.76	12.0
WFB	11 Madison Avenue	New York	NY	1 / 1	35,000,000	4.3	Office	2,285,043	334	32.5	32.5	3.89	14.3
Natixis	Hacienda Center	Hacienda Heights	CA	1 / 1	33,300,000	4.1	Retail	122,403	272	59.5	54.5	1.45	9.4
Natixis	Manhattan Gateway Shopping Center	Manhattan Beach	CA	1 / 1	31,000,000	3.8	Retail	82,000	378	63.9	58.4	1.33	8.3
WFB	Imperial Village	Inglewood	CA	1 / 1	25,000,000	3.1	Retail	148,592	168	56.6	56.6	2.00	9.7
SPREF	Paper Factory Hotel	Long Island City	NY	1 / 1	25,000,000	3.1	Hospitality	123	203,252	59.5	56.4	1.29	9.8
Top Three Total/Weighted Average				3 / 4	$220,914,031	27.1%				60.3%	53.6%	1.99x	10.7%
Top Five Total/Weighted Average				5 / 6	$335,791,384	41.2%				62.1%	55.9%	1.94x	10.6%
Top Ten Total/Weighted Average				10 / 11	$485,091,384	59.6%				59.5%	54.4%	1.98x	10.6%
Non-Top Ten Total/Weighted Average				46 / 48	$329,408,382	40.4%				57.3%	50.5%	2.34x	14.8%

(1)   With respect to the One Court Square mortgage loan, Yosemite Resorts mortgage loan, Hilton Nashville mortgage loan and 11 Madison Avenue mortgage loan, each of which is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information take no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Characteristics of the Mortgage Pool

B.         Summary of Pari Passu Mortgage Loans

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Loan Combination	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
One Court Square	Natixis	$95,000,000	(1)	No(2)	TBD	TBD
	Natixis	$90,000,000	(1)	No(2)	TBD	TBD
	Natixis	$80,000,000	WFCM 2015-NXS3	Yes(2)	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	Natixis	$50,000,000	(1)	No(2)	NAP	NAP
Yosemite Resorts	Natixis	$66,000,000	WFCM 2015-NXS3	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
	Natixis	$19,000,000	(3)	No	TBD	TBD
Hilton Nashville	WFB	$75,000,000	CGCMT 2015-P1	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
	WFB	$50,000,000	WFCM 2015-NXS3	No	Wells Fargo Bank, National Association	LNR Partners, LLC
11 Madison Avenue(6)	GACC/MS/WFB	$397,530,000(4)	MAD 2015-11MD	Yes	KeyBank National Association	KeyBank National Association
	GACC	$70,000,000	(5)	No	TBD	TBD
	GACC	$70,000,000	(5)	No	TBD	TBD
	GACC	$69,600,000	(5)	No	TBD	TBD
	MS	$50,000,000	(5)	No	TBD	TBD
	MS	$41,700,000	(5)	No	TBD	TBD
	WFB	$35,000,000	WFCM 2015-NXS3	No	Wells Fargo Bank, National Association	LNR Partners, LLC
	WFB	$30,500,000	(5)	No	TBD	TBD
Cooper’s Crossing	SPREF	$22,300,000	WFCM 2015-NXS2	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	SPREF	$21,700,000	WFCM 2015-NXS3	No	Wells Fargo Bank, National Association	LNR Partners, LLC

(1)   The related pari passu companion loan Note A-1, Note A-2 and Note A-3 are currently held by Natixis or an affiliate. Note A-1 represents the controlling note and is expected to be held by Natixis or an affiliate until loan maturity. Note A-2 and Note A-3 are expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 and Note A-3 will not be split further.

(2)   The One Court Square loan combination will be serviced under the WFCM 2015-NXS3 pooling and servicing agreement, however control rights similar to the rights of the subordinate control representative will be held by the holder of the controlling pari passu companion loan Note A-1.

(3)   The related pari passu companion loan Note A-2 is currently held by an affiliate of Natixis and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 will not be split further.

(4)   Consists of nine pari passu companion loans with an aggregate original principal balance of $397,530,000 that are expected to be contributed to MAD 2015-11MD.

(5)   The related pari passu companion loan Note A-1-C1, Note A-1-C2 and Note A-1-C3 are currently held by German American Capital Corporation (“GACC”) or an affiliate. The related pari passu companion loan Note A-2-C1 and Note A-2-C2 are currently held by Morgan Stanley Bank, N.A. (“MS”) or an affiliate. The related pari passu companion loan Note A-3-C2 is currently held by WFB or an affiliate. Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-2-C1, Note A-2-C2 and Note A-3-C2 are expected to be contributed to a future securitization. No assurance can be provided that any non-securitized note will not be split further.

(6)   The 11 Madison Square loan combination also includes three subordinate companion loans with an aggregate original principal balance of $310,670,000, which is expected to be contributed to the MAD 2015-11MD securitization. Such subordinate companion loans are not reflected in the “Related Notes in Loan Group” column.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Characteristics of the Mortgage Pool

C.         Mortgage Loans with Additional Secured and Mezzanine Financing(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Sub Debt Cut- off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(2)(3)	Mortgage Loan U/W NCF DSCR (x)(4)	Total Debt U/W NCF DSCR (x)(3)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(4)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(4)	Total Debt Cut-off Date LTV Ratio (%)
6	WFB	11 Madison Avenue	$35,000,000	4.3%	$310,670,000	$325,000,000	3.838%	3.89x	1.97x	14.3%	7.8%	32.5%	59.6%
12	SPREF	Cooper’s Crossing	21,700,000	2.7	0	22,300,490	6.496	1.46	0.83	9.9	6.5	64.6	97.4
Total/Weighted Average			$56,700,000	7.0%	$310,670,000	$347,300,490	4.855%	2.96x	1.53x	12.6%	7.3%	44.8%	74.1%

(1)	In addition, six (6) of the mortgage loans, each of which are secured by residential cooperative properties, currently have in place Subordinate Coop LOCs that permit future advances. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus.
(2)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(3)	See “Cooper’s Crossing—Property Information” section.
(4)	With respect to the 11 Madison Avenue mortgage loan and the Cooper’s Crossing mortgage loan, each of which is part of a loan combination, debt service coverage ratio, debt yield and loan-to-value ratio calculations include the related pari passu companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Characteristics of the Mortgage Pool

D.         Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut- off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Previous Securitization
1	Natixis	One Court Square	Long Island City	NY	Office	$80,000,000	9.8%	CD 2005-CD1
2	Natixis	Huntington by the Sea	Huntington Beach	CA	Manufactured Housing Community	75,000,000	9.2	BACM 2005-6
3	Natixis	Yosemite Resorts	El Portal	CA	Hospitality	65,914,031	8.1	CMLT 2008-LS1
3.01	Natixis	Yosemite View Lodge	El Portal	CA	Hospitality	48,078,469	5.9	CMLT 2008-LS1
3.02	Natixis	Yosemite Cedar Lodge	El Portal	CA	Hospitality	17,835,561	2.2	CMLT 2008-LS1
5	WFB	Hilton Nashville	Nashville	TN	Hospitality	49,877,353	6.1	UBSCM 2012-C1
7	Natixis	Hacienda Center	Hacienda Heights	CA	Retail	33,300,000	4.1	JPMCC 2005-CB12
8	Natixis	Manhattan Gateway Shopping Center	Manhattan Beach	CA	Retail	31,000,000	3.8	BSCMS 2005-T20
9	WFB	Imperial Village	Inglewood	CA	Retail	25,000,000	3.1	JPMCC 2005-CB13
11	WFB	Lowe’s - San Bruno	San Bruno	CA	Retail	24,630,000	3.0	MSC 2005-HQ7
21	SPREF	100 East Walton	Chicago	IL	Mixed Use	9,250,000	1.1	GCCFC 2005-GG5
22	SPREF	Haines City Mall	Haines City	FL	Retail	9,000,000	1.1	JPMCC 2013-C13
25	WFB	Extra Space Storage - Cockeysville	Cockeysville	MD	Self Storage	8,000,000	1.0	GECMC 2006-C1
27	SPREF	Sheraton Suites Chicago - Elk Grove	Elk Grove Village	IL	Hospitality	7,500,000	0.9	SMAP 2012-LV1
31	WFB	Miraloma Red Gum Business Park	Anaheim	CA	Industrial	6,050,000	0.7	JPMCC 2006-LDP6
32	WFB	Redwood Apartments - Texas	McAllen	TX	Multifamily	5,493,080	0.7	MLMT 2005-CKI1
33	WFB	Willow Glen Plaza	San Jose	CA	Retail	5,350,000	0.7	GECMC 2005-C4
34	WFB	Budget Self Storage	Santa Rosa	CA	Self Storage	5,300,000	0.7	GECMC 2005-C4
35	Natixis	Price Chopper Plaza	Cobleskill	NY	Retail	5,236,267	0.6	JPMCC 2005-LDP3
37	WFB	Stevenson Retail Center	Newark	CA	Retail	5,000,000	0.6	BSCMS 2005-PW10
40	Natixis	Vista La Jolla	San Diego	CA	Office	4,350,000	0.5	GMACC 2006-C1
41	WFB	831 Latour Court	Napa	CA	Industrial	4,100,000	0.5	BSCMS 2005-PW10
49	NCB	111 Tenants Corp.	New York	NY	Multifamily	2,000,000	0.2	MSC 2006-IQ11
52	WFB	Monroe Retail Center	Monroe	WA	Retail	1,597,636	0.2	MLMT 2005-LC1
55	NCB	Carolyn Court Owners, Inc.	Mamaroneck	NY	Multifamily	998,659	0.1	CSMC 2006-C1
	Total					$463,947,026	57.0%

(1)   The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan in this securitization paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Characteristics of the Mortgage Pool

E.         Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF/ Rooms/ Units	Loan per SF/ Room/Unit ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
1	Natixis	One Court Square	NY	Office	$80,000,000	9.8%	$80,000,000	49.9%	1,401,609	$225	2.51x	10.4%	49.2%	49.2%	59	59
10	SPREF	Paper Factory Hotel	NY	Hospitality	25,000,000	3.1	23,689,140	14.8	123	203,252	1.29	9.8	59.5	56.4	10	58
12	SPREF	Cooper’s Crossing	MD	Multifamily	21,700,000	2.7	20,735,991	12.9	727	60,523	1.46	9.9	64.6	61.7	17	53
17	SPREF	Royal Oaks Apartments	FL	Multifamily	13,000,000	1.6	12,636,431	7.9	69	188,406	1.22	8.1	68.4	66.5	35	59
18	Natixis	University Office Plaza	DE	Office	12,000,000	1.5	11,166,857	7.0	184,334	65	1.71	12.0	68.2	63.4	10	58
27	SPREF	Sheraton Suites Chicago - Elk Grove	IL	Hospitality	7,500,000	0.9	7,169,402	4.5	253	29,644	1.85	15.7	58.1	55.6	22	58
Total/Weighted Average					$159,200,000	19.5%	$155,397,822	97.0%			1.98x	10.4%	56.3%	54.8%	38	58

(1)   The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information take no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)   Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Characteristics of the Mortgage Pool

F.         Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	16	$231,284,843	28.4%	63.3%	59.1%	1.59	x	9.1%	8.6%	4.578%
Anchored	8	184,836,267	22.7	63.0	59.7	1.66		9.3	8.7	4.568
Single Tenant	6	39,850,940	4.9	66.8	58.9	1.29		8.2	8.0	4.637
Unanchored	2	6,597,636	0.8	50.4	41.5	1.61		10.8	9.9	4.520
Office	11	194,608,991	23.9	53.8	50.8	2.32		10.8	10.3	4.204
CBD	4	143,243,711	17.6	48.7	47.3	2.59		10.8	10.4	4.064
Suburban	4	24,989,960	3.1	69.7	62.1	1.61		11.5	9.9	4.545
Office/R&D	1	21,000,000	2.6	66.5	60.8	1.58		10.1	9.7	4.529
Medical	2	5,375,320	0.7	64.4	53.2	1.50		10.0	9.7	5.087
Hospitality	7	160,703,971	19.7	65.9	55.1	1.81		12.6	11.4	4.816
Full Service	5	148,291,384	18.2	65.6	55.1	1.82		12.6	11.4	4.806
Limited Service	2	12,412,588	1.5	69.3	55.0	1.65		12.4	10.9	4.942
Multifamily	15	83,994,659	10.3	46.2	41.6	4.21		24.0	23.8	4.521
Garden	4	48,493,080	6.0	68.7	63.1	1.36		9.2	8.8	4.985
Cooperative	11	35,501,579	4.4	15.4	12.3	8.10		44.3	44.3	3.887
Manufactured Housing Community	1	75,000,000	9.2	64.1	56.0	1.37		8.3	8.2	4.390
Manufactured Housing Community	1	75,000,000	9.2	64.1	56.0	1.37		8.3	8.2	4.390
Industrial	3	24,000,000	2.9	65.5	57.3	1.32		9.4	8.2	4.676
Flex	3	24,000,000	2.9	65.5	57.3	1.32		9.4	8.2	4.676
Self Storage	4	19,700,000	2.4	55.0	48.1	1.91		11.1	10.9	4.553
Self Storage	4	19,700,000	2.4	55.0	48.1	1.91		11.1	10.9	4.553
Other	1	15,957,300	2.0	16.6	10.2	4.87		36.5	36.1	4.190
Parking Garage	1	15,957,300	2.0	16.6	10.2	4.87		36.5	36.1	4.190
Mixed Use	1	9,250,000	1.1	45.6	45.6	1.93		9.6	8.8	4.494
Retail/Office	1	9,250,000	1.1	45.6	45.6	1.93		9.6	8.8	4.494
Total/Weighted Average:	59	$814,499,765	100.0%	58.6%	52.8%	2.13	x	12.3%	11.7%	4.506%

(1)   Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to the One Court Square mortgage loan, the Yosemite Resorts mortgage loan, the Hilton Nashville mortgage loan, the 11 Madison Avenue mortgage loan and the Cooper’s Crossing mortgage loan, each of which is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information take no account of subordinate debt (whether or not secured by the related mortgaged property) that is allowed under the terms of such mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Characteristics of the Mortgage Pool

G.         Geographic Distribution(1)(2)

Location(3)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	20	$354,229,231	43.5%	62.1%	54.6%	1.71	x	11.0%	10.5%	4.551%
Southern	8	202,651,012	24.9	58.2	52.4	1.72		10.9	10.6	4.532
Northern	12	151,578,219	18.6	67.3	57.5	1.70		11.1	10.4	4.576
New York	16	191,687,846	23.5	42.2	40.3	3.55		17.2	16.8	4.147
Texas	4	75,868,400	9.3	66.5	64.7	1.84		9.5	8.9	4.645
Tennessee	1	49,877,353	6.1	64.9	52.9	1.76		12.0	10.9	4.620
Other(4)	18	142,836,936	17.5	65.5	58.8	1.54		10.3	9.4	4.764
Total/Weighted Average	59	$814,499,765	100.0%	58.6%	52.8%	2.13	x	12.3%	11.7%	4.506%

(1)   The mortgaged properties are located in 14 states and the District of Columbia.

(2)    Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to the One Court Square mortgage loan, the Yosemite Resorts mortgage loan, the Hilton Nashville mortgage loan, the 11 Madison Avenue mortgage loan and the Cooper’s Crossing mortgage loan, each of which is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information take no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of such mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(3)   For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(4)   Includes 10 other states and the District of Columbia.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Characteristics of the Mortgage Pool

H.          Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)		Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
998,536 - 1,000,000		2	$1,997,195	0.2%
1,000,001 - 2,000,000		6	10,139,611	1.2
2,000,001 - 3,000,000		3	7,136,563	0.9
3,000,001 - 4,000,000		3	10,272,964	1.3
4,000,001 - 5,000,000		6	27,058,556	3.3
5,000,001 - 6,000,000		5	26,571,666	3.3
6,000,001 - 7,000,000		3	18,984,188	2.3
7,000,001 - 8,000,000		4	30,579,626	3.8
8,000,001 - 9,000,000		3	26,087,001	3.2
9,000,001 - 10,000,000		1	9,250,000	1.1
10,000,001 - 15,000,000		5	61,793,711	7.6
15,000,001 - 20,000,000		2	32,207,300	4.0
20,000,001 - 30,000,000		5	117,330,000	14.4
30,000,001 - 50,000,000		4	149,177,353	18.3
50,000,001 - 70,000,000		2	130,914,031	16.1
70,000,001 - 80,000,000		2	155,000,000	19.0
Total:		56	$814,499,765	100.0%
Average:		$14,544,639
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance		% of Cut-off Date Balance
1.14 - 1.20	2	$16,080,463		2.0%
1.21 - 1.30	4	44,900,000		5.5
1.31 - 1.40	7	172,907,268		21.2
1.41 - 1.50	4	29,677,650		3.6
1.51 - 1.60	5	72,189,960		8.9
1.61 - 1.70	6	43,997,670		5.4
1.71 - 1.80	1	5,300,000		0.7
1.81 - 1.90	3	18,912,588		2.3
1.91 - 2.00	1	49,877,353		6.1
2.01 - 2.50	8	191,497,934		23.5
2.51 - 3.00	1	80,000,000		9.8
3.01 - 3.50	1	3,145,314		0.4
3.51 - 4.00	4	45,188,922		5.5
4.01 - 46.28	9	40,824,644		5.0
Total:	56	$814,499,765		100.0%
Weighted Average:	2.23x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance		% of Cut-off Date Balance
1.10 - 1.20	3	$27,030,463		3.3%
1.21 - 1.30	7	84,727,268		10.4
1.31 - 1.40	8	163,430,000		20.1
1.41 - 1.50	6	69,917,610		8.6
1.51 - 1.60	5	41,147,670		5.1
1.61 - 1.70	2	12,412,588		1.5
1.71 - 1.80	3	67,177,353		8.2
1.81 - 1.90	2	12,736,267		1.6
1.91 - 2.00	3	99,250,000		12.2
2.01 - 2.25	2	67,511,667		8.3
2.51 - 3.00	1	80,000,000		9.8
3.01 - 3.50	1	3,145,314		0.4
3.51 - 4.00	4	45,188,922		5.5
4.01 - 46.28	9	40,824,644		5.0
Total:	56	$814,499,765		100.0%
Weighted Average:	2.13x

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Refinance	43	$666,497,734	81.8%
Acquisition	13	148,002,031	18.2
Total:	56	$814,499,765	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
3.560 - 3.750	1	$35,000,000	4.3%
3.751 - 4.000	10	113,005,058	13.9
4.001 - 4.250	3	29,455,162	3.6
4.251 - 4.500	8	154,534,926	19.0
4.501 - 4.750	21	359,783,040	44.2
4.751 - 5.000	7	59,852,548	7.3
5.001 - 5.250	4	25,875,320	3.2
5.751 - 5.842	2	36,993,711	4.5
Total:	56	$814,499,765	100.0%
Weighted Average:	4.506%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
7.4 - 8.0	4	$31,730,463	3.9%
8.1 - 9.0	8	177,157,268	21.8
9.1 - 10.0	14	236,977,650	29.1
10.1 - 11.0	7	118,437,630	14.5
11.1 - 12.0	3	68,377,353	8.4
12.1 - 13.0	3	17,648,855	2.2
13.1 - 14.0	2	67,511,667	8.3
14.1 - 15.0	1	35,000,000	4.3
15.1 - 16.0	1	7,500,000	0.9
16.1 - 17.0	1	2,700,000	0.3
17.1 - 20.0	2	8,337,633	1.0
20.1 - 262.3	10	43,121,247	5.3
Total:	56	$814,499,765	100.0%
Weighted Average:	12.3%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
7.1 - 8.0	10	$117,614,651	14.4%
8.1 - 9.0	12	270,123,080	33.2
9.1 - 10.0	10	175,817,610	21.6
10.1 - 11.0	5	76,715,806	9.4
11.1 - 12.0	3	17,558,071	2.2
12.1 - 13.0	2	67,511,667	8.3
13.1 - 15.0	1	35,000,000	4.3
15.1 - 16.0	1	2,700,000	0.3
16.1 - 20.0	2	8,337,633	1.0
20.1 - 262.3	10	43,121,247	5.3
Total:	56	$814,499,765	100.0%
Weighted Average:	11.7%

(1)	For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. The debt service coverage ratio, debt yield and loan-to-value information do not take into account any subordinate debt (whether or not secured by the mortgaged property), that is allowed under the terms of any mortgage loan. With respect to the Pari Passu Mortgage Loans, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of such mortgage loan. See Annex A-1 to the Free Writing Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
60	6	$159,200,000	19.5%
118 - 120	50	655,299,765	80.5
Total:	56	$814,499,765	100.0%
Weighted Average:	108 months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
53 - 59	6	$159,200,000	19.5%
116 - 120	50	655,299,765	80.5
Total:	56	$814,499,765	100.0%
Weighted Average:	107 months
ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Non-Amortizing	7	$218,950,000	26.9%
240	1	15,957,300	2.0
300	2	8,908,556	1.1
301 - 360	44	557,091,555	68.4
480	2	13,592,354	1.7
Total:	56	$814,499,765	100.0%
Weighted Average(3):	359 months

(2)   The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)    Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Non-Amortizing	7	$218,950,000	26.9%
239	1	15,957,300	2.0
240 - 300	2	8,908,556	1.1
301 - 360	44	557,091,555	68.4
361 - 479	2	13,592,354	1.7
Total:	56	$814,499,765	100.0%
Weighted Average(5):	358 months

(4)   The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5)   Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Hard	21	$411,787,582	50.6%
Springing	10	110,210,224	13.5
Soft	5	201,000,000	24.7
None	20	91,501,960	11.2
Total:	56	$814,499,765	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Lockout / Defeasance / Open	41	$677,348,186	83.2%
GTR YM or 1% / GTR YM or 1% or Defeasance / Open	1	80,000,000	9.8
GTR YM or 1% / 1% / Open	11	35,501,579	4.4
Lockout / GTR YM or 1% or Defeasance / Open	1	13,850,000	1.7
Lockout / GTR YM or 1% / Open	2	7,800,000	1.0
Total:	56	$814,499,765	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
3.4 - 20.0	10	$46,016,963	5.6%
20.1 - 25.0	1	3,145,314	0.4
30.1 - 35.0	2	37,296,603	4.6
40.1 - 45.0	2	4,297,636	0.5
45.1 - 50.0	2	89,250,000	11.0
50.1 - 55.0	3	16,286,267	2.0
55.1 - 60.0	8	119,793,711	14.7
60.1 - 65.0	10	205,479,384	25.2
65.1 - 70.0	13	247,390,806	30.4
70.1 - 75.0	4	37,243,080	4.6
75.1 - 77.6	1	8,300,000	1.0
Total:	56	$814,499,765	100.0%
Weighted Average:	58.6%

BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
2.7 - 20.0	11	$49,162,277	6.0%
20.1 - 25.0	1	2,296,603	0.3
30.1 - 35.0	2	36,597,636	4.5
40.1 - 45.0	3	12,936,267	1.6
45.1 - 50.0	6	111,086,752	13.6
50.1 - 55.0	9	117,114,437	14.4
55.1 - 60.0	12	279,125,794	34.3
60.1 - 65.0	9	119,180,000	14.6
65.1 - 67.7	3	87,000,000	10.7
Total:	56	$814,499,765	100.0%
Weighted Average:	52.8%

AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-only, Amortizing Balloon	25	$375,530,000	46.1%
Amortizing Balloon	24	220,019,765	27.0
Interest-only, Balloon	7	218,950,000	26.9
Total:	56	$814,499,765	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
6	1	$8,300,000	1.0%
12	5	53,700,000	6.6
24	7	70,200,000	8.6
36	4	108,350,000	13.3
58	1	21,000,000	2.6
60	7	113,980,000	14.0
Total:	25	$375,530,000	46.1%
Weighted Average:	38 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
0	3	$28,250,000	3.5%
1	35	454,384,347	55.8
2	16	308,025,458	37.8
4	1	2,139,960	0.3
7	1	21,700,000	2.7
Total:	56	$814,499,765	100.0%
Weighted Average:	2 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Certain Terms and Conditions

V.           Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without applicable Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the applicable Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A, X-B, X-D, X-E, X-FG and X-H Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, B, C and PEX Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”). If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date. Interest entitlements may be reduced first on the Class D and X-D Certificates, pro rata, and then on the Class C and B regular interests, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class D Certificates and the Class C, B and A-S regular interests, then to the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest (with any losses on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B and C regular interests and the Class D and X-D Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date. For a discussion on the allocation of amounts distributable in respect of the Class A-S, B and C regular interests, see “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” below.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

	1.	Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-E, X-FG and X-H Certificates and Class A-4FX regular interest: To interest on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-E, X-FG and X-H Certificates and the Class A-4FX regular interest, pro rata, according to their respective interest entitlements.

	2.	Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest: To principal on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, on a pro rata basis, to principal on the Class A-4 Certificates and the Class A-4FX regular interest until their respective Certificate Principal Balances are reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates, other than the Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS3	Certain Terms and Conditions

A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.	Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest: To reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.	Class A-S regular interest: To make distributions on the Class A-S regular interest as follows: (a) first, to interest on the Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.	Class B regular interest: To make distributions on the Class B regular interest as follows: (a) first, to interest on the Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S regular interests), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.	Class C regular interest: To make distributions on the Class C regular interest as follows: (a) first, to interest on the Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX, A-S and B regular interests), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.

Class D and X-D Certificates:  To make distributions on the Class D and X-D Certificates as follows:  (a) first, to interest on the Class D and X-D Certificates, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX, A-S, B and C regular interests), to principal on the Class D Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

8.	Class E Certificates: To make distributions on the Class E Certificates as follows: (a) first, to interest on the Class E Certificates, in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and the Class A-4FX, A-S, B and C regular interests), to principal on the Class E Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class E Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS3	Certain Terms and Conditions

9.

After the Class A-1, A-2, A-3, A-4 and A-SB Certificates, the Class A-4FX, A-S, B and C regular interests and the Class D and E Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class F, G and H Certificates sequentially in that order in a manner analogous to the Class E Certificates.

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:

On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $55,997,000, $43,780,000 and $42,761,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S”, “Class PEX Component B” and “Class PEX Component C”, respectively (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable. In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:	If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the Certificate Administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Allocation of Yield Maintenance and Prepayment Premiums:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and Class A-4FX, A-S, B and C regular interests, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus) for such class or regular interest, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class or regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FX and A-4FL Certificates and the Exchangeable Certificates) and the Class A-4FX, A-S, B and C regular interests for that distribution date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-4FX and A-S regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS3	Certain Terms and Conditions

Principal Balance Certificates (other than the Class A-4FX and A-4FL Certificates and the Exchangeable Certificates) and the Class A-4FX, A-S, B and C regular interests for that distribution date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-4FX and A-S regular interests as described above, and (3) to the Class X-B Certificates, any remaining such yield maintenance charge or prepayment premium not distributed as described above. No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, X-E, X-FG, X-H, E, F, G, H, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus. See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-SB, D, E, F, G and H Certificates, and the Class A-4FX, A-S, B and C regular interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date. Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero: first, to Class H; second, to Class G; third, to Class F; fourth, to Class E; fifth, to Class D; sixth, to the Class C regular interest; seventh, to the Class B regular interest; eighth, to the Class A-S regular interest; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest based on their outstanding Certificate Principal Balances. Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on the Class D and X-D Certificates and the Class C and B regular interests) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class D Certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest (with any write-offs on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order. Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4 or A-SB Certificates or the Class A-4FX or A-S regular interests as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B regular interest as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-E Certificates will be reduced by the amount of all losses that are allocated to the Class E Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-FG Certificates will be reduced by the amount of all losses that are allocated to the Class F and G Certificates as write-offs in reduction of their Certificate Principal Balance. The notional amount of the Class X-H Certificates will be reduced by the amount of all losses that are allocated to the Class H Certificates as write-offs in reduction of its Certificate Principal Balance.

Debt Service Advances:	The related Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each of the One Court Square mortgage loan, the Yosemite Resorts mortgage loan, the Hilton Nashville mortgage loan, the 11 Madison Avenue mortgage loan and the Cooper’s Crossing mortgage loan but not the related companion loans), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except (a) that interest payments on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-E, X-FG and X-H Certificates and the Class A-4FX regular interest would be affected on a pari passu basis and (b) interest payments on the Class D and X-D Certificates would be affected on a pari passu basis and according to the alphabetical designation of the Class D Certificates).

Servicing Advances:	The related Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS3	Certain Terms and Conditions

of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The master servicer under the WFCM 2015-NXS3 securitization will have the primary obligation to make any servicing advances with respect to the One Court Square loan combination and the Yosemite Resorts loan combination. The master servicer under the WFCM 2015-NXS2 securitization will have the primary obligation to make any servicing advances with respect to the Cooper’s Crossing loan combination. The master servicer under the CGCMT 2015-P1 securitization will have the primary obligation to make any servicing advances with respect to the Hilton Nashville loan combination. The master servicer under the MAD 2015-11MD securitization will have the primary obligation to make any servicing advances with respect to the 11 Madison Avenue loan combination.

Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-SB, PEX and D Certificates and the Class A-4FX, A-S, B and C regular interests have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:	A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of the “subordinate class”, which means (except as described below under “Control and Consultation”): (a) during a “subordinate control period”, the most subordinate class among the Class E, F, G and H Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class E, F, G and H Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS3	Certain Terms and Conditions

Control and Consultation:	The rights of various parties to replace each Special Servicer and approve or consult with respect to major actions of each Special Servicer will vary according to defined periods. A “subordinate control period” will exist as long as the Class E Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period (other than with respect to the One Court Square loan combination, the Hilton Nashville loan combination, the 11 Madison Avenue loan combination and the Cooper’s Crossing loan combination), (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by each Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace each Special Servicer with or without cause, and appoint itself or another person as the applicable successor special servicer. It will be a condition to such appointment that DBRS, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A “collective consultation period” will exist as long as the Class E Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, each Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with asset status reports and material special servicing actions (other than with respect to the One Court Square loan combination, the Hilton Nashville loan combination, the 11 Madison Avenue loan combination and the Cooper’s Crossing loan combination). A “senior consultation period” will exist as long as either (i) the Class E certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. Notwithstanding the foregoing and the definition of “subordinate class”, if at any time the principal balances of the principal balance certificates (other than the Class E, F, G and H certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then a subordinate control period will be deemed to then be in effect, and in such case the “subordinate class” will be the most subordinate class among the Class E, F, G and H certificates that has an aggregate principal balance greater than zero without regard to appraisal reduction amounts. In general, during a senior consultation period, each Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions (other than with respect to the One Court Square loan combination, the Hilton Nashville loan combination, the 11 Madison Avenue loan combination and the Cooper’s Crossing loan combination), and, in general, no subordinate class representative will be recognized or have any right to terminate any Special Servicer or approve, direct or consult with respect to servicing matters. With respect to the Yosemite Resorts mortgage loan, the rights of the subordinate class representative described above will be subject to the consultation rights of the holder of the related pari passu companion loans as described under “Loan Combinations” below.

Notwithstanding any contrary description set forth above, during a subordinate control period, LNR Partners, LLC may only be terminated as a special servicer by the majority subordinate class representative or the subordinate class representative without cause if LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the then-subordinate class.

Notwithstanding any contrary description set forth above, with respect to the One Court Square loan combination, the related loan combination will be serviced under the WFCM 2015-NXS3 pooling and servicing agreement, however control and consultation rights similar to those rights described above will be held by the holder of the One Court Square controlling pari passu companion loan, which is currently Natixis Real Estate Capital LLC. In addition, the WFCM 2015-NXS3 trust and each holder of a pari passu companion loan in the related loan combination (including any subordinate class representative or special servicer under any securitization of such pari passu companion loan) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Certain Terms and Conditions

will be in addition to the rights of the holder of the One Court Square controlling pari passu companion loan.

Also, notwithstanding any contrary description set forth above, with respect to the Yosemite Resort mortgage loan, each holder of a pari passu companion loan in the related loan combination (including any subordinate class representative or special servicer under any securitization of such pari passu companion loan) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction described above.

Also, notwithstanding any contrary description set forth above, with respect to the Hilton Nashville mortgage loan and the Cooper’s Crossing mortgage loan, in general the related loan combination will be serviced under the CGCMT 2015-P1 pooling and servicing agreement and WFCM 2015-NXS2 pooling and servicing agreement, respectively, which grant to the related subordinate class representative control rights that may include the right to approve or disapprove various material servicing actions involving the related loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Hilton Nashville loan combination and the Cooper’s Crossing loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the subordinate class representative under the CGCMT 2015-P1 and WFCM 2015-NXS2 securitization, respectively, but any collective consultation period or senior consultation period under the CGCMT 2015-P1 and WFCM 2015-NXS2 securitization, respectively, will operate to prevent the exercise of the consultation rights of the subordinate class representative hereof.

With respect to the 11 Madison Avenue mortgage loan, such mortgage loan will be serviced under the MAD 2015-11MD trust and servicing agreement, which does not provide for subordinate class representative (or similar party). So long as the 11 Madison Avenue subordinate companion loans are included in the MAD 2015-11MD securitization, there will be no certificateholder under the MAD 2015-11MD trust and servicing agreement or under any other pooling and servicing agreement that will be entitled to exercise control, consent or consultation rights with respect to such loan combination.

In general, loan combination control rights also include the right, in certain circumstances, to direct the replacement of the applicable special servicer for the related loan combination only.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority subordinate certificateholder or the subordinate class representative is a borrower, a manager of a related mortgaged property, an affiliate of any borrower or manager of a related mortgaged property, or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of a borrower, a manager of a related mortgaged property or an affiliate of any borrower (a “borrower party”), the majority subordinate certificateholder and the subordinate class representative will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the applicable Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “excluded loan”.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a subordinate class certificateholder is a borrower party, such subordinate class certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement with respect to such mortgage loan, and such subordinate class certificateholder will be referred to as an “excluded controlling class holder”.

Replacement of Special Servicer by General Vote of Certificateholders:	During any ”collective consultation period” or “senior consultation period”, each Special Servicer (other than Midland) may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of a Special Servicer without cause must cause DBRS, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Excluded Special Servicer	In the event that, with respect to any mortgage loan, a Special Servicer is a borrower party, such Special Servicer will be required to resign as special servicer of such mortgage loan (referred to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Certain Terms and Conditions

as a “excluded special servicer loan”), and, during a subordinate control period, the majority subordinate certificateholder or subordinate class representative on its behalf (or, in the case of the One Court Square mortgage loan, the holder of the One Court Square controlling pari passu companion loan), will be entitled to appoint (and replace with or without cause) a separate special servicer that is not a borrower party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless (except with respect to the One Court Square mortgage loan) such excluded special servicer loan is also an excluded loan (or, in the case of the One Court Square mortgage loan, the holder of the One Court Square controlling pari passu companion loan is a borrower party with respect to such excluded special servicer loan), in which case the largest subordinate class certificateholder that is not an excluded controlling class holder will be entitled to appoint (and replace with or without cause) the excluded special servicer. During a collective consultation period, the largest subordinate class certificateholder that is not an excluded controlling class holder with respect to such excluded special servicer loan will have the right to appoint the excluded special servicer. During a senior consultation period (or during (i) a subordinate control period if the excluded special servicer loan is also an excluded loan (or, solely with respect to the One Court Square mortgage loan, the holder of the One Court Square controlling pari passu companion loan is a borrower party with respect to such excluded special servicer loan) and all subordinate class certificateholders are also excluded controlling class holders with respect to such excluded special servicer loan, or (ii) a collective consultation period if all subordinate class certificateholders are also excluded controlling class holders with respect to such excluded special servicer loan), upon resignation of a Special Servicer with respect to an excluded special servicer loan, such resigning Special Servicer will appoint the excluded special servicer.

Appraisal Remedy:	Solely for purposes of determining whether a “subordinate control period” is in effect, whenever a Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans serviced by such Special Servicer will have the right (at its or their expense) to direct such Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property. The applicable Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class E, F, G or H Certificates or other designated certificateholders will be entitled (at its expense) to present an additional appraisal to such Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:	There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize each Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties. The sale of a defaulted loan (other than the One Court Square mortgage loan, the Hilton Nashville mortgage loan, the 11 Madison Avenue mortgage loan and the Cooper’s Crossing mortgage loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor and, in the case of the Yosemite Resorts mortgage loan, consultation rights of the holders of the related pari passu companion loans, as described in the Free Writing Prospectus. With respect to the One Court Square mortgage loan, the sale of a related defaulted loan for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the One Court Square controlling pari passu companion loan and/or the Trust Advisor and consultation rights of the WFCM 2015-NXS3 trust and holders of the related non-controlling pari passu companion loans, as described in the Free Writing Prospectus.

In the case of the Hilton Nashville mortgage loan, the 11 Madison Avenue mortgage loan and the Cooper’s Crossing mortgage loan, pursuant to the related intercreditor agreement and the CGCMT 2015-P1 pooling and Servicing Agreement, the MAD 2015-11MD trust and servicing agreement and the WFCM 2015-NXS2 pooling and servicing agreement, respectively, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related loan combination during such time as the related companion loan constitutes a defaulted mortgage loan under the related pooling and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the applicable mortgage loan and the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Certain Terms and Conditions

companion loan(s) as a whole loan. The subordinate class representative for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the applicable Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:	The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding each Special Servicer to the Certificate Administrator. The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by a Special Servicer with respect to any mortgage loan serviced by such Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with each Special Servicer to conduct a limited review of such Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period, any senior consultation period or, (only with respect to any excluded loan), any subordinate control period, each Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by such Special Servicer. Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of a Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause DBRS, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect. The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, A-S, B, C, and D Certificates are retired.

Certain Fee Offsets:	If a workout fee is earned by a Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified. In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee. Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by a Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by each Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that LNR Securities Holdings, LLC or another affiliate will be the initial majority subordinate certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Certain Terms and Conditions

Loan Combinations:

Each of the mortgaged properties identified on Annex A-1 to the Free Writing Prospectus as One Court Square, Yosemite Resorts, Hilton Nashville, 11 Madison Avenue and Cooper’s Crossing secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, which will be pari passu or subordinate in right of payment with the trust mortgage loan. We refer to each such group of mortgage loans as a “loan combination”. The One Court Square loan combination and the Yosemite Resorts loan combination will be principally serviced under the pooling and servicing agreement. The Hilton Nashville loan combination, 11 Madison Avenue loan combination, and Cooper’s Crossing loan combination will be principally serviced under the pooling and servicing agreement (or trust and servicing agreement) for the CGCMT 2015-P1, MAD 2015-11MD and WFCM 2015-NXS2 securitization, respectively.

As of the closing date, the companion loans in such loan combinations will be held by the parties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of Loan Combinations”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

ONE COURT SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

ONE COURT SQUARE	Certain Terms and Conditions

One Court Square
One Court Square
Long Island City, NY 11101
MANHATTAN
QUEENS
BROOKLYN
Upper East Side
Murray Hill
Kips Bay
Roosevelt Island
East River
Long Island City
Queensbridge
Hunters Point
Greenpoint
Newtown Creek
Queensboro Bridge
Queens Plaza North
Queens Plaza South
Queens-Midtown Tunnel
Long Island Expressway
FDR Drive
Vernon Blvd.
Jackson Ave.
Thomson Ave.
Skillman Ave.
McGuinness Blvd.
Greenpoint Ave.
Long Island Railroad
East River Ferry
Fisher Landau Center for Art 3 blocks
JetBlue Corporate Headquarters
U.S. Citizenship & Immigration Services
The International High School at LaGuardia Comm. College
LaGuardia Performing Arts Center
CUNY School of Law
Queens Library at Court Square
Ravenswood Generating Station
Queens Bridge Park
Gantry Plaza State Park
Hunters Point South Park
Franklin D. Roosevelt Four Freedoms Park
Goldwater Memorial Hospital
Firefighters Field
NY Public Library - Roosevelt Is.
Hospital for Special Surgery
Cornell School of Medicine
Sloan-Kettering Cancer Center
New York Weill Cornell Medical Center
Rockefeller University Hospital
Japan Society
United Nations Headquarters
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
To Wall Street/ Pier 11
Atlantic Ocean
NEW YORK CITY
BRONX
JERSEY CITY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

No. 1 – One Court Square

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$80,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$80,000,000			Location:	Long Island City, NY
% of Initial Pool Balance:	9.8%			Size:	1,401,609 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$224.74
Borrower Name:	Waterbridge Court Square Holdings LLC			Year Built/Renovated:	1989/2014
Sponsors(2):	Various			Title Vesting:	Fee
Mortgage Rate:	3.893%			Property Manager(5):	Tenant-managed
Note Date:	September 1, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	September 5, 2020			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	100.0% (10/1/2015)
Loan Term (Original):	60 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI(6):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(6):	NAV
Call Protection:	GRTR 1% or YM(25),GRTR 1% or YM or D(31),O(4)			Most Recent NOI(6):	NAV
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu, Future Mezzanine
				U/W Revenues(7):	$54,976,719
				U/W Expenses(7):	$22,110,231
				U/W NOI(7):	$32,866,488
				U/W NCF(7):	$31,254,638
				U/W NOI DSCR(1)(7):	2.64x
Escrows and Reserves(4):				U/W NCF DSCR(1)(7):	2.51x
				U/W NOI Debt Yield(1)(7):	10.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1)(7):	9.9%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$640,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 30, 2015
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	49.2%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD(1):	49.2%

(1)	The One Court Square Loan Combination (as defined below), totaling $315,000,000, is comprised of four pari passu notes (Notes A-1, A-2, A-3 and A-4). The non-controlling Note A-4 had an original principal balance of $80,000,000, has an outstanding principal balance of $80,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS3 Trust. The controlling Note A-1 had an original principal balance of $50,000,000 and will be held by Natixis Real Estate Capital LLC. The non-controlling Notes A-2 and A-3 had an original principal balance of $95,000,000 and $90,000,000, respectively, are currently held by Natixis Real Estate Capital LLC (although Natixis Real Estate Capital LLC reserves the right to reapportion the balance or sub-divide such notes) and are expected to be contributed to a future trust or trusts. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the One Court Square Loan Combination.

(2)	See “The Sponsors” section.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	See “Property Management” section.

(6)	Historical financials are not available. Citibank, N.A.’s lease is a triple net lease, wherein Citibank, N.A. is responsible for direct payment of taxes, insurance, utilities, and other operating expenses.

(7)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “One Court Square Loan Combination”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2, A-3 and A-4) secured by a first mortgage encumbering a class A office complex located in Long Island City, New York (the “One Court Square Property”). The One Court Square Loan Combination was originated on September 1, 2015 by Natixis Real Estate Capital LLC. The One Court Square Loan Combination had an original principal balance of $315,000,000, has an outstanding principal balance as of the Cut-off Date of $315,000,000 and accrues interest at an interest rate of 3.893% per annum. The One Court Square Loan Combination had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments through the term of the One Court Square Loan Combination. The One Court Square Loan Combination matures on September 5, 2020.

The non-controlling Note A-4, which will be contributed to the WFCM 2015-NXS3 Trust, had an original principal balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $80,000,000. The controlling Note A-1 had an original

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

ONE COURT SQUARE

principal balance of $50,000,000 and is held by Natixis Real Estate Capital LLC. The non-controlling Notes A-2 and A-3 had an original principal balance of $95,000,000 and $90,000.000, respectively, are currently held by Natixis Real Estate Capital LLC and are expected to be contributed to a future trust or trusts. Each of the mortgage loans evidenced by Notes A-1, A-2 and A-3 are referred to herein as the “One Court Square Companion Loans”. The lender provides no assurances that any non-securitized pari-passu note will not be split further. See “Description of the Mortgage Pool—Loan Combinations—The One Court Square Loan Combination” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the One Court Square Loan Combination in whole or in part. The borrower has the right to prepay the One Court Square Loan Combination in whole or in part on any date before June 5, 2020, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the One Court Square Loan Combination is prepayable without penalty on or after June 5, 2020.

Sources and Uses

Sources			Uses
Original loan combination amount	$315,000,000	94.0%	Loan payoff(1)	$290,000,000	86.6%
Sponsor’s new cash contribution	19,932,157	6.0	B-note payoff	25,000,000	7.5
			Closing costs	19,932,157	6.0
Total Sources	$334,932,157	100.0%	Total Uses	$334,932,157	100.0%

(1)	The One Court Square Property was previously securitized in the CD 2005-CD1 transaction.

The Property. The One Court Square Property is a class A, LEED Silver certified office complex located in Long Island City, New York in the borough of Queens. The One Court Square Property is comprised of a 50-story tower and two low-rise buildings connected via a glass rotunda and bridge with landscaped plaza. The One Court Square Property is the tallest building in the state of New York outside of Manhattan, with unobstructed views of the New York City skyline. The One Court Square Property contains in the aggregate approximately 1,538,747 square feet of gross rentable area, as per re-measurement based on current market practices, situated on approximately 1.9 acres. The One Court Square Property is currently 100.0% leased to Citibank, N.A. (‘‘Citibank’’ or “Citi”) pursuant to a triple-net lease. As per the current lease, the total gross leasable area is 1,401,609 square feet. The One Court Square Property was built-to-suit for Citibank and has been fully-leased by Citibank since construction in 1989. Between 2012 and 2014, Citibank fully renovated and modernized 15 floors of the One Court Square Property, while upgrading the pantries and bathrooms on an additional 10 floors. Citibank spent approximately $100.0 million ($71.19 per square foot) on these renovations. The One Court Square Property has a multi-level lobby of white marble, tinted glass, and black terrazzo flooring. The One Court Square Property contains many amenities including a fitness center and dining services, an ATM, a florist, a newsstand, a beauty salon, a shoe repair shop, a gourmet coffee stand, and a branch of the Queens Public Library. Citibank is rated A+/A1/A by Fitch/Moody’s/S&P and is the consumer and corporate banking arm of Citigroup, Inc. (‘‘Citigroup’’) (NYSE: C). Citigroup, headquartered in New York City, is one of the largest financial services holding company in the world, providing a range of financial services to consumer and corporate customers around the globe. In the second quarter of 2015, Citigroup reported net income of $4.8 billion on revenues of $19.5 billion, compared to net income of $181.0 million on revenues of $19.3 billion for the second quarter of 2014. Citibank has retail operations in more than 100 countries and over 1,400 offices, more than half of which are located in the United States. Citibank offers banking services to consumers and small businesses, offering deposits and loans, and utilizing Citigroup’s range of financial services, by offering insurance and investment products. There are approximately 5,000 Citibank employees working at the One Court Square Property in various divisions that include consumer banking, retail banking, credit cards and compliance. The credit card unit of Citibank is one of the largest users of space in the One Court Square Property. As of October 1, 2015, the One Court Square Property is 100.0% leased to Citibank.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

ONE COURT SQUARE

The following table presents certain information relating to the tenancy at the One Court Square Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Citibank(1)	A+/A1/A	1,401,609	100.0%	$25.51	$35,760,000	100.0%	5/11/2020(2)
Total Major Tenant		1,401,609	100.0%	$25.51	$35,760,000	100.0%

Occupied Collateral Total		1,401,609	100.0%	$25.51	$35,760,000	100.0%

Vacant Space		0	0.0%

Collateral Total		1,401,609	100.0%

(1)	Citibank subleases a portion of the retail space to outside tenants and the 44th floor to National Benefit Life Insurance Company.

(2)	Citibank has five, five-year extension options at 95.0% of fair market value, with 15 months prior notice, for either (i) the entire premises; (ii) a portion of the premises containing not less than three continuous office floors on or above the sixth floor plus all/or any portion of the retail space and/or storage space located in the lobby and/or sub-concourse, the mechanical areas, rooftop areas, and the 3rd floor and/or 4th floor and/or 50th floor, whether or not the same is contiguous to any other portion of the extension premises or (iii) all or any portion of the premises comprising retail space and/or storage space located in the lobby and/or concourse areas of the building.

The following table presents certain information relating to the lease rollover schedule at the One Court Square Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	1	1,401,609	100.0%	1,401,609	100.0%	$35,760,000	$25.51
2021	0	0	0.0%	1,401,609	100.0%	$0	$0.00
2022	0	0	0.0%	1,401,609	100.0%	$0	$0.00
2023	0	0	0.0%	1,401,609	100.0%	$0	$0.00
2024	0	0	0.0%	1,401,609	100.0%	$0	$0.00
2025	0	0	0.0%	1,401,609	100.0%	$0	$0.00
Thereafter	0	0	0.0%	1,401,609	100.0%	$0	$0.00
Vacant	0	0	0.0%	1,401,609	100.0%	$0	$0.00
Total/Weighted Average	1	1,401,609	100.0%			$35,760,000	$25.51

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the One Court Square Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	10/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Citi lease.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

ONE COURT SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the One Court Square Property:

Cash Flow Analysis(1)

	In Place	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$35,760,000	$35,760,000	65.0%	$25.51
Grossed Up Vacant Space	0	0	0.0	0.00
Total Reimbursables	0	22,110,231	40.2	15.77
Other Income	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(2,893,512)(2)	(5.3)	(2.06)
Effective Gross Income	$35,760,000	$54,976,719	100.0%	$39.22

Total Operating Expenses	$0	$22,110,231	40.2%	$15.77

Net Operating Income	$35,760,000	$32,866,488	59.8%	$23.45
TI/LC	0	1,401,609	2.5	1.00
Capital Expenditures	0	210,241	0.4	0.15
Net Cash Flow	$35,760,000	$31,254,638	56.9%	$22.30

NOI DSCR(3)	2.87x	2.64x
NCF DSCR(3)	2.87x	2.51x
NOI DY(3)	11.4%	10.4%
NCF DY(3)	11.4%	9.9%

(1)	Historical financials were not available. Citibank’s lease is a triple net lease, in which Citibank is responsible for direct payment of taxes, insurance, utilities, and other operating expenses.

(2)	The underwritten economic vacancy is 5.0%. The One Court Square Property is 100.0% physically occupied as of October 1, 2015.

(3)	Based on the One Court Square Loan Combination.

Appraisal. As of the appraisal valuation date of July 30, 2015, the One Court Square Property had an “as-is” appraised value of $640,000,000, a “go dark” value of $580,000,000 and a land value of $308,100,000.

Environmental Matters. According to a Phase I environmental site assessment dated August 12, 2015, there was no evidence of any recognized environmental condition at the One Court Square Property.

Market Overview and Competition. The One Court Square Property is located in Long Island City, Queens, New York, and is built directly above the Court Square subway station, providing access to Midtown Manhattan, as well as other destinations in Manhattan, Brooklyn and Queens via the (E), (M), (G) and (7) trains. The One Court Square Property is one subway stop (approximately three minutes) from Citibank’s East 53rd Street Midtown Manhattan campus (which includes 399 Park Avenue, Citigroup Center (601 Lexington Avenue), and 875 Lexington Avenue). In 2011, the Court Square subway station was renovated for approximately $47.6 million, $33.7 million of which was contributed by Citigroup. Citigroup also built a new entrance to the Court Square complex at Jackson Avenue and 23rd Street. Access to the (F) train and the elevated (N), (Q) and (R) trains are also within a few blocks of the One Court Square Property. All subway trains along with the East River Ferry and the nearby Queensborough Bridge and Long Island Railroad’s Hunters Point Avenue Station provide access to the entire New York metropolitan area from the One Court Square Property. Access to Grand Central Station, Penn Station, and the Port Authority Bus Terminal is available from the One Court Square Property without transferring trains via the subway lines listed above.

The One Court Square Property is located in the Long Island City neighborhood, which is home to nearly 6,300 businesses employing over 90,000 people. Major office tenants include Citibank, Publicis, MetLife, Fresh Direct, Uber, New York City Department of Health, JetBlue, Steve Madden and Silvercup Studios. In 2001 37 blocks around Queens Plaza and Court Square were rezoned for large-scale development and the city designated the area a central business district. According to a Long Island City economic group, the neighborhood has added 2.0 million square feet of new class A office space since 2003, 20 hotels since 2008 and 8,600 apartment units since 2006; and an additional 22,500 apartment units are in the planning/construction phase. Long Island City’s population grew over 25.0% between 2000 and 2010, and the 22,500 residential units that are either planned or under construction will add approximately 40,000 new residents bringing the total population to approximately 160,000 by 2018. Long Island City is home to LaGuardia Community College (40,000 students/staff), which was joined by the City University of New York School of Law (600 students/staff), at Two Court Square in August of 2012. Cornell University and Technion Institute of Technology will open a technology-focused campus on Roosevelt Island by 2017. Long Island City is also home to several museums dedicated to contemporary art, such as Metropolitan Museum of Art PS1 (an affiliate of the Museum of Modern Art), Socrates Sculpture Park, the Sculpture Center and the Noguchi Museum.

Per the appraisal, the One Court Square Property is located in the Northwest Queens office submarket, which contained 13.3 million square feet of office space and reported a direct vacancy of 4.5% as of the second quarter of 2015. The appraiser’s concluded gross market rent for the One Court Square Property is $47.00 per square foot, which is in line with the competitive set average but 25.0% higher than the current Citibank gross rent ($37.61 per square foot), based on the One Court Square Property re-measurement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

ONE COURT SQUARE

The following table presents certain information relating to comparable office properties to the One Court Square Property:

Competitive Set(1)

	One Court Square (Subject)	2 Court Square	2 Gotham Center	One Pierrepont Plaza	4 Metrotech Center	15 Metrotech Center	Dumbo Heights
Location	Long Island City, NY	Long Island City, NY	Long Island City, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY
Distance from Subject	--	--	1.0 miles	5.8 miles	5.7 miles	5.6 miles	5.9 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1989/2014	2007/NAV	2008/NAV	1988/NAV	1993/NAV	2003/NAV	2015/NAV
Stories	50	17	21	19	25	19	9-12
Total GLA	1,401,609 SF	600,000 SF	3,500,000 SF	655,598 SF	1,300,000 SF	670,000 SF	959,130 SF
Occupancy	100%	100%	100%	88%	100%	100%	60% Pre-leased

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Waterbridge Court Square Holdings LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Court Square Loan Combination. Waterbridge Court Square Holdings LLC is 100.0%, owned by Court Square SREF Property Investors JV, LLC, a joint venture controlled and owned by the sponsors. Savanna Real Estate Fund III, L.P.; Savanna Real Estate (PIV) Fund III, L.P.; Savanna Real Estate Fund IIA, L.P.; Savanna Real Estate (AIV) Fund IIA, L.P. and Savanna Real Estate (PIV) Fund IIA, L.P. are the guarantors of certain nonrecourse carveouts under the One Court Square Loan Combination. OCS Master LP (“Junius”) is a limited guarantor of certain nonrecourse carveouts under the One Court Square Loan Combination.

The Sponsors. The sponsors are Savanna Real Estate Fund III, L.P.; Savanna Real Estate (PIV) Fund III, L.P.; Savanna Real Estate Fund IIA, L.P.; Savanna Real Estate (AIV) Fund IIA, L.P.; Savanna Real Estate (PIV) Fund IIA, L.P. (collectively “Savanna”) and Junius. Savanna is a New York City-based real estate investment and development firm founded in 1992 by Christopher Schlank and Nicholas Bienstock, with a senior management team averaging 17 years of experience in the commercial real estate industry. Since inception, Savanna has invested $2.8 billion of total capital across 13.0 million square feet of real estate in the northeast United States. Savanna has completed 31 investments since the inception of Fund I, all of which have been in the greater New York and Tri-State area, where Savanna continues to focus its investment activity. Savanna has executed a wide variety of transactions, including office, retail, residential, and industrial investments. Junius is a specialized real estate investment unit of the J.P. Morgan Private Bank, a division of J.P. Morgan Asset Management. Junius operates as an investment boutique with a singular focus on executing high yield real estate equity and debt investments. J.P. Morgan Asset Management is owned by J.P. Morgan Chase & Co., one of the largest banking institutions in the world.

Pursuant to the joint venture agreement among the sponsors, Junius has certain notice and cure rights (which rights were recognized by the lender) with respect to any event of default related to a scheduled monthly payment on the One Court Square Loan Combination, which cure rights are limited to no more than six times during the term of the One Court Square Loan Combination.

Escrows. So long as the One Court Square Property is leased in its entirety to Citi under the Citi lease, the loan documents do not require monthly escrows for replacement reserves, provided (i) Citi is not in default beyond any applicable notice and cure period under the Citi lease and (ii) Citi is obligated to make and pay for capital improvements and repairs pursuant to the terms of the Citi lease. So long as the One Court Square Property is leased in its entirety to Citi under the Citi lease, the loan documents do not require monthly escrows for real estate taxes and insurance premiums as long as (i) Citi is not in default beyond any applicable notice and cure period under the Citi lease; (ii) Citi is obligated to pay the real estate taxes and insurance premiums (or is permitted to self-insure) pursuant to the terms of the Citi lease; (iii) with respect to insurance premiums, Citi has not made an “Insurance Election” (as defined below) under the Citi lease and (iv) the borrower provides the lender with evidence acceptable to the lender of timely payment of such taxes and insurance premiums (if applicable), with respect to insurance premiums, only if Citi is no longer self-insuring. At any time during the last two years of the term of the Citi lease, either prior to the occurrence of a casualty or after the occurrence of a casualty to which resulting damage has been restored (other than de minimis items of work), Citi or its corporate successor may elect (“Insurance Election”) to require the landlord to maintain the insurance coverages set forth in the Citi lease by delivering written notice to the landlord.

Lockbox and Cash Management. The One Court Square Loan Combination is structured with a lender-controlled hard lockbox, which is already in place, and springing cash management. The One Court Square Loan Combination requires all rents to be transmitted directly into a lockbox account. Prior to the occurrence of a Cash Management Period or Senior Debt Service Cash Management Period (each as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period or Senior Debt Service Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account. Upon the occurrence of a Citi Cash Management Trigger Event (as defined below), an amount not to exceed, in the aggregate, $40.00 per rentable square foot multiplied by the square footage of the One Court Square Property that has not been (i) renewed or leased by Citi, or (ii) leased to an acceptable replacement tenant pursuant to the terms of the loan agreement with all costs for tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after the maturity date having been paid, expired (in the case of free rent) or remaining on account in reserve and the applicable tenant being in occupancy and having commenced rent payment (the “Citi

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

ONE COURT SQUARE

Reserve Cap”), will be deposited into the reserve for the Citi lease (the “Citi Reserve”), provided that deposits shall no longer be required to be made to the Citi Reserve at any time following the date on which the Citi Reserve has reached the Citi Reserve Cap.

A “Cash Management Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default; (ii) the occurrence of a Citi Cash Management Trigger Event; or (iii) the creation of a senior debt service structure, if for purposes of this clause (iii) only, Citi no longer qualifies as a Citi Credit Tenant in Good Standing (as defined below). A Cash Management Period will end upon any of the following: (1) the Citi lease is renewed for the entire building or the Citi lease terminates or is not renewed for the entire building and the One Court Square Property is rented to tenant(s) who have taken occupancy and have commenced paying rent under one or more lease agreements entered into in accordance with the terms of the loan agreement, and all tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after the maturity date have been paid, expired (in the case of free rent) or remain on account in a reserve, subject to the requirements of the loan documents and the Citi Reserve; (2) with respect to clause (i) above, upon the cure of such event of default; (3) with respect to clause (ii) above, (a) the Citi Reserve Cap has been deposited in the Citi Reserve, (b) the One Court Square Property achieves a debt yield of 8.0% based on new leases or the renewal of the Citi lease, or (c) if the borrower posts a letter of credit in accordance with the loan documents; or (4) with respect to clause (iii), Citi then qualifies as a Citi Credit Tenant in Good Standing.

A “Citi Cash Management Trigger Event” will commence upon the date which (a) Citi becomes subject to a bankruptcy proceeding; (b) Citi goes “dark” for in 80% or more of the rentable square feet area or vacates the One Court Square Property and in either case does not maintain a senior long-term debt rating by a Nationally-Recognized Statistical Rating Agency (“NRSRO”) of at least BBB-; (c) Citi is in default beyond any applicable notice and cure periods of any monetary or material non-monetary obligation under the Citi lease; (d) Citi terminates the Citi lease or (e) as of December 11, 2018, the date which is eighteen months prior to the expiration of the Citi lease, either (A) Citi has not renewed its lease or given notice electing to exercise its renewal option or entered into a new lease with the borrower on terms acceptable to the lender or (B) the One Court Square Property has not been leased to another tenant(s) in accordance with the terms of the loan agreement, with all tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after the maturity date having been paid, expired (in the case of free rent) or remaining on account in reserve and such tenant(s) being in occupancy and paying rent.

A “Citi Credit Tenant in Good Standing” means with respect to Citi at any time: (i) Citi is the sole the tenant with respect to the entire One Court Square Property; (ii) Citi is not in default beyond any applicable notice and cure periods of any monetary or material non-monetary obligation under the Citi lease; (iii) Citi’s senior long-term debt rating by a NRSRO is not less than BBB-, and (iv) no Cash Management Period is in effect for a reason other than clause (iii) of such definition.

A “Senior Debt Service Cash Management Period” will commence upon the lender giving notice to the borrower and the clearing bank following the creation of a Mezzanine Loan (as defined below) or a senior/subordinate loan structure and provided Citi qualifies as a Citi Credit Tenant in Good Standing.

Property Management. The One Court Square Property is managed by Citibank.

Assumption. The borrower has the right to transfer the One Court Square Property provided that certain conditions are satisfied including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and any successor guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, and the lender may, as a condition to approving any proposed transferee, require a rating agency confirmation from DBRS, KBRA and Moody’s stating that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2015-NXS3 Certificates and similar confirmations from each rating agency rating securities backed by any of the One Court Square Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower may enter into a mezzanine loan (a “Mezzanine Loan”) with an institutional investor reasonably acceptable to the lender, and on terms and pursuant to a structure reasonably acceptable to the lender in all respects. At the closing of the Mezzanine Loan (i) the aggregate loan-to-value ratio (including the One Court Square Loan Combination and the Mezzanine Loan) shall not exceed 75.0%, and (ii) the aggregate underwritten debt service coverage ratio is at least 1.10x. All Mezzanine Loan documents will be subject to the lender’s consent. The Mezzanine Loan will be subject to an intercreditor agreement reasonably acceptable to the lender in all respects.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the One Court Square Property. According to the Citi lease, the tenant is required to obtain terrorism insurance in such amounts and types of coverage that are commercially available; provided that such amounts and types of coverage are consistent with those that are then generally required of, or carried by, owners of comparable buildings that are real estate investment trusts and taking into account the tenancy of such buildings (including the One Court Square Property); provided, that, if the tenant is self-insuring with respect to the base elements, the tenant shall only be required to obtain terrorism insurance to the extent available at commercially reasonable rates. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event; provided, however, if the Citi lease is in effect and Citi is either self-insuring or providing the insurance for the entire One Court Square Property then the terms and provisions of the Citi lease will govern and satisfy the insurance requirements under the loan documents. Citi has elected to self-insure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

HUNTINGTON BY THE SEA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

HUNTINGTON BY THE SEA

Huntington by the Sea
21871 Newland Street
Huntington Beach, CA 92646
Los Angeles Intl. Airport 28 miles
Seal Beach Naval Weapons Station
Westminster Center
Westminster
Westminster Mall
Garden Grove
SANTA ANA
Santa Ana College
Willowick Golf Course
Civic Center Dr.
Asian Garden Mall
LITTLE SAIGON
Bolsa Ave.
1st St.
San Diego Fwy
Golden West College
Bella Terra Mall
Bolsa Chica St.
Newland St.
Magnolia St.
Brookhurst St.
Euclid St.
Harbor Blvd.
Santa Ana River
Fairview St.
Bristol St.
Edinger Ave.
Mile Square Regional Park
Mile Square Golf Course
Centennial Regional Park
Meadowlark Golf Course
Warner Ave.
HUNTINGTON BEACH
Fountain Valley
Fountain Valley Regional Hospital
Coastal Communities Hospital
Segerstrom Ave.
Huntington Beach Hospital
Huntington Central Park
Orange Coast Memorial Medical Ctr.
Ward St.
Talbert Ave.
MacArthur Blvd.
Bolsa Chica Ecological Reserve
Five Points Plaza Shopping Center
Goldenwest St.
Beach Blvd.
Ellis Ave.
Fountain Valley Promenade Shopping Center
Sunflower Ave.
Segerstrom Center for the Arts
South Coast Plaza
Metro Pointe at South Coast
Harriett Wieder Reg. Park
Sunset Beach
Garfield Ave.
Seacliff Village Shopping Center
Huntington Beach Civic Center
Mesa Verde Country Club
Yorktown Ave.
Baker St.
Seacliff Country Club
ORANGE COUNTY
Newland House Museum
Adams Ave.
Orange Coast College
Fairview Rd.
Orange County Fairgrounds
Pacific Coast Hwy
Orange Ave.
Fairview Park
Costa Mesa Golf and Country Club
Costa Mesa Fwy
John Wayne Orange County Airport
International Surfing Museum
Atlanta Ave.
Costa Mesa
Victoria St.
Huntington Beach Pier
Hamilton Ave.
Upper Newport Bay
Santiago Dr.
19th St.
Placentia Ave.
Santa Ana Ave.
Irvine Ave.
Huntington State Beach
Talbert Regional Park
Upper Newport Bay Ecological Preserve
Eastbluff Dr.
Hoag Orange Co. Hospital
15th St.
Newport Beach
Jamboree Rd.
Fashion Island
Newport Beach Country Club
Pacific Ocean
Balboa Blvd.
Balboa Pavilion
Newport Beach Pier
Newport Beach
Balboa Pier
SAN GABRIEL MTS.
Burbank
Glendale
Pasadena
Rancho Cucamonga
LOS ANGELES
Santa Monica
Pomona
Ontario
Inglewood
Downey
Fullerton
Torrance
Corona
ANAHEIM
LONG BEACH
Orange
SANTA ANA
Huntington Beach
Irvine
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

No. 2 – Huntington by the Sea

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Manufactured Housing Community
Original Principal Balance:	$75,000,000			Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:	$75,000,000			Location:	Huntington Beach, CA
% of Initial Pool Balance:	9.2%			Size:	306 Pads
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Pad:	$245,098
Borrower Name:	Mills HBS, LLC			Year Built/Renovated:	1963/2015
Sponsors(1):	Various			Title Vesting:	Fee & Leasehold
Mortgage Rate:	4.390%			Property Manager:	Bessire and Casenhiser, Inc.
Note Date:	August 3, 2015			3rd Most Recent Occupancy (As of):	90.8% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.4% (12/31/2013)
Maturity Date:	August 5, 2025			Most Recent Occupancy (As of):	96.4% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	98.0% (7/15/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$5,338,142 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$5,951,011 (12/31/2014)
Call Protection:	L(26),D(87),O(7)			Most Recent NOI (As of)(4):	$6,108,520 (TTM 6/30/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(2):	Yes
Additional Debt Type(2):	Future Mezzanine			U/W Revenues(4):	$8,197,119
				U/W Expenses:	$1,971,993
				U/W NOI(4):	$6,225,126
				U/W NCF(4):	$6,171,576
				U/W NOI DSCR:	1.38x
Escrows and Reserves(3):				U/W NCF DSCR:	1.37x
				U/W NOI Debt Yield:	8.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.2%
Taxes	$102,260	$12,782	NAP	As-Is Appraised Value:	$117,000,000
Insurance	$22,339	Springing	NAP	As-Is Appraisal Valuation Date:	June 20, 2015
Replacement Reserves	$0	$4,463	$160,650	Cut-off Date LTV Ratio:	64.1%
Deferred Maintenance	$875	$0	NAP	LTV Ratio at Maturity or ARD:	56.0%

(1)	See “The Sponsors” section.

(2)	See “Subordinate and Mezzanine Indebtedness” section.

(3)	See “Escrows” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Huntington by the Sea Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee and leasehold interest in a manufactured housing community located in Huntington Beach, California (the “Huntington by the Sea Property”). The Huntington by the Sea Mortgage Loan was originated on August 3, 2015 by Natixis, New York Branch. The Huntington by the Sea Mortgage Loan had an original principal balance of $75,000,000, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and accrues interest at an interest rate of 4.390% per annum. The Huntington by the Sea Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date, requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Huntington by the Sea Mortgage Loan matures on August 5, 2025.

Following the lockout period, the borrower has the right to defease the Huntington by the Sea Mortgage Loan in whole or in part, on any date before February 5, 2025. In addition, the Huntington by the Sea Mortgage Loan is prepayable without penalty on or after February 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

HUNTINGTON BY THE SEA

Sources and Uses

Sources			Uses
Original loan amount	$75,000,000	100.0%	Loan payoff(1)	$38,091,079	50.8%
			Reserves	125,473	0.2
			Closing costs	825,640	1.1
			Return of equity	35,957,807	47.9
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%

(1)	The Huntington by the Sea Property was previously securitized in the BACM 2005-6 transaction.

The Property. The Huntington by the Sea Property is a class A, five-star manufactured housing community located on 31.9 acres of beachfront land in Huntington Beach, California, approximately 35.0 miles south of Los Angeles. Developed in 1963, the Huntington by the Sea Property consists of 306 double-wide pads, 95 recreational vehicle (“RV”) spaces and premium amenities. Each pad is individually sub-metered for gas and electrical utilities. The Huntington by the Sea Property also features four single-story buildings including: an 8,000 square foot recently renovated clubhouse for the manufactured housing community; a clubhouse for the RV park; a 1,800 square foot maintenance building; and a 1,600 square foot community laundry building. Additional amenities at the Huntington by the Sea Property include separate gated entrances, a fitness center, a swimming pool, a spa, a meeting room, a children’s play area, and a dog park. The Huntington by the Sea Property includes modern infrastructure including paved streets, curbs, gutters, sewers, storm drains, and skirted and set-back homes. The Huntington by the Sea Property features parking for all residents with approximately two spaces per pad. There are 96 borrower-owned mobile homes (31.4% of pads) (see “Borrower Owned Mobile Homes” section), for which tenants pay a combined monthly rent for use of the pad and the home. A typical Borrower Owned Mobile Home comprises a new pre-fabricated unit with two to four bedrooms, two bathrooms, a roof top deck, and ocean views. RV sites feature widths ranging from 30 to 45 feet and depths ranging from 55 to 65 feet. Each RV space is sub-metered for electricity and includes a poured concrete patio.

The borrower has owned the land on which the property is located for over 70 years and developed the Huntington by the Sea Property in 1963. The Huntington by the Sea Property received periodic renovations throughout the subsequent years. Most recently, from 2011 to 2015, the borrower invested approximately $3.0 million in major capital expenditures, including $2.6 million for the acquisition and renovation of Borrower Owned Mobile Homes and approximately $400,000 for clubhouse renovations. The clubhouse renovations included furniture upgrades, fitness center renovations, new front doors and flooring, and fresh exterior and interior painting. The Huntington by the Sea Property has averaged 96.6% occupancy since 2007 and as of July 15, 2015, the Huntington by the Sea Property was 98.0% occupied.

The following table presents certain information relating to the Huntington by the Sea Property:

Unit Mix Summary(1)

Unit Type	No. of Pads	% of Total Pads	Occupied Pads	Occupancy	Average U/W Monthly Rent per Pad
Residential Pad	210	68.6%	210	100.0%	$1,610
Borrower Owned Mobile Home	93	30.4%	87	93.5%	$2,226
Borrower Owned Mobile Home (Employee)	3	1.0%	3	100.0%	$1,833
Total/Weighted Average	306	100.0%	300	98.0%	$1,800

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Huntington by the Sea Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	7/15/2015(2)
90.8%	95.4%	96.4%	98.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

HUNTINGTON BY THE SEA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Huntington by the Sea Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per Pad
Base Rent	$5,334,534(1)	$6,032,046(1)	$6,148,527(1)	$6,448,785(1)	78.7%	$21,074
Grossed Up Vacant Space	0	0	0	160,303	2.0	524
Other Income(2)	1,806,274	1,845,392	1,929,577	1,929,577	23.5	6,306
Less Vacancy & Credit Loss	0	0	0	(341,547)(3)	(4.2)	(1,116)
Effective Gross Income	$7,140,808	$7,877,438	$8,078,104	$8,197,119	100.0%	$26,788

Total Operating Expenses	$1,802,666	$1,926,427	$1,969,584	$1,971,993	24.1%	$6,444

Net Operating Income	$5,338,142	$5,951,011	$6,108,520	$6,225,126	75.9%	$20,344
Capital Expenditures	0	0	0	53,550	0.7	175
Net Cash Flow	$5,338,142	$5,951,011	$6,108,520	$6,171,576	75.3%	$20,169

NOI DSCR	1.19x	1.32x	1.36x	1.38x
NCF DSCR	1.19x	1.32x	1.36x	1.37x
NOI DY	7.1%	7.9%	8.1%	8.3%
NCF DY	7.1%	7.9%	8.1%	8.2%

(1)	The Base Rent includes rents from Borrower Owned Mobile Homes. The increase in Base Rent from 2013 to TTM 6/30/2015 and the U/W Base Rent is attributed to the increase in the number of Borrower Owned Mobile Homes (30 added in 2013, 15 added in 2014 and 11 added YTD 7/8/2015).

(2)	Other Income includes rental income from the 95 RV spaces.

(3)	The underwritten economic vacancy is 4.0%. The Huntington by the Sea Property was 98.0% occupied as of July 15, 2015.

Appraisal. As of the appraisal valuation date of June 20, 2015, the Huntington by the Sea Property had an “as-is” appraised value of $117,000,000 and a land value of $55,080,000.

Environmental Matters. According to the Phase I environmental report dated June 17, 2015, there was no evidence of any recognized environmental conditions at the Huntington by the Sea Property.

Market Overview and Competition. The Huntington by the Sea Property is located in Huntington Beach, Orange County, California. Orange County is the sixth most populous county in the United States with a population of approximately 3.0 million (according to a third party research report). Situated along the Pacific Ocean, Orange County features more than 42.0 miles of coastline and is comprised of 33 cities. As of June 2015, Orange County’s unemployment rate was 4.3%. Major companies, headquartered in Orange County, include: Ingram Micro, Western Digital, Broadcom, Pacific Life, Spectrum Group International, Allergan, and First American Financial Corporation. The Huntington by the Sea Property is located on the west side of Newland Street, just north of Pacific Coast Highway (“PCH”), and within walking distance (approximately 0.2 miles) to the Pacific Ocean. Huntington Beach is situated in the northwestern portion of Orange County. The city is approximately 35.0 miles southeast of Los Angeles and 95 miles northwest of San Diego. According to the appraisal, the estimated 2015 population within a three mile radius of the Huntington by the Sea Property was approximately 112,154, with an estimated 2015 median household income of $75,173. Primary regional access to the property is provided by the Santa Ana Freeway (Interstate-5), the San Diego Freeway (Interstate-405 and Interstate-5 south of Irvine), and the San Gabriel Freeway (Interstate-605). Public transit is offered primarily by the Orange County Transportation Authority. There is a bus stop directly in front of the Huntington by the Sea Property on PCH. John Wayne Airport is also located in nearby Irvine and is the only commercial service airport in Orange County. There are several neighborhood strip shopping centers and a community center within five miles of the Huntington Beach by the Sea Property. Grocery and retail stores at the shopping centers include Trader Joe’s, Albertson’s, Target, Pavilion’s and Wal-Mart.

The appraiser’s concluded average market rent of $1,923 per pad and average occupancy for the Huntington by the Sea Property was 97.0%, in line with its current occupancy of 98.0% and the competitive set average of 98.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

HUNTINGTON BY THE SEA

The following table presents certain information relating to comparable manufactured housing community properties for the Huntington by the Sea Property:

Competitive Set(1)

	Huntington by the Sea (Subject)	Pacific Mobile Home Park	Cabrillo Mobile Home Park	Huntington Shorecliffs MHP	Rancho Del Rey Mobile Estates	Sea Aira Mobile Home Park	Rancho Huntington
Location	Huntington Beach, CA	Huntington Beach, CA	Huntington Beach, CA	Huntington Beach, CA	Huntington Beach, CA	Huntington Beach, CA	Huntington Beach, CA
Distance from Subject	--	1.6 miles	0.5 miles	1.9 miles	9.2 miles	7.3 miles	4.9 miles
Year Built	1963	1945	1963	1968	1965	1968	1967
Number of Pads	306	256	45	304	379	231	194
Total Occupancy	98%	95%	98%	100%	99%	100%	100%
Average Monthly Rent per Pad	$1,800(2)	$1,700	$2,168	$1,900	$1,180	$1,169	$1,800

(1)	Information obtained from the appraisal.

(2)	The average monthly rent per pad for the Huntington by the Sea Property is the Average U/W Monthly Rent per Pad.

The Borrower. The borrower is Mills HBS, LLC, a California limited liability company and a single purpose entity with a corporate managing member that is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Huntington by the Sea Mortgage Loan. The borrower is the owner of the leasehold interest and is controlled by Joan R. Wynn, KC Murphy, and Robert M. Johnson, through their capacity as directors of Mills MGT, Inc., the manager of Mills HBS, LLC. Mills Land and Water Company is the owner of the fee simple interest and an affiliate of the borrower and is also controlled by Joan R. Wynn, KC Murphy, and Robert M. Johnson. Richard Julian and the Amended and Restated South State Trust Dated December 31, 1994 are the guarantors of certain nonrecourse carveouts under the Huntington by the Sea Mortgage Loan.

The Sponsors. The sponsors are Richard Julian and the Amended and Restated South State Trust Dated December 31, 1994. Mr. Julian is a limited partner in Mills HBS, LLC and the president of Advanced Real Estate Services, Inc. (“ARES”), a vertically integrated, full-service real estate firm specializing in multi-family and mobile home park investments and asset management through its affiliate companies, Advanced Management Company and R3 Construction, Inc. ARES’ partnerships own and manage over 7,000 multi-family units in Southern California. Mr. Julian and the Amended and Restated South State Trust Dated December 31, 1994 had an aggregate net worth of approximately $38.4 million and liquidity of $4.3 million, as of July 1, 2014.

Escrows. The loan documents provide for upfront reserves in the amount of $102,260 for real estate taxes, $22,339 for insurance premiums and $875 for deferred maintenance. The loan documents require monthly deposits in an amount equal to one-twelfth of the estimated annual real estate taxes, which currently equates to $12,782, and $4,463 for replacement reserves. The replacement reserve is subject to a cap of $160,650. If, at any time during the term of the Huntington by the Sea Mortgage Loan, the balance of the replacement reserve falls below $80,325, monthly deposits will resume until the cap is met. The loan documents do not require monthly escrows for insurance as long as (i) no event of default has occurred and is continuing; (ii) the borrower maintains a balance in the insurance reserve subaccount for the payment of insurance premiums equal to three months of the lender’s then existing good faith estimate of the monthly insurance escrow deposit; and (iii) the borrower delivers to the lender evidence reasonably satisfactory to the lender that the insurance premiums have been paid.

Lockbox and Cash Management. The Huntington by the Sea Mortgage Loan is structured with a lender-controlled soft lockbox, which is already in place, and springing cash management. The Huntington by the Sea Mortgage Loan requires that the borrower and property manager deposit all rents directly into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain an amortizing debt service coverage ratio of at least 1.10x; or (iii) a mezzanine loan being obtained. A Cash Management Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.15x for six consecutive months; and with respect to clause (iii), upon such mezzanine loan being fully repaid and all collateral therefore being released.

Property Management. The Huntington by the Sea Property is managed by Bessire and Casenhiser, Inc.

Assumption. The borrower has the right to transfer the Huntington by the Sea Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the proposed transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating agency confirmation letter from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

HUNTINGTON BY THE SEA

Free Release. The borrower may obtain a one-time free release of the adjacent vacant land parcel (the “Release Parcel”) provided the conditions in the loan documents are met including, among others: (i) no event of default has occurred and is continuing; (ii) the Ground Lease (See “Ground Lease” section) is amended, in such form and upon such terms and conditions as are acceptable to the lender, so as to exclude the Release Parcel from the premises covered by the Ground Lease; (iii) after giving effect to the free release, the debt yield is greater than 7.0%; (iv) after giving effect to the free release, the remaining parcel will satisfy all applicable legal requirements and the requirements of all leases affecting the remaining parcel and will not be in violation, in any material respects, of any applicable legal requirements (including, without limitation, all zoning and subdivision laws, setback requirements, sideline requirements, parking ratio requirements, use requirements, building and fire code requirements, environmental requirements and wetland requirements) and all necessary variances, if any, shall have been obtained and evidence of the foregoing shall have been delivered to the lender; and (v) the free release is in compliance with REMIC requirements. No value was attributed to the Release Parcel. In addition, the borrower may obtain a release of a Borrower Owned Mobile Home provided the conditions in the loan documents are met including, among others: (i) no event of default has occurred and is continuing; (ii) each released mobile home will be promptly demolished or removed from the Huntington by the Sea Property and within 90 days of the date of the release will be replaced by a new mobile home owned by the borrower of at least equivalent value placed on the applicable pad; and (iii) the release is in compliance with REMIC requirements.

Borrower Owned Mobile Homes. Certain of the individual mobile homes located at the Huntington by the Sea Property are owned by the borrower (rather than a third party individual homeowner) (each a “Borrower Owned Mobile Home”). Accordingly, the borrower has pledged its interest in such mobile homes as collateral for the Huntington by the Sea Mortgage Loan (including any mobile homes subsequently acquired by the borrower after the Huntington by the Sea Mortgage Loan closing date). At origination, there were 96 Borrower Owned Mobile Homes, all of which were pledged as collateral for the Huntington by the Sea Mortgage Loan. The borrower is permitted to acquire additional mobile homes, for placement upon any pads at the Huntington by the Sea Property, which will become part of the collateral after compliance with state law requirements without the prior written consent of the lender, provided the conditions in the loan documents are met including, among others: (i) no event of default has occurred and is continuing; (ii) the borrower has not incurred any additional indebtedness in connection with the acquisition of such mobile home; (iii) each mobile home shall be a “single-family residence” which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of similar construction to a home that is customarily used at a fixed location; and (iv) each mobile home shall be affixed to the ground with its wheels and axles (if any) removed and connected to all utilities such as gas, water and electric service.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing and following the occurrence of the first completed special transfer (a sale of the Huntington by the Sea Property in its entirety to a special purpose entity with organizational documents containing provisions satisfying the lender’s then–current requirements of a special purpose entity and otherwise acceptable to the lender provided the conditions in the loan documents are met), the borrower has the right to incur mezzanine financing subject to the satisfaction of certain conditions, including but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender; (ii) the combined loan-to-value is not greater than 80.0%; (iii) the aggregate amortizing debt service coverage ratio is not less than 1.10x; and (iv) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Ground Lease. The Huntington by the Sea Mortgage Loan is secured by both the fee and the leasehold interests in the Huntington by the Sea Property. The Huntington by the Sea Property is subject to a ground lease from Mills Land and Water Company, an affiliate of the borrower (the “Ground Lease”). The Ground Lease is dated May 13, 1961 and is scheduled to expire on December 31, 2035. The borrower is subject to an annual ground rent payment which currently equates to $600,000. Commencing on January 1, 2016 and on each anniversary thereafter, the ground rent will be increased annually (but not decreased) by a consumer price index multiple. The borrower is also required to pay a percentage rent of 9.0% of all revenue received from the rental of mobile home and RV spaces in excess of the base rent then payable.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Huntington by the Sea Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated June 17, 2015 indicated a probable maximum loss of 8.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

YOSEMITE RESORTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

YOSEMITE RESORTS

Yosemite Resorts
1 Yosemite View Lodge El Portal, CA
2 Cedar Lodge El Portal, CA
SIERRA NEVADA MTS.
YOSEMITE NATIONAL PARK
Mather
Buck Meadows
Yosemite Valley
El Portal
Incline
Yosemite West
Briceburg
Midpines
Mariposa
Bootjack
Wawona
CATHEDRAL RANGE
CLARK RANGE
PLUMAS
WASHOE
Sparks
RENO
STOREY
SIERRA
NEVADA
PLACER
Lake Tahoe
Carson City
LYON
NEVADA
DOUGLAS
Roseville
EL DORADO
ALPINE
SIERRA NEVADA MTS.
NAPA
Santa Rosa
SACRAMENTO
AMADOR
Napa
SACRAMENTO
MONO
SONOMA
Sonoma
SOLANO
CALAVERAS
TUOLUMNE
Stockton
CONTRA COSTA
OAKLAND
SAN FRANCISCO
SAN JOAQUIN
Sonora
YOSEMITE NATIONAL PARK
Yosemite Valley
El Portal
Modesto
STANISLAUS
CALIFORNIA
ALAMEDA
SAN JOSE
SAN MATEO
SANTA CLARA
Merced
Oakhurst
SANTA CRUZ
Santa Cruz
MERCED
MADERA
Monterey Bay
Pacific Ocean
Salinas
COAST RANGES
Fresno
Monterey
SAN BENITO
FRESNO
Carmel
TULARE
MONTEREY
KINGS
Big Sur
Visalia
395
80
49
50
95
505
5
84
88
4
108
680
120
580
880
280
99
41
1
17
101
152
168
180
33
198

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

No. 3 – Yosemite Resorts

Loan Information	Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC	Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance(1):	$66,000,000	Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$65,914,031	Location:	El Portal, CA
% of Initial Pool Balance:	8.1%	Size:	536 Rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room(1):	$158,376
Borrower Names:	Cedar Lodge SPE LLC; Yosemite View Lodge SPE LLC	Year Built/Renovated:	Various – See Table
Sponsor:	Gerald D. Fischer; Karane Fischer	Title Vesting:	Fee
Mortgage Rate:	4.560%	Property Manager:	Self-managed
Note Date:	September 1, 2015	3rd Most Recent Occupancy (As of):	58.7% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	56.6% (12/31/2013)
Maturity Date:	September 5, 2025	Most Recent Occupancy (As of):	58.5% (12/31/2014)
IO Period:	NAP	Current Occupancy (As of):	62.8% (6/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$9,912,372 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$10,902,384 (12/31/2014)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$11,616,089 (TTM 6/30/2015)
Lockbox Type(2):	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
U/W Revenues:	$20,838,801
U/W Expenses:	$9,222,712
U/W NOI:	$11,616,089
U/W NCF:	$10,782,537
U/W NOI DSCR(1):	2.23x
Escrows and Reserves(3):	U/W NCF DSCR(1):	2.07x
U/W NOI Debt Yield(1):	13.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.7%
Taxes	$258,877	$32,360	NAP	As-Is Appraised Value(4):	$122,500,000
Insurance	$137,968	$43,533	NAP	As-Is Appraisal Valuation Date(4):	July 27, 2015
FF&E Reserves	$0	(3)	NAP	Cut-off Date LTV Ratio(1)(4):	69.3%
Seasonality Reserve	$2,710,000	(3)	NAP	LTV Ratio at Maturity or ARD(1)(4):	56.2%

(1)	The Yosemite Resorts Loan Combination (as defined below), which had an original principal balance of $85,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $66,000,000, has an outstanding principal balance of $65,914,031 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS3 Trust. The non-controlling Note A-2 had an original principal balance of $19,000,000, is currently held by Natixis Real Estate Capital LLC and is expected to be securitized in a future transaction. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Yosemite Resorts Loan Combination.

(2)	See “Lockbox and Cash Management” section herein.

(3)	See “Escrows” section.

(4)	The “as-stabilized” appraised value is $135,800,000 as of August 1, 2018, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 62.5% and 50.7%, respectively. See “Appraisal” section.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Yosemite Resorts Loan Combination”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in two full-service hotels located in El Portal, California (the “Yosemite Resorts Properties”). The Yosemite Resorts Loan Combination was originated on September 1, 2015 by Natixis, New York Branch. The Yosemite Resorts Loan Combination had an original principal balance of $85,000,000, has an outstanding principal balance as of the Cut-off Date of $84,889,282 and accrues interest at a rate of 4.560% per annum. The Yosemite Resorts Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Yosemite Resorts Loan Combination matures on September 5, 2025.

The controlling Note A-1, which will be contributed to the WFCM 2015-NXS3 Trust, had an original principal balance of $66,000,000, has an outstanding principal balance as of the Cut-off Date of $65,914,031. The non-controlling Note A-2, which had an original principal balance of $19,000,000, is currently held by Natixis Real Estate Capital LLC, and is expected to be contributed to a future trust. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—Loan Combinations—The Yosemite Resorts Loan Combination” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

YOSEMITE RESORTS

Following the lockout period, the borrower has the right to defease the Yosemite Resorts Loan Combination in whole, or in part, on any payment date before June 5, 2025. In addition, the Yosemite Resorts Loan Combination is prepayable without penalty on or after June 5, 2025.

Sources and Uses

Sources			Uses
Original loan combination amount	$85,000,000	100.0%	Loan payoff(1)	$60,393,025	71.1%
			Reserves	3,106,845	3.7
			Closing costs	1,229,882	1.4
			Return of equity	20,270,248	23.8
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%

(1)	The Yosemite Resorts Properties were previously securitized in the CMLT 2008-LS1 transaction.

The Properties. The Yosemite Resorts Properties are comprised of two full-service hotels, totaling 536 rooms and located a few miles west of the Yosemite National Park (the “Park”) western boundary and the Arch Rock Entrance to the Park, along State Route 140, adjacent to the Merced River in El Portal, California, approximately 187.0 miles west of San Francisco.

The following table presents certain information relating to the Yosemite Resorts Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Balance Per Room	Year Built/ Renovated	Appraised Value	Allocated Cut-Off Date LTV
Yosemite View Lodge	$48,078,469	72.9%	327	$189,355	1990/2015	$89,100,000	69.5%
Yosemite Cedar Lodge	$17,835,561	27.1%	209	$109,905	1984/2015	$33,400,000	68.8%
Total/Weighted Average	$65,914,031	100.0%	536	$158,376		$122,500,000	69.3%

Yosemite View Lodge

The Yosemite View Lodge property is an eight building, 327-room full-service hotel located on a 13.4 acre site, adjacent to the Merced River and 2.3 miles west of the Arch Rock Entrance to the Park. Built in 1990, the Yosemite View Lodge property’s guestroom configuration includes 73 king suites, 230 queen/queen suites and 24 suites. Amenities at the Yosemite View Lodge property include two restaurants (River Restaurant & Lounge and Parkside Pizza) and a lounge, 1,200 square feet of meeting space, three outdoor pools, an indoor pool, six outdoor whirlpools, an indoor whirlpool, a lobby workstation, a gift shop and convenience store, a guest laundry room, an arcade and an ATM. The borrower commenced a renovation program in 2013 to refresh public areas and guestrooms, including replacement of soft goods (bedding, carpets), bathrooms and countertops. Thus far in 2015, the lobby and store areas were completely renovated, and 70 guestrooms received new stone countertops for the kitchenettes, dressers, tables, and nightstands. The Yosemite View Lodge property also features 312 surface parking spaces, reflecting a parking ratio of 1.0 space per room.

Yosemite Cedar Lodge

The Yosemite Cedar Lodge property is an eight building, 209-room full-service hotel located on a 29.2 acre site, adjacent to the Merced River and 8.2 miles west of the Arch Rock Entrance to the Park. Built in 1984, the Yosemite Cedar Lodge property’s guestroom configuration includes 39 king suites, 151 queen/queen suites, 17 hospitality suites and two two-bedroom suites. Amenities at the Yosemite Cedar Lodge property include two restaurants (Cedar House Restaurant and Canyon Bar & Grill) and a lounge, a 3,200 square feet of meeting space, two outdoor pools, an indoor pool, an outdoor whirlpool, an indoor whirlpool, a lobby workstation, a gift shop and convenience store and a beach and picnic area. The borrower has spent approximately $295,000 ($1,411 per room) in capital improvements since 2013. In 2013, one building was re-roofed and numerous decks, siding, and windows were repaired. In 2014 and 2015, some of the wood siding was replaced and buildings were painted. In addition, 58 guestrooms received new granite countertops. In 2016, the borrower plans to remodel the lobby, replace two roofs, add design elements to the gables, resurface the swimming pool and whirlpool, and repair and seal 40% of the driveway and parking area. In 2017, the borrower plans to replace the existing countertops with granite countertops in 36 guestrooms, enclose a staircase in one of the buildings, and repair and seal 30% of the driveway and parking area. The Yosemite Cedar Lodge property also features 259 surface parking spaces, reflecting a parking ratio of 1.2 spaces per room.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

YOSEMITE RESORTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Yosemite Resorts Properties:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	56.6%	58.5%	62.8%	62.8%
ADR	$152.33	$159.98	$157.12	$157.12
RevPAR	$86.19	$93.56	$98.59	$98.59

Total Revenue	$18,074,638	$19,661,390	$20,838,801	$20,838,801	100.0%	$38,878
Total Department Expenses	3,929,752	4,382,066	4,695,647	4,695,647	22.5	8,761
Gross Operating Profit	$14,144,886	$15,279,324	$16,143,154	$16,143,154	77.5%	$30,118

Total Undistributed Expenses	3,542,227	3,645,207	3,815,590	3,815,590	18.3	7,119
Profit Before Fixed Charges	$10,602,659	$11,634,117	$12,327,564	$12,327,564	59.2%	$22,999

Total Fixed Charges	690,287	731,733	711,475	711,475	3.4	1,327

Net Operating Income	$9,912,372	$10,902,384	$11,616,089	$11,616,089	55.7%	$21,672
FF&E	0	0	0	833,552	4.0	1,555
Net Cash Flow	$9,912,372	$10,902,384	$11,616,089	$10,782,537	51.7%	$20,117

NOI DSCR(1)	1.90x	2.09x	2.23x	2.23x
NCF DSCR(1)	1.90x	2.09x	2.23x	2.07x
NOI DY(1)	11.7%	12.8%	13.7%	13.7%
NCF DY(1)	11.7%	12.8%	13.7%	12.7%

(1)	Based on the Yosemite Resorts Loan Combination.

Appraisal. As of the appraisal valuation date of July 27, 2015, the Yosemite Resorts Properties had an “as-is” appraised value of $122,500,000 and an “as-stabilized” value of $135,800,000 with an “as-stabilized” date of August 1, 2018, following the completion of the capital expenditure program.

Environmental Matters. According to the Phase I environmental site assessment dated August 7, 2015, there was no evidence of any recognized environmental conditions at the Yosemite Resorts Properties.

Market Overview and Competition. The Yosemite Resorts Properties are located less than 5.9 miles from each other, west of the Park’s western boundary and Arch Rock Entrance, along State Route 140 adjacent to the Merced River in El Portal, Mariposa County, California. The Yosemite Resorts Properties are among the closest hotels to the Park’s Arch Rock Entrance (2.3 and 8.2 miles southwest of the Arch Rock Entrance for Yosemite View Lodge and Yosemite Cedar Lodge, respectively). The Yosemite Resorts Properties are located along State Route 140, which provides access to the only year-round entrance to Yosemite National Park, and approximately 30.0 miles southeast of Mariposa. The Yosemite Resorts Properties are served by the Fresno Yosemite National Airport, which is located approximately 55.0 miles south of the Yosemite Resorts Properties. The Yosemite Resorts Properties are also served by the Sacramento International Airport, located approximately 179.0 miles to the northwest, and the Norman Y. Mineta San Jose International Airport, located approximately 178.0 miles to the west. The area is largely undeveloped with nearly all of the land in and around El Portal being part of the Yosemite National Forest. In addition to the Yosemite Resorts Properties, other facilities in El Portal include a recreational vehicle camp site, a small school, a post office, and a grocery store.

The Park is the largest economic driver for Mariposa County. The two largest employers related to the Park are the National Park Service (the “NPS”) and Delaware North. In 2015, the NPS employees totaled an estimated 1,200 employees in the summer and 800 in the winter, while Delaware North employees totaled an estimated 1,700 in the summer and 800 in the winter. In 2014, the NPS estimated that visitors to the Park spent almost $405.0 million at businesses within the Park and in nearby “gateway” communities. The nearly 1,200 square mile park was established in 1890 and features waterfalls, deep valleys, grand meadows, ancient giant sequoias, and thousands of varieties of plants and wildlife. The Park is a popular destination for recreational activities such as hiking, camping, biking, rock climbing, rafting, zip lining, horseback riding, fishing, and learning about the history of the area. In 1984, the Park was designated a World Heritage Site. Since 2005, the Park has had annual visitation ranging from approximately 3.2 million to 4.0 million. There are five entrances to the Park and the Arch Rock Entrance is the only designated all-weather entrance to the Park, and represents 25.0% of the annual visitor counts. As a result, State Route 140 is the primary access road to the Park during the inclement winter months. Development opportunities in Yosemite and much of the surrounding areas are limited. The federal government has restricted the supply of lodging and other development within the Park and most of the area surrounding the Park is United States National Forest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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YOSEMITE RESORTS

The following tables present certain information relating to the Yosemite Resorts Properties’ competitive set.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

Yosemite View Lodge

	Competitive Set			Yosemite View Lodge			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Estimated 2014	72.5%	$220.05	$159.63	61.1%	$169.62	$103.66	84.2%	77.1%	64.9%
Estimated 2013	70.3%	$214.98	$151.21	58.0%	$161.81	$93.86	82.5%	75.3%	62.1%
Estimated 2012	71.9%	$209.08	$150.27	59.9%	$158.22	$94.70	83.3%	75.7%	63.0%

(1)	Information obtained from the appraiser. The competitive set includes the following hotels: Yosemite Cedar Lodge, Tenaya Lodge, Yosemite Lodge, Ahwahnee Hotel, Best Western Yosemite Way Station and Comfort Inn Mariposa. Two hotels in the competitive set (Ahwahnee Hotel and Yosemite Lodge) totaling 368 rooms are located in the Park and are owned by the NPS; they operate at a price point significantly higher than the Yosemite View Lodge.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

Yosemite Cedar Lodge

	Competitive Set			Yosemite Cedar Lodge			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Estimated 2014	72.5%	$220.05	$159.63	53.7%	$144.89	$77.75	74.0%	65.8%	48.7%
Estimated 2013	70.3%	$214.98	$151.21	53.9%	$137.51	$74.18	76.7%	64.0%	49.1%
Estimated 2012	71.9%	$209.06	$150.32	57.0%	$125.26	$71.38	79.3%	59.9%	47.5%

(1)	Information obtained from the appraiser. The competitive set includes the following hotels: Yosemite View Lodge, Tenaya Lodge, Yosemite Lodge, Ahwahnee Hotel, Best Western Yosemite Way Station and Comfort Inn Mariposa. Two hotels in the competitive set (Ahwahnee Hotel and Yosemite Lodge) totaling 368 rooms are located in the Park and are owned by the NPS; they operate at a price point significantly higher than the Yosemite Cedar Lodge.

The Borrowers. The borrowers are Cedar Lodge SPE LLC and Yosemite View Lodge SPE LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Yosemite Resorts Loan Combination. Gerald D. Fischer and Karane Fischer are the guarantors on a joint and several basis of certain nonrecourse carveouts under the Yosemite Resorts Loan Combination.

The Sponsors. The sponsors are Gerald D. Fischer, the chief executive officer of Yosemite Resorts, and his wife, Karane Fischer. Mr. Fischer has owned the Yosemite View Lodge since 1977 and the Yosemite Cedar Lodge since 1979. Yosemite Resorts is a privately held, family owned company which owns several hotels, a real property development company, farming operations, a lending platform, and a management company that manages various rental properties located in several states. The Fischer family has owned and operated hotels for 37 years, beginning with one hotel property containing 12 rooms in 1977. The company currently owns the Yosemite Resorts Properties along with eight other hotels totaling 1,123 rooms and several other real estate investments around the United States. In particular, the company owns the Best Western and the Yosemite Miners Inn, located in Mariposa, California, the nearest city to the Park’s Arch Rock Entrance. As of December 31, 2014, Mr. Fischer and Karane Fischer have a reported combined net worth of $8,600,000 and liquidity of $929,800. The sponsors were involved in a foreclosure action for which they have entered into a settlement agreement. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide upfront reserves of $258,877 for real estate taxes, $137,968 for insurance premiums and $2,710,000 for the seasonality reserve. The loan documents require monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes, which currently equates to $32,360; one-twelfth of the estimated annual insurance premiums, which currently equates to $43,533; and one-twelfth of 4.0% of the gross revenues generated by the Yosemite Resorts Properties for the prior calendar year for FF&E reserves. The loan documents require deposits into the seasonality reserve of $390,000 in June, $730,000 in July, $850,000 in August, $740,000 in September and $490,000 in October. For so long as no event of default has occurred and is continuing and until the Yosemite Resorts Loan Combination has been repaid in full, the lender will advance to itself on the applicable payment date from the seasonality reserve an amount equal to $260,000 in November, $570,000 in December, $400,000 in January, $630,000 in February, $620,000 in March, $550,000 in April and $170,000 in May, to the extent there are sufficient funds on deposit in the seasonality reserve. Such advances may be increased and/or decreased from time to time by the lender in such amount as the lender deems to be necessary in its reasonable discretion to reflect any anticipated decreases and/or increases in net operating income.

Lockbox and Cash Management. The Yosemite Resorts Loan Combination is structured with a lender-controlled soft (springing hard) lockbox with respect to rents derived from leases (for the food and beverage operators at the Yosemite Resorts Properties) and a hard lockbox with respect to credit card payments and springing cash management. The Yosemite Resorts Loan Combination requires all rents from tenants to be collected by the borrowers or the manager and deposited into the lockbox account. All credit card payments are to be transmitted directly to the lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrowers’ operating account. During a Cash Management Period, the tenants under the leases will commence transmitting rents directly to the lockbox account and all funds in the lockbox account will be swept to a lender-controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

YOSEMITE RESORTS

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) a default or an event of default under the loan documents; or (ii) the failure by the borrowers, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.20x. A Cash Management Period will end with respect to clause (i) above, upon the cure of such default or event of default; and with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.25x for three consecutive months.

Property Management. The Yosemite Resorts Properties are managed by an affiliate of the borrower.

Assumption. The borrowers have the right to transfer the Yosemite Resorts Properties, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing under the loan documents; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove of the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates and similar confirmations from each rating agency rating securities backed by Note A-2.

Partial Release. Following the lockout period, and prior to June 5, 2025, either borrower may obtain the release of any individual property upon a third-party sale of such property, provided that certain requirements set forth in the loan agreement are satisfied, including that the Yosemite Resorts Loan Combination is partially defeased in an amount equal to the greater of (i) 120% of the allocated loan amount for the property being sold, (ii) 90% of the net sales proceeds from the property being sold; or (iii) an amount such that after giving effect to such release, (a) the debt service coverage ratio for the remaining property will be no less than the greater of (x) the debt service coverage ratio for both properties immediately preceding such release and (y) 1.89x, and (b) the loan to value ratio will not be greater than the lesser of (x) 69.6% and (y) the loan-to-value ratio for both properties prior to such release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Yosemite Resorts Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated August 7, 2015 indicated a probable maximum loss of 8.0% for Yosemite View Lodge and 7.0% for the Yosemite Cedar Lodge.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

NORTHLINE COMMONS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

NORTHLINE COMMONS

FULTON ST.
EAST CROSSTIMBERS ST.
INTERSTATE 45 NORTH
Walmart
KFC
SONIC
IHOP
T-Mobile
Pizza Hut
Burlington
SHOE CARNIVAL
PALAIS ROYAL
Marshalls
ROSS
FIVE BELOW
Conn's
Sprint
at&t
DAVITA, INC.
WING STOP
OCI'S PIZZA
THE WORK SOURCE
ESTHER'S KITCHEN
ASHLEY STEWART
PLACE
GNC
HERNANDEZ-LOCHT DENTISTRY
CHAMPS
Foot Locker
ANDREA VIANNEY
rue21
CLINICA FAMILIA
AARON'S RENTS
IMAGE SHOTS
CHINA STAR
KIDS Foot Locker
ABC DENTAL
PAPPAS
Anchor
Non Anchor / In-line
Vacant
Release Parcel
Leased Fee
Not Part of Collateral
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

NORTHLINE COMMONS

HOUSTON
Northline Commons
4400 North Highway;
15, 85 & 95 East Crosstimbers Street
Houston, TX 77022
George Bush Intcl. Airport 6 Miles
Greater Greenspoint
Aldine
Acres Home
Oak Forest
Northline
Houston Community College - Northline Campus
NORTHLINE TRANSIT CTR
Northtown Plaza Shopping Center
HARRIS COUNTY
Northside
Mt. Houston
Trinity/Houston Gardens
Northeast Houston
Greater Fifth Ward
Houston Heights
Downtown
Fourth Ward
River Oaks
Uptown
Memorial Park
North Loop
Katy Frwy
East Frwy
Eastex Frwy
Gulf Frwy
North Frwy
West Loop
Hardy Toll Road
METRORAIL RED LINE
MELBOURNE/ NORTH LINDALE
LINDALE PARK
CAVALCADE
MOODY PARK
FULTON/ NORTH CENTRAL
QUITMAN/ NEAR NORTHSIDE
BURNETT TC/ CASA DE AMIGOS
LBJ General Hospital
Crosstimbers St
Tidwell Rd
Little York Rd
W. Little York Rd
Gulf Bank Rd
W. Mt. Houston Rd
Hollyvale Dr
West Rd
Frick Rd
Victory Dr
Parker Rd
Kelley St
Cavalcade St
Collingsworth St
Liberty Rd
Lyons Ave
Hogan St
Washington Ave
Memorial Dr
Gray St
Clinton Dr
Airline Dr
Fulton St
Irvington Blvd
Aldine Westfield Rd
Jensen Dr
Hirsch Rd
Lockwood Dr
Yale St
Shepherd Dr
Studewood St
Ella Blvd
Wheatley St
Rosslyn Rd
Montgomery Rd
Hempstead Rd
T.C. Jester Blvd
W. 43rd St
W. 34th St
W. 20th St
W. 18th St
W. 11th St
N. Main St
Elysian St
Kress St
Henry Rd
Melrose Golf Course
TC Jester Park
Moody Park
White Oak Park
Memorial Park Golf Course
River Oaks Country Club
Dyer Stadium
Northwest Mall
Sawyer Heights Village
River Oaks Shopping Center
Uptown Park
Minute Maid Park
BBVA Compass Center
Convention Center
The Woodlands
Spring
Atascocita
Humble
Cypress
Jersey Village
Katy
Channelview
Baytown
La Porte
Pasadena
Pearland
Missouri City
Sugar Land
Richmond
Rosenberg
League City
Texas City
Friendswood
Tomball
Stagecoach
Kingwood
Crosby
Seabrook
Alvin
Manvel
Fresno
Arcola
Greatwood
Sienna Plantation
Stafford
Santa Fe
Hitchcock

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

No. 4 – Northline Commons

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$65,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$65,000,000			Location:	Houston, TX
% of Initial Pool Balance:	8.0%			Size(2):	445,140 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$146.02
Borrower Name:	Northline Commons, LLC			Year Built/Renovated:	2007/NAP
Sponsors:	North American Development Group, Inc.; The Public Sector Pension Investment Board			Title Vesting:	Fee
Mortgage Rate:	4.600%			Property Manager:	Self-managed
Note Date:	September 11, 2015			3rd Most Recent Occupancy (As of):	87.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.4% (12/31/2013)
Maturity Date:	September 11, 2025			Most Recent Occupancy (As of):	87.2% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(2):	89.5% (6/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$5,343,432 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,275,145 (12/31/2014)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of)(3):	$5,350,667 (TTM 7/31/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$10,069,171
Additional Debt Type:	NAP			U/W Expenses:	$3,903,985
				U/W NOI(3):	$6,165,185
Escrows and Reserves(1):				U/W NCF(3):	$5,805,581
				U/W NOI DSCR:	2.03x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.91x
Taxes	$1,409,139	$156,571	NAP	U/W NOI Debt Yield:	9.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	8.9%
Replacement Reserves	$0	$7,874	NAP	As-Is Appraised Value(4):	$98,200,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date(4):	August 2, 2015
Tenant Specific TI/LC Reserve	$927,457	$0	NAP	Cut-off Date LTV Ratio(4):	66.2%
Gap Rent Reserve	$225,000	$0	NAP	LTV Ratio at Maturity or ARD(4):	66.2%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section. Current occupancy includes three tenants totaling 7,400 square feet (1.7% of net rentable area) who are not yet in occupancy. Current occupancy excluding these tenants is 87.8%.

(3)	See “Cash Flow Analysis” section.

(4)	The appraiser concluded to an “as-stabilized” value of $106,800,000 based on an “as-stabilized” valuation date of April 1, 2017. The “as-stabilized” value is primarily based on a stabilized occupancy of 95.0%. The “as-stabilized” Cut-off Date LTV Ratio and LTV Ratio at Maturity are each 60.9%.

The Mortgage Loan. The mortgage loan (the “Northline Commons Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Houston, Texas (the “Northline Commons Property”). The Northline Commons Mortgage Loan was originated on September 11, 2015 by Wells Fargo Bank, National Association. The Northline Commons Mortgage Loan had an original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and accrues interest at an interest rate of 4.600% per annum. The Northline Commons Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Northline Commons Mortgage Loan. The Northline Commons Mortgage Loan matures on September 11, 2025.

Following the lockout period, the borrower has the right to defease the Northline Commons Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before March 11, 2025. In addition, the Northline Commons Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original loan amount	$65,000,000	100.0%	Loan payoff(1)	$52,563,799	80.9%
			Reserves	2,561,596	3.9
			Closing costs	428,368	0.7
			Return of equity	9,446,238	14.5
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%

(1)	The Northline Commons Mortgage Loan is a refinance of a prior Wells Fargo balance sheet loan.

The Property. The Northline Commons Property is comprised of a 13-building anchored retail center totaling 445,140 square feet located 5.7 miles north of the central business district of Houston, Texas. Originally built in 2007 as part of the redevelopment of an enclosed regional mall, the Northline Commons Property is situated on a 44.1-acre site located adjacent to and has good visibility from Interstate 45, which provides direct access to George Bush Intercontinental Airport, Hobby Airport, The Woodlands and the Houston central business district. The Northline Commons Property is shadow anchored by a 205,000 square foot Walmart Supercenter (not part of collateral) that opened in October 2010 and is anchored by Conn’s, Burlington Coat Factory, Ross Dress for Less, Marshalls and Palais Royal, which are all located in the main building on the western border of the Northline Commons Property. The remaining inline tenants are located in various buildings between the anchor tenants and Walmart. There are also six restaurant tenants which are on ground leases and own their own improvements totaling 27,303 square feet (which has been excluded from the total square footage for the Northline Commons Property). Parking at the Northline Commons Property is provided via 2,010 surface parking spaces resulting in a parking ratio of 4.5 spaces per 1,000 square feet of net rentable area. Further, for the 22 comparable tenants reporting sales for 2013 and 2014, sales have increased from $46.0 million in 2013 to $47.9 million in 2014, an approximate 4.1% increase, with an average occupancy cost of 11.0% (down from 11.4% in 2013). As of June 30, 2015, the Northline Commons Property was 89.5% leased and 87.8% physically occupied by 54 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenancy at the Northline Commons Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenant – Not Part of Collateral
Walmart Supercenter	AA/Aa2/AA	205,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Conn’s	NR/Ba3/B	42,697	9.6%	$12.96	$553,277	8.3%	NAV	NAV	8/31/2025(4)
Burlington Coat Factory	NR/NR/B+	66,417	14.9%	$7.50	$498,128	7.4%	$164	9.1%	1/31/2022(5)
Ross Dress For Less	NR/A3/A-	29,990	6.7%	$11.00	$329,890	4.9%	NAV	NAV	1/31/2020(6)
Marshalls	NR/A2/A+	28,105	6.3%	$10.04	$282,174	4.2%	$227	7.7%	8/31/2018(7)
Palais Royal	NR/NR/NR	30,000	6.7%	$8.50	$255,000	3.8%	$132(8)	12.0%(8)	12/31/2017(9)
Total Anchor Tenants – Collateral		197,209	44.3%	$9.73	$1,918,469	28.7%

Major Tenants – Collateral
The Work Source	NR/NR/NR	17,000	3.8%	$17.60	$299,200	4.5%	NAV	NAV	4/13/2019
Chuck E. Cheese’s	NR/NR/NR	15,856	3.6%	$17.60	$279,066	4.2%	$163(10)	15.4%(10)	11/30/2035
Foot Locker	NR/Ba1/BB+	7,000	1.6%	$30.80	$215,600	3.2%	$894	6.8%	1/31/2018
China Star Chinese Buffet	NR/NR/NR	8,400	1.9%	$21.60	$181,440	2.7%	NAV	NAV	7/31/2019
Total Major Tenants – Collateral		48,256	10.8%	$20.21	$975,306	14.6%

Non-Major Tenants – Collateral(11)		152,766	34.3%	$24.83	$3,793,229	56.7%

Occupied Collateral Total(11)		398,231	89.5%	$16.79	$6,687,004	100.0%

Vacant Space		46,909	10.5%

Collateral Total		445,140	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through October 2016, totaling $89,785.

(3)	Sales and occupancy costs are for the trailing 12-month period ending May 31, 2015, unless otherwise noted.

(4)	Conn’s has two, five-year lease renewal options.

(5)	Burlington Coat Factory has four, five-year lease renewal options.

(6)	Ross Dress for Less has four, five-year lease renewal options.

(7)	Marshalls has four, five-year lease renewal options.

(8)	Sales PSF and occupancy cost are based on the on the trailing 12-month period ending December 31, 2014.

(9)	Palais Royal has two, five-year lease renewal options.

(10)	Sales PSF and occupancy cost are based on the on the trailing 12-month period ending April 30, 2015.

(11)	Includes rent from six restaurant tenants which are on ground leases and own their own improvements totaling 27,303 square feet (square footage has been excluded from the total square footage for the Northline Commons Property). Non-Major Tenants – Collateral and Occupied Collateral Total Annual U/W Base Rent PSF excluding this income are $21.81 and $15.63, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the historical sales and occupancy costs at the Northline Commons Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2013	2014	TTM 5/31/2015	Current Occupancy Cost
Burlington Coat Factory	$139	$163	$164	9.1%
Marshalls	$223	$214	$227	7.7%
Palais Royal	$142	$132	NAV	12.0%
Chuck E. Cheese’s	$156	$162	$163(2)	15.4%(2)
Melrose	$185	$205	$205	9.7%
Rainbow	$107	$131	$131	18.7%
Foot Locker	$836	$867	$894	6.8%

Total Comparable Sales PSF(3)	$220	$229	$234(5)
Occupancy Costs(3)(4)	11.4%	11.0%	10.8%(5)

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Tenants who are not required to report sales have been excluded from the chart above along with tenants less than 7,000 square feet.

(2)	Sales are based on the trailing 12-month period ending April 30, 2015.

(3)	Represents the 22 tenants, comprising approximately 208,838 square feet (46.9% of net rentable area) that reported at least two full prior years of comparable sales.

(4)	Occupancy costs are based on the Annual U/W Base Rent and reimbursements, percentage rent and historical sales.

(5)	Four tenants did not report trailing 12-month sales figures, thus the year-end 2014 sales have been used for those tenants.

The following table presents certain information relating to the lease rollover schedule at the Northline Commons Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	1	1,200	0.3%	1,200	0.3%	$16,200	$13.50
2016	0	0	0.0%	1,200	0.3%	$0	$0.00
2017	10	48,020	10.8%	49,220	11.1%	$765,839	$15.95(3)
2018	6	53,465	12.0%	102,685	23.1%	$946,712	$17.71
2019	9	65,792	14.8%	168,477	37.8%	$1,104,011	$16.78
2020	9	53,601	12.0%	222,078	49.9%	$988,399	$18.44
2021	4	11,420	2.6%	233,498	52.5%	$273,166	$23.92
2022	2	71,117	16.0%	304,615	68.4%	$545,128	$7.67
2023	1	6,800	1.5%	311,415	70.0%	$136,000	$20.00
2024	1	5,040	1.1%	316,455	71.1%	$140,000	$27.78
2025	8	59,420	13.3%	375,875	84.4%	$1,086,432	$18.28(3)
Thereafter	6	22,356	5.0%	398,231	89.5%	$685,117	$30.65(3)
Vacant	0	46,909	10.5%	445,140	100.0%	$0	$0.00
Total/Weighted Average	57	445,140	100.0%			$6,687,004	$16.79(3)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF excludes vacant space and includes rent attributed to six restaurant tenants which are on a ground lease and own their own improvements. They were excluded from the total square footage for the Northline Commons Property.

The following table presents historical occupancy percentages at the Northline Commons Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/30/2015(2)
87.0%	85.4%	87.2%	89.5%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. Current occupancy includes three tenants totaling 7,400 square feet (1.7% of net rentable area) who are not yet in occupancy. Current occupancy excluding these tenants is 87.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Northline Commons Property:

Cash Flow Analysis

	2013	2014	TTM 7/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,989,841	$6,071,409	$6,106,473	$6,687,004(1)	66.4%	$15.02
Grossed Up Vacant Space	0	0	0	949,416	9.4	2.13
Percentage Rent	190,211	214,852	214,852	217,502	2.2	0.49
Total Reimbursables	2,554,268	2,861,307	2,952,262	3,153,864	31.3	7.09
Other Income	20,631	11,100	10,800	10,800	0.1	0.02
Less Vacancy & Credit Loss	(13,148)	(32,599)	(32,599)	(949,416)(2)	(9.4)	(2.13)
Effective Gross Income	$8,741,802	$9,126,069	$9,251,788(3)	$10,069,171(3)	100.0%	$22.62

Total Operating Expenses	$3,398,370	$3,850,924	$3,901,121	$3,903,985	38.8%	$8.77

Net Operating Income	$5,343,432	$5,275,145	$5,350,667	$6,165,185	61.2%	$13.85
TI/LC	0	0	0	270,576	2.7	0.61
Capital Expenditures	0	0	0	89,028	0.9	0.20
Net Cash Flow	$5,343,432	$5,275,145	$5,350,667	$5,805,581	57.7%	$13.04

NOI DSCR	1.76x	1.74x	1.76x	2.03x
NCF DSCR	1.76x	1.74x	1.76x	1.91x
NOI DY	8.2%	8.1%	8.2%	9.5%
NCF DY	8.2%	8.1%	8.2%	8.9%

(1)	U/W Base Rent includes contractual rent increases through October 2016 totaling $89,785.

(2)	The underwritten economic vacancy is 12.4%. The Northline Commons Property was 89.5% leased and 87.8% physically occupied as of June 30, 2015.

(3)	The increase from trailing 12-month July 31, 2015 Effective Gross Income to Underwritten Effective Gross Income is due to tenant expansions and new leasing activity totaling approximately 25,483 square feet (5.7% of net rentable area), along with contractual rent increases.

Appraisal. As of the appraisal valuation date of August 2, 2015, the Northline Commons Property had an “as-is” appraised value of $98,200,000. The appraiser also concluded to an “as-stabilized” value of $106,800,000 with an “as-stabilized” valuation date of April 1, 2017. The “as-stabilized” value is primarily based on a stabilized occupancy of 95.0%.

Environmental Matters. According to the Phase I environmental assessment dated July 24, 2015, there was no evidence of any recognized environmental conditions at the Northline Commons Property.

Market Overview and Competition. The Northline Commons Property is located along the North Freeway (Interstate 45), Houston’s primary north-south artery, approximately 5.7 miles north of the central business district of Houston, Texas and 12.7 miles southwest of George Bush Intercontinental Airport. The Northline Commons Property is located at the intersection of the North Freeway and East Crosstimbers Street. Approximately 22,835 cars travel past Northline Commons along East Crosstimbers Street and approximately 222,400 cars travel past Northline Commons along North Freeway daily. Further, the Northline Commons Property is located adjacent to the Metro Northline (Houston’s light rail system) stop at Houston Community College’s (“HCC”) Northeast - Northline campus. Home to the Automotive Technology Training Center, the HCC Northeast – Northline campus is a 14-acre campus that provides significant traffic to Northline Commons and the surrounding area. HCC is the fourth-largest community college system in the United States with over 55,000 students. A $23.5 million bond was approved in 2013 that will add over 48,000 square feet of space to the existing Northline campus, along with a 476-space parking garage. Construction is projected to be completed in November 2016.

The estimated 2015 population within a three- and five-mile radius (the Northline Commons Property’s primary trade area) of the Northline Commons Property was 148,007 and 361,800, respectively, and the average household income within the same three- and five-mile radii was $55,300 and $61,244, respectively. Population is expected to increase 1.4% per year over the next five years in the five-mile radius trade area. According to the appraisal, the Northline Commons Property is located in Houston’s Near North retail submarket. The Near North retail submarket contains a total inventory of 10.5 million square feet of retail space with a vacancy rate of 3.8% as of the second quarter 2015, which is down from 4.7% as of year-end 2012. The appraiser concluded to a blended market rent of $17.59 per square foot, on a triple-net basis, approximately 4.8% above the Northline Commons Property’s weighted average rent of $16.79 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to some comparable retail properties for the Northline Commons Property:

Competitive Set(1)

	Northline Commons (Subject)	Northtown Plaza	Northeast Marketplace	Oak Forest Shopping Center	Garden Oaks Shopping Center	Little York Plaza Shopping Center
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance from Subject	--	1.1 miles	8.2 miles	3.4 miles	4.0 miles	7.3 miles
Property Type	Anchored Retail	Community Center	Community Center	Community Center	Neighborhood Center	Community Center
Year Built/Renovated	2007/NAP	1960/1990	2004/NAP	1956/1991	1956/NAP	1968/1997
Anchor Tenants	Conn’s, Burlington Coat Factory, Ross Dress for Less, Marshalls, Palais Royal	Big Lots, Falles Paredes, Anna’s Linens, CVS	Ross Dress for Less, Office Depot, Home Depot	Kroger, Ross Dress for Less	Blast Fitness	Sellers Brothers Food Mart, American Thrift
Total GLA	445,140 SF	198,923 SF	229,478 SF	184,975 SF	95,046 SF	117,786 SF
Total Occupancy	90%	100%	100%	99%	88%	100%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Northline Commons, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Northline Commons Mortgage Loan. NADG U.S. Core Plus Acquisition Fund (U.S.) L.P. and NADG U.S. Core Plus Acquisition Fund (Canadian) L.P., the joint-venture affiliates of North American Development Group, Inc. (“NADG”), and The Public Sector Pension Investment Board (“PSP Investments”), are the guarantors of certain nonrecourse carveouts under the Northline Commons Mortgage Loan.

The Sponsors. The sponsors NADG and PSP Investments. NADG is a real estate and development company that owns over 14 million gross leasable square feet of shopping center space in the United States and Canada with an additional 4.0 million square feet of shopping center space in development or pre-development. Since 2010, NADG has acquired 31 retail properties comprising over 4.0 million square feet of existing or to-be-developed space. NADG operates via 12 offices across North America, consisting of seven in the United States and five in Canada, and a team of over 150 real estate professionals. PSP Investments is one of Canada’s largest pension investment managers, with $112.0 billion of assets under management as of March 31, 2015. PSP Investments invests funds for the pension plans of the Public Service, the Canadian Forces, the Royal Canadian Mounted Police and the Reserve Force.

Escrows. The loan documents provide for upfront reserves of $1,409,139 for real estate taxes, $225,000 for gap rent related to Son Mis Taco ($175,000), Kids Foot Locker ($25,000) and Rue 21 ($25,000) and $927,457 for outstanding tenant improvement obligations related to Conn’s ($475,320), Image Shots ($146,377), Rue 21 ($130,000), Son Mis Taco ($115,500), Northline Nails ($36,260) and Kids Foot Locker ($24,000). Ongoing monthly reserves are required in an amount equal to $156,571 for real estate taxes and $7,874 for replacement reserves. The borrower will not initially be required to make the monthly tax reserve deposit for (i) any tax parcels for which taxes are paid directly to the tax-collecting authority by the individual tenant or (ii) the amount required to be reimbursed for the payment of taxes annually by Marshalls, Burlington Coat Factory and Ross Dress for Less (collectively the “Annual Tax Payor”) provided certain conditions are satisfied, including but not limited to (a) no event of default has occurred and is continuing, (b) the borrower provides evidence of timely payment to the lender and (c) each lease to each Annual Tax Payor remains in full force and effect. Ongoing monthly reserves in an amount equal to $29,528 (subject to a cap of $1,000,000) for tenant improvements and leasing commissions are suspended as long as (i) no event of default has occurred and is continuing; (ii) the debt yield is at least 7.70%; (iii) the debt service coverage ratio is at least 1.70x; and (iv) physical occupancy is at least 84.0%. In the event of one of the following, monthly TI/LC reserves will continue and will be uncapped: (i) an event of default has occurred and is continuing; (ii) the debt yield falls below 7.10%; (iii) the debt service coverage ratio falls below 1.55x; and (iv) physical occupancy falls below 80.0%. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Northline Commons Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. The Northline Commons Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all rents directly into such lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt yield being less than 7.10% at the end of any calendar quarter; or (iii) the debt service coverage ratio being less than 1.55x at the end of any calendar quarter. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt yield being equal to or greater than 7.10% for two consecutive calendar quarters; and with regard to clause (iii), upon the debt service coverage ratio being equal to or greater than 1.55x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Property Management. The Northline Commons Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Northline Commons Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to partially release any of the six ground-leased restaurant parcels (totaling 27,303 square feet which has been excluded from the total square footage for the Northline Commons Property) in connection with a partial defeasance, subject to certain conditions including: (i) no event of default has occurred and is continuing; (ii) partial defeasance equal to the greater of (a) 100% of the net sales proceeds or (b) an amount that would result in the satisfaction of the criteria in clauses (iii), (iv) and (v) below; (iii) the loan-to-value with respect to the remaining Northline Commons Property will be no greater than the lesser of (x) the loan-to-value ratio immediately prior to the release or (y) 69.4%; (iv) the debt service coverage ratio with respect to the remaining Northline Commons Property will be no less than the greater of 2.00x or the debt service coverage ratio immediately prior to the release; (v) the debt yield with respect to the remaining Northline Commons Property will be no less than the greater of 8.75% or the debt yield immediately prior to the release; and (vi) if required by the lender, receipt of rating agency confirmation from DBRS, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Free Release. The borrower is permitted to obtain the release of two unimproved parcels, subject to the satisfaction of certain conditions contained in the loan agreement, including but not limited to (i) evidence that the release parcel has been legally subdivided and that the remaining Northline Commons Property will constitute one or more separate legal tax lot(s); (ii) evidence that the remaining Northline Commons Property will be in compliance with all applicable legal and zoning requirements; and (iii) the loan to value ratio for the remaining Northline Commons Property is in compliance with all REMIC requirements. No value was attributed to either parcel in the appraisal.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Northline Commons Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

HILTON NASHVILLE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

HILTON NASHVILLE

Hilton Nashville
121 Fourth Avenue South
Nashville, TN 37201
NASHVILLE
Downtown
Germantown
The District
East End
Midtown
Music Row
South Nashville
8th Ave South/ Antique Dist.
Cumberland River
Bicentennial Capitol Mall State Park
Victory Park
State Capitol
Tennessee Performing Arts Ctr.
Municipal Auditorium
City Hall
Public Sq. Park
UBS Tower
Fifth Third Ctr.
Nashville City Center
William R. Snodgrass Tennessee Tower
Tennessee State University Downtown Campus
Public Library
Ryman Auditorium
AT&T Building
Nashville Convention Center
Bridgestone Arena
Schermerhorn Symphony Ctr.
Bridgestone America Headquarters (Under Construction)
Country Music Hall of Fame
Music City Center
US Courthouse
Frist Center for Visual Arts
Rocketown
Riverfront Station
MUSIC CITY STAR
LP Field
Nashville Farmer's Market
Fisk University
Watkins Park
St. Thomas Midtown Hospital
Vanderbilt Law School
Vanderbilt University
Veterans Administration Hospital
Vanderbilt University Medical Ctr. Hospital
Vanderbilt Stallworth Rehabilitation Hospital
Adventure Science Ctr.
Fort Negley Park
Herschel Greer Stadium
E.S. Rose Park
Reservoir Park
Dudley Park
McFerrin Park
Douglas Park
East Park
Nashville Children's Theatre
Nashville Intl. Airport 5 miles
Jefferson St
Main St
Woodland St
Russell St
Shelby Ave
Dickerson Pike
Ellington Pkwy
Berry St
Foster St
Wilburn St
Meridian St
Lischey Ave
James Robertson Pkwy
Charlotte Ave
Church St
Broadway
Demonbreun St
Division St
West End Ave
Jo Johnston Ave
Herman St
Harrison St
Hermitage Ave
Lafayette St
Lindsley Ave
Peabody St
Chestnut St
Trimble St
Humphreys St
Edgehill Ave
Horton Ave
Chet Atkins Blvd
South St
Grand Ave
Merritt Ave
Hamilton Ave
Crutcher St
Davidson St
Hendersonville
Mount Juliet
Brentwood
La Vergne
Smyrna
Franklin
Nolensville
Lakewood
Belle Meade
Forest Hills
Oak Hill
Ashland City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

No. 5 – Hilton Nashville

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$49,877,353			Location:	Nashville, TN
% of Initial Pool Balance:	6.1%			Size:	330 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room(1):	$377,859
Borrower Name:	Nashville Downtown Hotel, LLC			Year Built/Renovated:	2000/2014
Sponsor:	Jeffrey Soffer			Title Vesting:	Fee
Mortgage Rate:	4.620%			Property Manager:	Self-managed
Note Date:	July 22, 2015			3rd Most Recent Occupancy (As of):	78.8% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	79.2% (7/31/2013)
Maturity Date:	August 11, 2025			Most Recent Occupancy (As of)(3):	69.0% (7/31/2014)
IO Period:	None			Current Occupancy (As of):	83.3% (6/30/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$9,300,229 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$13,178,443 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$14,518,715 (TTM 6/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$36,342,258
				U/W Expenses:	$21,356,779
				U/W NOI:	$14,985,479
				U/W NCF:	$13,531,789
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.94x
				U/W NCF DSCR(1):	1.76x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	12.0%
Taxes	$651,449	$108,575	NAP	U/W NCF Debt Yield(1):	10.9%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$192,000,000
FF&E Reserve	$0	$121,141	NAP	As-Is Appraisal Valuation Date:	June 16, 2015
Condominium Reserve	$19,959	Springing	NAP	Cut-off Date LTV Ratio(1):	64.9%
Parking Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	52.9%

(1)	The Hilton Nashville Loan Combination (as defined below), which had an original principal balance totaling $125,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $49,877,353 and will be contributed to the WFCM 2015-NXS3 Trust. The controlling Note A-1 had an original balance of $75,000,000 and was contributed to the CGCMT 2015-P1 Trust. All statistical information related to the balance per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Hilton Nashville Loan Combination.
(2)	See “Escrows” section.
(3)	The Hilton Nashville Property was under renovation from July 2013 to November 2014.

The Mortgage Loan. The mortgage loan (the “Hilton Nashville Loan Combination”) is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a full service hotel located in Nashville, Tennessee (the “Hilton Nashville Property”). The Hilton Nashville Loan Combination was originated on July 22, 2015 by Wells Fargo Bank, National Association. The Hilton Nashville Loan Combination had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $124,693,383 and accrues interest at an interest rate of 4.620% per annum. The Hilton Nashville Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Hilton Nashville Loan Combination matures on August 11, 2025. See “Description of the Mortgage Pool—Loan Combinations—The Hilton Nashville Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

The non-controlling Note A-2 will be contributed to the WFCM 2015-NXS3 Trust, had an original principal balance of $50,000,000 and has an outstanding principal balance as of the Cut-off Date of $49,877,353. Note A-1 (the “Hilton Nashville Companion Loan”), which was contributed to the CGCMT 2015-P1 Trust, had an original principal balance of $75,000,000 and represents the controlling interest in the Hilton Nashville Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

HILTON NASHVILLE

Following the lockout period, the borrower has the right to defease the Hilton Nashville Loan Combination in whole, but not in part, on any date before May 11, 2025. In addition, the Hilton Nashville Loan Combination is prepayable without penalty on or after May 11, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$125,000,000	100.0%	Loan payoff(1)	$72,629,834	58.1%
			Reserves	671,408	0.5
			Closing costs	1,113,554	0.9
			Return of equity	50,585,204	40.5
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

(1)	The Hilton Nashville Property was previously securitized in the UBSCM 2012-C1 transaction.

The Property. The Hilton Nashville Property is a 12-story, 330-room full-service hotel located in the central business district of Nashville, Tennessee. Built in 2000 and extensively renovated in 2013 and 2014, the Hilton Nashville Property offers five restaurants and bars, approximately 16,000 square feet of meeting space, a fitness center, a business center and a sundry store. According to the appraisal, the 2013/2014 renovations totaled approximately $34.7 million and included full guestroom renovations ($10.5 million; $31,818 per room); new furniture, fixtures and equipment ($10.3 million); construction of the Trattoria Il Mulino restaurant ($5.8 million); lobby and front desk renovations ($4.5 million); roof and skylight replacement ($1.2 million); updates to the meeting facilities, executive lounge and fitness center ($1.1 million); exterior painting and re-caulking ($640,000); and replacement of the HVAC system ($515,000). The Hilton Nashville Property is an all-suite hotel and offers 187 king guestrooms, 141 double queen guestrooms and two presidential suites. Food and beverage outlets at the Hilton Nashville Property include Trattoria Il Mulino (opened for business in March 2015 and is the 13th location of the New York-based Il Mulino Italian restaurant), The Palm (upscale steakhouse), Market Street Restaurant (breakfast-only venue offering a la carte and buffet service), The Parkview Café (centrally-located lobby restaurant offering food and cocktail service) and The Executive Lounge (newly-renovated 2,000-square-foot lounge located on the lobby level). Meeting space at the Hilton Nashville Property comprises 11 rooms ranging in size from 475 square feet to 7,452 square feet and totaling 16,007 square feet. The Hilton Nashville Property is situated adjacent to a 600-space subterranean parking structure (owned by the sponsor but not part of the collateral), within which the hotel has rights to 244 parking spaces, pursuant to a lease with a fully extended expiration date of September 30, 2065. According to the appraisal, the estimated 2014 market mix of the Hilton Nashville Property was 80% transient and 20% meeting and group. The franchise agreement with Hilton expires in March 2035.

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Nashville Property:

Cash Flow Analysis

	2013(1)	2014(1)	TTM 6/30/2015(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	69.4%	80.7%	83.3%	83.3%
ADR	$222.62	$240.91	$257.55	$257.55
RevPAR	$154.59	$194.29	$214.58	$214.54

Total Revenue	$26,653,005	$32,009,347	$35,102,970	$36,342,258	100.0%	$110,128
Total Department Expenses	8,126,201	8,842,189	10,143,289	10,817,977	29.8	32,782
Gross Operating Profit	$18,526,804	$23,167,158	$24,959,681	$25,524,281	70.2%	$77,346

Total Undistributed Expenses	7,762,691	8,328,603	8,849,786	8,905,044	24.5	26,985
Profit Before Fixed Charges	$10,764,113	$14,838,555	$16,109,895	$16,619,237	45.7%	$50,361

Total Fixed Charges	1,463,884	1,660,112	1,591,180	1,633,758	4.5	4,951

Net Operating Income	$9,300,229	$13,178,443	$14,518,715	$14,985,479	41.2%	$45,411
FF&E	1,066,120	1,280,374	1,404,119	1,453,690	4.0	4,405
Net Cash Flow	$8,234,109	$11,898,069	$13,114,596	$13,531,789	37.2%	$41,005

NOI DSCR(2)	1.21x	1.71x	1.88x	1.94x
NCF DSCR(2)	1.07x	1.54x	1.70x	1.76x
NOI DY(2)	7.5%	10.6%	11.6%	12.0%
NCF DY(2)	6.6%	9.5%	10.5%	10.9%

(1)	Net Operating Income increased from 2013 to 2014 and from 2014 to TTM 6/30/2015 due to renovations at the Hilton Nashville Property in 2013 and 2014. The majority of room renovations occurred in 2013.
(2)	DSCRs and debt yields are based on the Hilton Nashville Loan Combination.

The Appraisal. As of the appraisal valuation date of June 16, 2015, the Hilton Nashville Property had an “as-is” appraised value of $192,000,000. The appraiser also concluded to an “as-stabilized” value of $201,000,000 with an “as-stabilized” valuation date of June 16, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

HILTON NASHVILLE

Environmental Matters. According to a Phase I environmental assessment dated June 15, 2015, there was no evidence of any recognized environmental conditions at the Hilton Nashville Property.

Market Overview and Competition. The Hilton Nashville Property is located in the heart of downtown Nashville, Tennessee, directly east of Bridgestone Arena, directly north of the Music City Center and the Country Music Hall of Fame & Museum and directly south of the Broadway entertainment district. According to an international trade publication, Bridgestone Arena, which is home to the NHL’s Predators and various concerts and events throughout the year, ranks second in the United States and fifth in the world for concert ticket sales. The Music City Center is a newly-constructed convention center totaling approximately 2.1 million square feet with a 350,000-square-foot exhibit hall, 57,000-square-foot grand ballroom, 18,000-square-foot junior ballroom and over 90,000 square feet of meeting space in approximately 60 smaller rooms. In addition, the Hilton Nashville Property is situated approximately one half-mile west of LP Field, which is home to the NFL’s Tennessee Titans and also used by Tennessee State University and for large concert productions. LP Field is on the opposite side of the Cumberland River but is connected to the downtown area via a pedestrian bridge, which can be accessed directly across the street from the Hilton Nashville Property. Primary access to downtown Nashville is provided by Interstates 65, 24 and 40, all of which converge to form an inner loop around the downtown core, with Interstate 440 serving as an outer loop, approximately three miles from the city center.

Nashville is the state capital of Tennessee, and according to the appraisal, downtown Nashville has experienced significant development activity over the past 20 years. Since 2001, several major new corporate headquarters have relocated to downtown Nashville, including Louisiana Pacific, CareMark, CMT, Nissan North America, Nova Copy and Qualifacts. Further, between 2015 and 2017, HCA Healthcare is expected to move into two new office buildings in the West End neighborhood of Nashville (projected to add approximately 2,000 new jobs), and Bridgestone Americas is expected to complete its new 30-story headquarters building located just southeast of the Hilton Nashville Property (projected to add approximately 1,700 new jobs).

The following table presents certain information relating to the Hilton Nashville Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

	Competitive Set			Hilton Nashville			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2015 TTM	78.9%	$220.99	$174.45	83.6%	$260.95	$218.28	106.0%	118.1%	125.1%
7/31/2014 TTM	76.5%	$192.44	$147.27	69.0%	$235.31	$162.34	90.2%	122.3%	110.2%
7/31/2013 TTM	76.7%	$162.16	$124.33	79.2%	$212.47	$168.25	103.3%	131.0%	135.3%

(1)	Information obtained from a third party hospitality research report dated August 18, 2015. The competitive set includes: Sheraton Hotel Nashville Downtown, Doubletree Nashville, Renaissance Nashville Hotel, Loews Vanderbilt Plaza Hotel, Hutton Hotel, Omni Nashville Hotel and Hyatt Place Nashville Downtown.
(2)	The Hilton Nashville Property was under renovation from July 2013 to November 2014.

The Borrower. The borrower is Nashville Downtown Hotel, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Nashville Loan Combination. Jeffrey Soffer is the guarantor of certain nonrecourse carveouts under the Hilton Nashville Loan Combination.

The Sponsor. The sponsor is Jeffrey Soffer, the chairman and CEO of Turnberry Associates (“Turnberry”), a full service real estate development and property management company. Founded more than 50 years ago, Turnberry has developed more than $8.0 billion in commercial and residential properties including approximately 20.0 million square feet of retail space, more than 7,000 multifamily and condominium units, 1.5 million square feet of class A office space and more than 3,000 hotel rooms. Mr. Soffer was involved in various litigation matters involving claims resulting from the Fontainebleau Las Vegas project filing for Chapter 11 bankruptcy protection in mid-2009 (converted to Chapter 7 bankruptcy at the end of 2009), as well as other matters. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $651,449 for real estate taxes and $19,959 for charges related to the condominium structure that includes the Hilton Nashville Property and the adjacent subterranean parking garage (“Condominium Reserve Funds”). The loan documents also provide for ongoing monthly reserves in the amount of $108,575 for real estate taxes and $121,141 for FF&E. In addition, if, at any time, the total amount of Condominium Reserve Funds is less than $19,959, the borrower is required to deposit an amount that would make the Condominium Reserve Funds equal to or greater than $19,959. In addition, 10 days prior to each due date during a Cash Trap Event Period (as defined in “Lockbox and Cash Management” below), the borrower is required to deposit an amount equal to one-twelfth of the annual parking rent related to the adjacent subterranean parking garage. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Hilton Nashville Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. The loan documents require a lender-controlled lockbox account, which is already in place, and that the borrower direct all rents to be deposited directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

HILTON NASHVILLE

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default, or (ii) the trailing 12-month debt service coverage ratio falling below 1.20x at the end of any calendar quarter (a “DSCR Trigger Event”). A Cash Trap Event Period will end with respect to clause (i) above, upon the cure of such event of default; or with respect to clause (ii) above, upon the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters. In addition, if no event of default is continuing, the borrower may avoid a DSCR Trigger Event upon delivery to the lender within five business days of an amount which, when applied to the outstanding principal balance of the Hilton Nashville Loan Combination, would result in a debt service coverage ratio of at least 1.20x. If such amount is in the form of a letter of credit, the amount of such letter of credit may not exceed 10.0% of the outstanding principal balance of the Hilton Nashville Loan Combination.

Property Management. The Hilton Nashville Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Hilton Nashville Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates and similar confirmations from each rating agency rating any securities backed by the Hilton Nashville Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Nashville Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

11 MADISON AVENUE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

11 MADISON AVENUE

11 MADISON AVE

29 Mechanical/Roof[1] | Sony 1/2031[2]
28 Sony 1/2031[2]
27 Sony 1/2031[2]
26 Sony 1/2031[2]
25 Sony 1/2031[2]
24 Sony 1/2031[2]
23 Sony 1/2031[2]
22 Sony 1/2031[2]
21 Sony 1/2031[2]
20 Sony 1/2031[2]
19 Sony 1/2031[2]
18 WME 9/2030
17 WME 9/2030 | Vacant
16 Yelp 4/2025
15 Vacant | Mechanical
14 Yelp 4/2025
13 Credit Suisse 5/2017[3]
12 Young & Rubicam 3/2019
11 Credit Suisse 5/2017[3]
10 Credit Suisse 5/2037
9 Credit Suisse 5/2037
8 Credit Suisse 5/2037
7 Credit Suisse 5/2037
6 Credit Suisse 5/2037
5 Credit Suisse 5/2037
4 Credit Suisse 5/2037
3 Credit Suisse 5/2037
2 Sony 1/2031[2] | Credit Suisse 5/2037
M Sony 1/2031[2] | Eleven Madison Park 12/2017
G Fidelity 12/2028 | Arcade[4] | Sony 1/2031[2] | Eleven Madison Park 12/2017 | Credit Suisse 5/2037
1B Credit Suisse 5/2037
2B Credit Suisse 5/2037
3B Sony 1/2031[2] | Credit Suisse 5/2037 | Vacant | Eleven Madison Park 12/2017 | Young & Rubicam 3/2019
4B Mechanical
VACANT
MECHANICAL
ARCADE
2017
2019
2025
2028
2030+

NOTES:

[1] Includes two antenna tenants with leases expiring 6/2016.

[2] Space is subleased from Credit Suisse to the landlord through 5/2017 to accommodate the lease to Sony, who took possession 2/2015.

[3] Credit Suisse has the option to extend its lease on these floors through 5/2037, which must be exercised by 4/2016.

[4] Arcade Space: Martin's News and Sundry Shops 5/2017; Vacant retail.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

11 MADISON AVENUE

11 Madison Avenue
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New York, NY 10010
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W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl.
Washington Pl.
W. 4th St.
E. 39th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
E. 25th St.
E. 22nd St.
E. 21st St.
E. 20th St.
E. 19th St.
E. 18th St.
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
St. Marks Pl.
E. 7th St.
E. 6th St.
E. 5th St.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Ave. A
Broadway
Irving Pl.
University Pl.
4th Ave.
Astor Pl.
Greenwich Ave.
W. 11th St.
Waverly Pl.
Bleecker St.
Hudson St.
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
Union City
Hoboken
NEW JERSEY
JERSEY CITY
Hudson River
East River
Astoria
QUEENS
Long Island City
Williamsburg
BROOKLYN
Brooklyn Heights
Park Slope
Chelsea
Greenwich Village
SoHo
Tribeca
Chinatown
Financial District
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – 11 Madison Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	AA(low)/AAA/A2 (sca.pd)			Property Type:	Office
Original Principal Balance(1):	$35,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$35,000,000			Location:	New York, NY
% of Initial Pool Balance:	4.3%			Size:	2,285,043 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$334.49
Borrower Names(2):	Various			Year Built/Renovated:	1932-1950/1994-1997, 2015
Sponsor:	SL Green Realty Corp.			Title Vesting(6):	Fee
Mortgage Rate:	3.5602%			Property Manager:	Self-managed
Note Date:	August 18, 2015			3rd Most Recent Occupancy (As of):	99.1% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.5% (12/31/2013)
Maturity Date:	September 6, 2025			Most Recent Occupancy (As of):	94.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(7):	97.8% (8/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$47,051,047 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$46,705,749 (12/31/2014)
Call Protection(3):	L(25),D(88),O(7)			Most Recent NOI (As of)(8):	$46,389,392 (TTM 5/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1)(4):	Yes
Additional Debt Type(1)(4):	Pari Passu and subordinate notes; Mezzanine

				U/W Revenues:	$163,039,756
Escrows and Reserves(5):				U/W Expenses:	$53,546,158
				U/W NOI(8):	$109,493,598
Type:	Initial	Monthly	Cap (If Any)	U/W NCF(8):	$107,431,283
Taxes	$0	Springing	NAP	U/W NOI DSCR(1):	3.97x
Insurance	$0	Springing	NAP	U/W NCF DSCR(1):	3.89x
Replacement Reserve	$0	Springing	NAP	U/W NOI Debt Yield(1):	14.3%
Rollover Reserve	$0	Springing	NAP	U/W NCF Debt Yield(1):	14.1%
Lease Costs Reserve	$81,152,102	$0	NAP	As-Is Appraised Value(9):	$2,350,000,000
Sony Free Rent Reserve	$18,847,898	$0	NAP	As-Is Appraisal Valuation Date(9):	July 1, 2015
CS Sublease Reserve	$36,500,000	$0	NAP	Cut-off Date LTV Ratio(1)(9):	32.5%
Title Endorsement Reserve	$1,000	$0	NAP	LTV Ratio at Maturity or ARD(1)(9):	32.5%

(1)	The 11 Madison Avenue Loan Combination (as defined below), totaling $1,075,000,000, is comprised of 16 pari passu senior notes with an aggregate balance of $764,330,000 (Notes A-1-S1 through A-3-C2) and three subordinate notes with an aggregate balance of $310,670,000 (Notes B-1-S, B-2-S and B-3-S). The non-controlling senior Note A-3-C1 had an original balance of $35,000,000, has an outstanding principal balance of $35,000,000 as of the Cut-off Date and will be contributed to the WFCM 2015-NXS3 Trust. Nine of the senior notes with a combined outstanding principal balance of $397,530,000 and the three subordinate notes with a combined outstanding principal balance of $310,670,000 are expected to be contributed to the MAD 2015-11MD transaction. The remaining six senior notes had an aggregate outstanding principal balance of $331,800,000 and are expected to be contributed to future trusts. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 16 senior notes. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI DY based on the combined senior notes and subordinate notes totaling $1,075,000,000 are 45.7%, 2.77x and 10.2%, respectively. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI DY based on the combined senior notes, subordinate notes and mezzanine debt (aggregate debt is $1.4 billion) are 59.6%, 1.97x and 7.8%, respectively.
(2)	See “The Borrowers” section.
(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of October 6, 2015. Defeasance of the 11 Madison Avenue Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) August 18, 2018. The assumed lockout period of 25 payments is based on the expected WFCM 2015-NXS3 Trust closing date in October 2015.
(4)	See “Subordinate and Mezzanine Indebtedness” section.
(5)	See “Escrows” section.
(6)	See “Condominium” section.
(7)	See “Historical Occupancy” section.
(8)	See “Cash Flow Analysis” section.
(9)	See “Appraisal” section. The appraiser also concluded to an “as-stabilized” value of $2,700,000,000 based on an “as-stabilized” valuation date of July 1, 2018, which results in an “as-stabilized” Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 28.3% based on the senior debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Mortgage Loan. The mortgage loan (the “11 Madison Avenue Loan Combination”) is evidenced by 16 pari passu senior promissory notes (Notes A-1-S1 through A-3-C2) and three subordinate notes (Notes B-1-S, B-2-S and B-3-S) secured by an office building located in New York, New York (the “11 Madison Avenue Property”). The 11 Madison Avenue Loan Combination was co-originated on August 18, 2015 by Wells Fargo Bank, National Association, German American Capital Corporation and Morgan Stanley Bank, N.A. The 11 Madison Avenue Loan Combination had an original principal balance of $1,075,000,000, has an outstanding principal balance as of the Cut-off Date of $1,075,000,000 and accrues interest at an interest rate of 3.5602% per annum. The 11 Madison Avenue Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the 11 Madison Avenue Loan Combination. The 11 Madison Avenue Loan Combination matures on September 6, 2025. See “Description of the Mortgage Pool—Additional Indebtedness—Loan Combinations—The 11 Madison Avenue Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

Note A-3-C1, which will be contributed to the WFCM 2015-NXS3 Trust, had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents a senior pari passu non-controlling interest in the 11 Madison Avenue Loan Combination. Nine of the senior pari passu notes (Notes A-1-S1 through A-3-S3) and all of the subordinate notes, which are expected to be contributed to the MAD 2015-11MD trust, had an original aggregate principal balance of $708,200,000 and will represent the controlling interest in the 11 Madison Avenue Loan Combination. The remaining non-controlling notes, which had an aggregate original principal balance of $331,800,000, are expected to be contributed to future trusts. The lender provides no assurances that any non-securitized notes will not be split further.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-3-C1	$35,000,000	WFCM 2015-NXS3	No
A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-3-S1, A-3-S2, A-3-S3(1)	$397,530,000	MAD 2015-11MD	Yes(2)
B-1-S, B-2-S, B-3-S(1)	$310,670,000	MAD 2015-11MD	Yes(2)
A-1-C1(3), A-1-C2, A-1-C3	$209,600,000	GACC(4)	No
A-2-C1, A-2-C2	$91,700,000	MS(4)	No
A-3-C2	$30,500,000	WFB(4)	No
Total	$1,075,000,000
(1)	Expected to be contributed to the MAD 2015-11MD Trust. The notes are originally held by GACC, MS and WFB.
(2)	The 11 Madison Avenue Loan Combination is expected to be serviced and administered according to the 11 MAD 2015-11MD Trust and Servicing Agreement.
(3)	The A-1-C1 note with an original balance of $70.0 million is expected to be contributed to the COMM 2015-CCRE26 transaction.
(4)	GACC – “German American Capital Corporation”; MS – “Morgan Stanley Bank, N.A.”; and WFB – “Wells Fargo Bank, N.A.”

Following the lockout period, the borrowers have the right to defease the 11 Madison Avenue Loan Combination in whole, but not in part, on any date before March 6, 2025. In addition, the 11 Madison Avenue Loan Combination is prepayable without penalty on or after March 6, 2025. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 18, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original loan combination amount	$1,075,000,000	42.2%	Purchase price(1)	$2,285,000,000	89.7%
Mezzanine A loan	150,000,000	5.9	Leasing/Base building costs	139,562,788	5.5
Mezzanine B loan	175,000,000	6.9	Reserves	100,000,000	3.9
Sponsor equity contribution	1,147,232,451	45.0	Closing costs	22,669,663	0.9

Total Sources	$2,547,232,451	100.0%	Total Uses	$2,547,232,451	100.0%

(1)	Purchase price includes the $39,000,000 CS Sublease Reserve. $2,500,000 of the CS Sublease Reserve was paid down at origination.

The Property. The 11 Madison Avenue Property consists of the fee interests in 27 condominium units and the leasehold interests in nine condominium units (see “Condominium” section) of a 29-story, 2,285,043 square foot, class A office tower located directly east of Manhattan’s Madison Square Park. The 11 Madison Avenue Property enjoys frontage on Madison Square Park and occupies an entire city “super block” between Park Avenue South, Madison Avenue, and East 24th and East 25th Streets. Developed by MetLife as part of its headquarters complex, the 11 Madison Avenue Property was constructed in three phases between 1932 and 1950: phase I - from 1932 to 1938, half of the building was built along Park Avenue between 24th and 25th Street; phase II - from 1938 to 1941, the northwest section of the building was completed; and phase III - from 1947 to 1950, the final phase, the southwest quadrant, was completed. Due to the Property’s unique and high quality construction, the 11 Madison Avenue Property was added to the National Register of Historic Places in 1996.

The 11 Madison Avenue Property was originally designed as a 100-story tower, which would have made it the tallest building in the world at that time. However, following the Great Depression, plans were scaled back to the building’s present 29-story design. The 11 Madison Avenue Property’s robust infrastructure was engineered to serve the 100-story design and features three chiller plants, seven generators, an uninterrupted power supply, abundant electric capacity with dual points of entry and 46 elevators including two additional elevators currently being constructed for Sony’s exclusive use. Between 1994 and 1997, Credit Suisse and MetLife collectively modernized the 11 Madison Avenue Property at a cost exceeding $700.0 million. During that time, MetLife invested $400.0 million in technological enhancements and established the 11 Madison Avenue Property as a sought after headquarter location due to its modern building systems, large floor plates, landmark status, and park-fronting location. Furthermore, during that time, Credit Suisse invested an additional $300.0 million to create its North American headquarters in the 11 Madison Avenue Property, adding dedicated emergency generators, supplemental HVAC systems, its own uninterrupted power supply facility (additionally upgraded for $30.0 million in 2011), and other miscellaneous electrical upgrades.

The 11 Madison Avenue Property is currently undergoing a number of base building projects totaling approximately $86.0 million, which, when combined with leasing commissions and Sony’s and Credit Suisse’s Landlord build-outs, will result in over $279.0 million of capital invested into the 11 Madison Avenue Property between 2015 and 2018. The capital will be invested to modernize and update the 11 Madison Avenue Property to current headquarters standard, including a new building management system, elevator modernization, chiller plant/cooling towers upgrade, increased ventilation capacity, private entrance and sky lobby for Sony, new 28th floor window line and a new usable rooftop garden. The 11 Madison Avenue Property has a strong long-term tenant base that includes two headquarters tenants (Credit Suisse and Sony, 55.4% and 25.3% of net rentable area, respectively), each of which has leases expiring beyond the term of the 11 Madison Avenue Loan Combination (with the exception of Credit Suisse’s space on the 11th and 13th floors and a portion of the first floor storage space).

Condominium. The 11 Madison Avenue Property is comprised of the fee interests in 27 condominium units and leasehold interests (with the reversionary right to the related fee simple interests) in nine condominium units of the borrowers. In 1993, Credit Suisse entered into an agreement with the New York City Industrial Development Agency (“NYC IDA”) and the 11 Madison Avenue Property was converted into separate condominium units for purposes of conveying the fee simple estate to the NYC IDA for those units which are leased to Credit Suisse in order to provide financing and tax benefits. The NYC IDA terminates on December 31, 2016 and, at that time, the fee interest in the nine condominium units will automatically revert to the borrowers. The 11 Madison Avenue Loan Combination provides that upon any such reversion of condominium units to the borrower, such condominium units will automatically be subject to the 11 Madison Avenue Loan Combination. The 11 Madison Avenue Loan Combination borrowers control the entire condominium board.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenancy at the 11 Madison Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Credit Suisse(2)	A/A1/A	1,079,655	47.2%	$63.98	$69,072,667	46.7%	5/31/2037(3)(4)
Credit Suisse (Option)(5)	A/A1/A	186,396	8.2%	$26.18	$4,879,731	3.3%	5/31/2017
Sony(6)	BB-/Ba1/BBB-	578,791	25.3%	$73.75(7)	$42,688,648(7)	28.9%	1/31/2031
Yelp	NR/NR/NR	152,232	6.7%	$85.00	$12,939,720	8.7%	4/30/2025
WME	NR/NR/NR	103,426	4.5%	$85.02	$8,793,250	5.9%	9/30/2030
Young & Rubicam, Inc.	BBB+/NR/BBB	99,107	4.3%	$74.65	$7,398,075	5.0%	3/30/2019
Total Major Tenants		2,199,607	96.3%	$66.27	$145,772,091	98.5%

Non-Major Tenants		34,571	1.5%	$62.06	$2,145,532	1.5%

Occupied Total		2,234,178	97.8%	$66.21	$147,917,623	100.0%

Vacant Space		50,865	2.2%

Collateral Total		2,285,043	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Credit Suisse recently signed a new lease for 1,079,655 square feet and Annual U/W Base Rent and Annual U/W Base Rent PSF for such space represents the rental rate commencing in June 2017 totaling $69,072,667 ($63.98 per square foot). Current annual rent for such space is $26,427,872 ($24.49 per square foot).
(3)	Credit Suisse has the right to (i) contract its space by one full floor effective between May 2022 and April 2027 with at least 15 months’ notice (“5 Year Option”); (ii) contract its space by one or two full floors (but only two full floors if the 5 Year Option has not been exercised) effective between May 2027 and April 2032 with 15 months’ notice (“10 Year Option); and (iii) contract its space on three full floors, reduced by any floors terminated under the 5 Year Option or 10 Year Option effective between May 2032 and April 2037 with 15 months’ notice. For each contraction option, a termination fee is required equal to the unamortized portion of the expenses as outlined in the lease.
(4)	Credit Suisse has 12 months of abated rent beginning in June 2032.
(5)	Consists of the below market rents on floors 11 and 13 as well as a portion of the first floor storage space. Credit Suisse has an option on this space to extend through 2037 at $73.81 PSF, which must be exercised by April 1, 2016.
(6)	The borrower currently leases a portion of Sony’s space from Credit Suisse and, in turn, subleases that space to Sony. Upon the expiration of Credit Suisse’s lease for that space on May 31, 2017, the sublease between the landlord and Sony will become a direct lease.
(7)	Sony received 12 months free rent commencing on the delivery date of each of its spaces; all remaining free rent following the origination date was reserved upfront.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the 11 Madison Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016(4)	2	2	0.0%	2	0.0%	$87,584	$43,792.00
2017(5)	3	198,966	8.7%	198,968	8.7%	$5,252,776	$26.40
2018	0	0	0.0%	198,968	8.7%	$0	$0.00
2019	1	99,107	4.3%	298,075	13.0%	$7,398,075	$74.65
2020	0	0	0.0%	298,075	13.0%	$0	$0.00
2021	0	0	0.0%	298,075	13.0%	$0	$0.00
2022	0	0	0.0%	298,075	13.0%	$0	$0.00
2023	0	0	0.0%	298,075	13.0%	$0	$0.00
2024	0	0	0.0%	298,075	13.0%	$0	$0.00
2025	1	152,232	6.7%	450,307	19.7%	$12,939,720	$85.00
Thereafter(5)	4	1,783,871	78.1%	2,234,178	97.8%	$122,239,468	$68.52
Vacant	0	50,865	2.2%	2,285,043	100.0%	$0	$0.00
Total/Weighted Average	11	2,285,043	100.0%			$147,917,623	$66.21

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	2016 includes two antenna leases with 1 square foot attributed to each lease.
(5)	Credit Suisse occupies multiple suites with 1,079,655 square feet (47.2% of the net rentable area) on leases expiring on May 31, 2037 and 186,396 (8.2% of the net rentable area) on leases expiring on May 31, 2017. Credit Suisse has an option to extend the lease on the 186,396 square feet through May 31, 2037 by providing notice by April 1, 2016.

The following table presents historical occupancy percentages at the 11 Madison Avenue Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	8/1/2015(2)(3)
99.1%	87.5%	94.0%	97.8%

(1)	Information obtained from the borrowers.
(2)	Information obtained from the underwritten rent roll.
(3)	As of August 1, 2015, the 11 Madison Avenue Property was 97.8% leased; Sony (25.3% of the net rentable area) and WME (4.5% of the net rentable area) have taken possession of their respective spaces and are currently completing their buildouts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 11 Madison Avenue Property:

Cash Flow Analysis

	2013	2014	TTM 5/31/2015	Year 3 Budget	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$52,888,225	$52,592,579	$53,715,326(1)	$154,501,514	$147,917,623(1)	90.7%	$64.73
Straight Line Rents	0	0	0	0	$1,932,702(2)	1.2	0.85
Grossed Up Vacant Space	0	0	0	0	4,796,680	2.9	2.10
Total Reimbursables	15,059,977	14,780,924	13,408,807	3,799,446	5,509,992	3.4	2.41
Other Income(3)	2,724,962	2,996,156	3,461,086	8,005,327	7,679,439	4.7	3.36
Less Vacancy & Credit Loss	(725,384)	(488,860)	(319,721)	0	(4,796,680)(4)	(2.9)	(2.10)
Effective Gross Income	$69,947,780	$69,880,799	$70,265,498	$166,306,287	$163,039,756	100.0%	$71.35

Total Operating Expenses	$22,896,733	$23,175,050	$23,876,107	$53,628,277	$53,546,158(5)	32.8%	$23.43

Net Operating Income	$47,051,047	$46,705,749	$46,389,392	$112,678,010	$109,493,598	67.2%	$47.92
TI/LC	0	0	0	0	1,605,307	1.0	0.70
Capital Expenditures	0	0	0	0	457,009	0.3	0.20
Net Cash Flow	$47,051,047	$46,705,749	$46,389,392	$112,678,010	$107,431,283	65.9%	$47.01

NOI DSCR(6)	1.71x	1.69x	1.68x	4.08x	3.97x
NCF DSCR(6)	1.71x	1.69x	1.68x	4.08x	3.89x
NOI DY(6)	6.2%	6.1%	6.1%	14.7%	14.3%
NCF DY(6)	6.2%	6.1%	6.1%	14.7%	14.1%

(1)	The increase in U/W Base Rent over TTM 5/31/2015 Base Rent is due in part to Credit Suisse executing a lease extension for 1,079,655 square feet (47.2% of net rentable area) commencing on June 1, 2017 increasing its total base rent by $42.6 million and Sony executing a lease in February 2015 for 578,791 square feet (25.3% of net rentable area) with annual rent of $42.7 million.

(2)	Straight Line Rents is equal to the difference between Sony’s annual base rent during the first calendar year in which it will make rent payments and the average rent for Sony’s space over the 11 Madison Avenue Loan Combination term.

(3)	Other Income includes percentage rent, sundry income, tenant utility billbacks and miscellaneous revenue.

(4)	The underwritten economic vacancy is 2.9%. As of August 1, 2015, the 11 Madison Avenue Property was 97.8% leased; Sony (25.3% of the net rentable area) and WME (4.5% of the net rentable area) took possession of their respective spaces and are currently completing their buildouts.
(5)	The 11 Madison Avenue Property historically benefited from an NYC IDA, which resulted in a reduced property tax expense. The NYC IDA exemptions will expire on December 31, 2016 and full taxes were underwritten.
(6)	Based on the 16 senior notes totaling $764,330,000.

Appraisal. As of the appraisal valuation date of July 1, 2015, the 11 Madison Avenue Property had an “as-is” appraised value of $2,350,000,000. The appraiser also concluded to an “as-stabilized” value of $2,700,000,000 with an “as-stabilized” valuation date of July 1, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated April 30, 2015, there was no evidence of any recognized environmental conditions at the 11 Madison Avenue Property.

Market Overview and Competition. The 11 Madison Avenue Property is located in downtown Manhattan and overlooks Madison Square Park, giving the building an unobstructed view of the park. Located in Manhattan’s Midtown South Neighborhood, the 11 Madison Avenue Property has direct access to the number 6 subway line which, along with the nearby N, R, Q, F and M lines, provides connections from the Upper East Side and Grand Central Station to Union Square, Downtown Manhattan and Brooklyn. Additionally, the 11 Madison Avenue Property is within walking distance of the Flatiron, Gramercy and Chelsea neighborhoods. The 11 Madison Avenue Property is located in the Midtown South office market, which includes 66.6 million square feet of office space. The Midtown South office market includes 35 class A buildings totaling 17.3 million square feet. The 11 Madison Avenue Property is one of seven trophy office buildings in the Midtown South office market. The Midtown South office market is geographically segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village, and Chelsea. The 11 Madison Avenue Property is located in the Madison/Union Square submarket. The Madison/Union Square submarket contains over 32.0 million square feet of office space and is Midtown South’s largest submarket. The Madison/Union Square submarket contains 10.4 million square feet of class A space (including the 11 Madison Avenue Property). As of the first quarter of 2015, the Midtown South office market exhibited a vacancy rate of 7.0% with an asking rental rate of $63.28 per square foot, gross and the Madison/Union Square submarket had an overall vacancy rate of 7.3% with an asking rent of $64.22 per square foot, gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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11 MADISON AVENUE

The following table presents certain information relating to comparable office properties to the 11 Madison Avenue Property:

Competitive Set(1)

Property	NRA	Available Sq. Ft. (Direct)	Available Sq. Ft. (Sublease)	Direct Occupancy	Occupancy (including Sublease availability)
One Madison Avenue	1,443,908	0	0	100.0%	100.0%
41 Madison Avenue	532,525	0	55,126	100.0%	89.7%
51 Madison Avenue	974,653	0	0	100.0%	100.0%
63 Madison Avenue	636,660	0	8,296	100.0%	98.7%
114 Fifth Avenue	287,804	0	19,326	100.0%	93.3%
160 Fifth Avenue	117,900	0	0	100.0%	100.0%
200 Fifth Avenue	594,089	0	0	100.0%	100.0%
770 Broadway	911,213	0	0	100.0%	100.0%
111 Eighth Avenue	2,300,000	0	0	100.0%	100.0%
51 Astor Place	307,839	0	0	100.0%	100.0%
Total / Weighted Average	8,106,591	0	82,748	100.0%	99.0%

(1)	Information obtained from the appraisal.

The Borrowers. The borrowers, 11 Madison Avenue Owner LLC, 11 Madison Avenue Owner 2 LLC, 11 Madison Avenue Owner 3 LLC, 11 Madison Avenue Owner 4 LLC, 11 Madison Avenue Owner 5 LLC and 11 Madison Avenue Owner 6 LLC (collectively the “TIC Owners”) and 11 Madison EAT Lender LLC (together with the TIC Owners, the borrowers), are each a single purpose Delaware limited liability company entity with two independent directors. Each of the TIC Owners is a tenant-in-common owner of the 11 Madison Avenue Property and they collectively own 100% of the fee and/or leasehold interest in the 11 Madison Avenue Property which they have master leased to 11 Madison EAT Lender LLC. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 11 Madison Avenue Loan Combination. SL Green Realty Corp. (“SLG”) is the guarantor of certain nonrecourse carveouts under the 11 Madison Avenue Loan Combination.

The Sponsors. The sponsor of the 11 Madison Avenue Loan Combination is SLG (rated Baa3/BBB-/BB+ by Moody’s/Fitch/S&P), an S&P 500 company and New York City’s largest office landlord, which is a fully integrated real estate investment trust that is focused primarily on acquiring, managing, and maximizing value of Manhattan commercial properties. As of June 30, 2015, SLG held interests in 120 Manhattan properties totaling 44.1 million square feet, which consists of ownership interests in 29.0 million square feet of commercial buildings and debt and preferred equity investments secured by 15.1 million square feet of properties. In addition to its Manhattan investments, SL Green held ownership interests in 37 suburban properties totaling 5.9 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey.

Escrows. The loan documents provide for upfront reserves in the amount of $18,847,898 for free rent related to the Sony lease, $36,500,000 for rent due to Credit Suisse for the space subleased to Sony and $1,000 for fees related to title endorsements. The borrowers owe $140.2 million in outstanding tenant improvements and leasing commissions and landlord work obligations related to the Sony, Credit Suisse, Yelp and WME leases (“Lease Costs”); loan documents provide for an upfront reserve in an amount of $81,152,102 for the Lease Costs and the sponsor provided a guaranty to the lender to fund the balance of the Lease Costs (currently $59,060,332). Upon the long-term unsecured S&P credit rating of the sponsor being less than BB+, the borrowers are required to deposit an amount equal to any Lease Costs covered by the guaranty or, so long as no event of default has occurred and is continuing, the borrowers may elect to apply all excess cash flow to the Lease Costs account until the required amount is fully funded.

Lease Costs
Lease Costs	Outstanding Amount
Credit Suisse Landlord Base Building Work	21,591,448
Sony Landlord Base Building Work	19,931,438
Credit Suisse Tenant Improvements(1)	43,898,724
Sony Tenant Improvements	43,641,509
Other Tenant Improvements	4,533,205
Credit Suisse Leasing Commissions	4,529,626
Sony Leasing Commissions	0
Other Leasing Commissions	2,086,484
Total Lease Costs	$140,212,434
(1)	Includes $33,806,313 in anticipated work allowance under the 2017 Credit Suisse Lease

During the continuance of a Trigger Period (as defined below), the borrowers will deposit on each monthly payment date (i) an amount equal to one-twelfth of the taxes payable in the next 12 months, (ii) provided an acceptable blanket policy is no longer in place, an amount equal to one-twelfth of the insurance premiums payable in the next 12 months and (iii) $342,756 for annual capital expenditures.

During the continuance of a Lease Sweep Period (as defined below), the lender will cause all excess cash flow to be deposited into the Rollover Reserve subaccount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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11 MADISON AVENUE

Lockbox and Cash Management. The 11 Madison Avenue Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within ten business days of receipt. Prior to the occurrence of a Trigger Period (as defined below), all cash flow is distributed to the borrowers. During a Trigger Period, all cash flow is swept to a lender-controlled cash management account.

A “Trigger Period” will commence upon the occurrence or commencement of (i) an event of default; (ii) a Low Debt Yield Trigger Period (as defined below); (iii) a default by the borrowers of any major lease obligation; (iv) a Lease Collateral Sweep Period (as defined below); (v) a Lease Sweep Period (as defined below); or (vi) a Mezzanine Loan A or Mezzanine Loan B loan default.

A “Low Debt Yield Trigger Period” will commence if, as of the last day of any calendar quarter, the 11 Madison Avenue Loan Combination net cash flow debt yield falls below 7.50% or the aggregate debt (inclusive of mezzanine loans) net cash flow debt yield falls below 5.75% for two consecutive calendar quarters. A Low Debt Yield Trigger Period will cease to exist if either (i) the 11 Madison Avenue Loan Combination net cash flow debt yield exceeds 7.50% and the aggregate debt net cash flow yield exceeds 5.75% for two consecutive calendar quarters; or (ii) the borrowers provide cash or a letter of credit to the lender in the amount that if applied to the outstanding principal balance would cause the 11 Madison Avenue Loan Combination net cash flow debt yield to be equal to or greater than 7.50% and the aggregate debt net cash flow debt yield to be equal to or greater than 5.75%.

A “Lease Collateral Sweep Period” will commence if the long-term unsecured S&P credit rating of the sponsor falls below BB+. The Lease Collateral Sweep Period will cease to exist if either (i) all Lease Costs have been fully funded in cash into the Lease Costs Reserve account or (ii) the sponsor meets the minimum credit rating of BB+ by S&P.

A “Lease Sweep Period” will commence upon a bankruptcy proceeding in which the tenant and/or guarantor under either the Credit Suisse lease or the Sony lease, or its respective parent entity, (each a “Major Tenant”) is the debtor. A Lease Sweep Period will end upon the earlier to occur of (i) in the event either of the Major Tenant leases are rejected in the applicable bankruptcy proceeding, the date on which a sufficient portion of the space occupied under the defaulted Major Tenant lease is re-leased so as to achieve an 11 Madison Avenue Loan Combination net cash flow debt yield of 7.50% or greater and an aggregate debt net cash flow debt yield of 5.75%; (ii) the date of an assumption or assignment of the applicable Major Tenant lease out of bankruptcy or (iii) the date on which the amount of $75.00 per rentable square foot of the defaulted Major Tenant lease is deposited into the Rollover Reserve account for approved leasing costs.

Property Management. The 11 Madison Avenue Property is managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the 11 Madison Avenue Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) either the transferee is a qualified transferee as described in the loan documents or the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) the replacement guarantor has a net worth not less than $500.0 million and liquid assets not less than $50.0 million; and (iv) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates and similar confirmations from each rating agency rating any securities backed by any 11 Madison Avenue Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The 11 Madison Avenue Loan Combination includes three subordinate notes with an aggregate original principal balance of $310,670,000 that are expected to be contributed to the MAD 2015-11MD transaction. See “Description of the Mortgage Pool – Subordinate and/or Other Financing – Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

German American Capital Corporation, Morgan Stanley Mortgage Capital Holdings LLC and Wells Fargo Bank, National Association (collectively “Mezzanine Lender”) have made a $150,000,000 mezzanine loan (“Mezzanine Loan A”) to 11 Madison Mezz 1 LLC, 11 Madison Mezz 2 LLC, 11 Madison Mezz 3 LLC, 11 Madison Mezz 4 LLC, 11 Madison Mezz 5 LLC, 11 Madison Mezz 6 LLC and 11 Madison Mezz Borrower LLC. The Mezzanine Lender also made a $175,000,000 mezzanine loan (“Mezzanine Loan B”) to 11 Madison Second Mezz 1 LLC, 11 Madison Second Mezz 2 LLC, 11 Madison Second Mezz 3 LLC, 11 Madison Second Mezz 4 LLC, 11 Madison Second Mezz 5 LLC, 11 Madison Second Mezz 6 LLC and 11 Madison Second Mezz Borrower LLC. Mezzanine Loan A and Mezzanine Loan B accrue interest at an interest rate of 4.650% per annum and 4.850% per annum, respectively, and require payments of interest only. The Mezzanine Loan A and Mezzanine Loan B are coterminous with the 11 Madison Loan Combination.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 11 Madison Avenue Property, provided however, that the borrower will not be required to spend more than 200.0% of the cost of property coverage and business interruption coverage in the event the Terrorism Risk Insurance Act or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

HACIENDA CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

HACIENDA CENTER

Hacienda Center
NWC Colima Road and South Azusa Avenue
Hacienda Heights, CA 91745
Live Oak Ave.
Irwindale Speedway
North El Monte
Arrow Hwy.
Lark Ellen Ave.
Azusa Ave.
Cerritos Ave.
Citrus Ave.
Barranca Ave.
Grand Ave.
Glendora Ave.
Glendora
Vincent
Charter Oak
San Dimas
605
Lower Azusa Rd.
El Monte Airport
Los Angeles St.
METROLINK SAN BERNARDINO LINE
COVINA
San Bernardino Rd.
Badillo St.
El Monte
San Gabriel River Fwy
BALDWIN PARK
Baldwin Park
Puente Ave.
Rowland St.
Citrus Valley Medical Center Inter-Community Campus
Covina
Pacific Coast Baptist Bible College
EL MONTE
Ramona Blvd.
39
Eastland Center
San Bernardino Fwy
10
Citrus Valley Medical Center
Plaza West Covina
Los Angeles 12 miles
Puente Ave.
West Puente Valley
Sunset Ave.
Cameron Ave.
West Covina
Cal. State Polytech Univ. Pomona
Peck Rd.
Durfee Ave.
Amar Rd.
Glendora Ave.
Merced Ave.
Grand Ave.
Mount San Antonio College
South El Monte
Avocado Heights
Valinda
LOS ANGELES COUNTY
Workman Mill Rd.
Amar Rd.
Azusa Ave.
Amar Rd.
60
La Puente
7th Ave.
Valley Blvd.
Temple Ave.
Walnut
Industry Hills Rec. Center
Industry Hills Golf Club at Pacific Palms
Nogales St.
La Puente Rd.
Valley Blvd.
Rio Hondo College
Pomona Fwy
Rose Hills Memorial Park
Valley Blvd.
INDUSTRY
Hacienda Blvd.
Gale Ave.
Industry
METROLINK RIVERSIDE LINE
Pomona Fwy
Turnbull Canyon Rd.
Hacienda Heights
Puente Hills Mall
Colima Rd.
Royal Vista Golf Club
Diamond Bar
Memorial Stadium
Schabarum Regional County Park
Rowland Heights
Fullerton Rd.
57
Whittier College
PUENTE HILLS
Pathfinder Rd.
72
Whittier
Quad At Whittier
Whittier Blvd.
Friendly Hills Country Club
Orange Fwy
La Habra
La Habra Blvd.
Puente St.
Euclid St.
Harbor Blvd.
Brea
Lambert Rd.
Birch Street Promenade
90
Imperial Hwy.
Brea Mall
Birch St.
Birch Hills Golf Course
Kraemer Blvd.
ORANGE COUNTY
Bastanchury Rd.
Yorba Linda
St. Jude Medical Ctr.
Coyote Hills Golf Course
Placentia
Fullerton
Cal. State University Fullerton
John Wayne Airport 16 miles
Placentia Linda Hospital
SAN GABRIEL MTS.
Burbank
Glendale
Pasadena
Rancho Cucamonga
LOS ANGELES
Pomona
Ontario
Santa Monica
Torrance
ANAHEIM
LONG BEACH
SANTA ANA
Huntington Beach
Irvine
Corona
Fullerton
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

No. 7 – Hacienda Center

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$33,300,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$33,300,000			Location:	Hacienda Heights, CA
% of Initial Pool Balance:	4.1%			Size:	122,403 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$272.05
Borrower Names:	Pacific Castle Colima I, LLC; Master K Investment I, LLC			Year Built/Renovated:	1974/NAP
Sponsors:	Wayne Cheng; Philip Kuo; Abraham Kuo			Title Vesting:	Fee
Mortgage Rate:	4.620%			Property Manager:	Self-managed
Note Date:	August 4, 2015			3rd Most Recent Occupancy (As of):	90.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	86.8% (12/31/2013)
Maturity Date:	August 5, 2025			Most Recent Occupancy (As of)(3):	80.6% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of)(3)(4):	92.9% (6/1/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,808,657 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,610,290 (12/31/2014)
Call Protection:	L(26),D(91),O(3)			Most Recent NOI (As of)(5):	$2,615,399 (TTM 7/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Unsecured Debt			U/W Revenues(5):	$4,250,274
				U/W Expenses(5):	$1,105,533
				U/W NOI(5):	$3,144,741
Escrows and Reserves(2):				U/W NCF(5):	$2,981,945
				U/W NOI DSCR:	1.53x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.45x
Taxes	$379,508	$47,439	NAP	U/W NOI Debt Yield:	9.4%
Insurance	$5,637	Springing	NAP	U/W NCF Debt Yield:	9.0%
Replacement Reserves	$105,000	$5,916	NAP	As-Is Appraised Value(6):	$56,000,000
TI/LC Reserve	$0	$7,650	$275,407	As-Is Appraisal Valuation Date(6):	March 5, 2015
Free Rent Reserve	$64,202	$0	NAP	Cut-off Date LTV Ratio(6):	59.5%
Landlord Work Reserve	$1,590,000	$0	NAP	LTV Ratio at Maturity or ARD(6):	54.5%

(1)	See “Additional Indebtedness” section.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	The Hacienda Center Property is 92.9% leased and 89.8% physically occupied. Current occupancy includes Corner Bakery (3,800 square feet; 3.1% of net rentable area), which recently executed a lease and is expected to take occupancy in December 2015. See “The Property” section.

(5)	See “Cash Flow Analysis” section.

(6)	The “as-stabilized” appraised value is $57,000,000 as of March 1, 2016, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 58.4% and 53.6% respectively. See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Hacienda Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Hacienda Heights, California (the “Hacienda Center Property”). The Hacienda Center Mortgage Loan was originated on August 4, 2015 by Natixis, New York Branch. The Hacienda Center Mortgage Loan had an original principal balance of $33,300,000, has an outstanding principal balance as of the Cut-off Date of $33,300,000 and accrues interest at an interest rate of 4.620% per annum. The Hacienda Center Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hacienda Center Mortgage Loan matures on August 5, 2025.

Following the lockout period, the borrower has the right to defease the Hacienda Center Mortgage Loan in whole or in part on any date before June 5, 2025. In addition, the Hacienda Center Mortgage Loan is prepayable without penalty on or after June 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

HACIENDA CENTER

Sources and Uses

Sources			Uses
Original loan amount	$33,300,000	100.0%	Loan payoff(1)	$26,872,928	80.7%
			Reserves	2,144,347	6.4
			Closing costs	347,982	1.0
			Return of equity	3,934,742	11.8
Total Sources	$33,300,000	100.0%	Total Uses	$33,300,000	100.0%

(1)	The Hacienda Center Property was previously securitized in the JPMCC 2005-CB12 transaction.

The Property. The Hacienda Center Property is a 122,403 square foot grocery-anchored shopping center located on approximately 8.1 acres of land in Hacienda Heights, California; approximately 18.0 miles east of Los Angeles, California. The Hacienda Center Property consists of one main building (anchor and in-line) and four single-tenant retail pad buildings. The Hacienda Center Property is located across the street from Puente Hills Mall, a 1.2 million square feet regional mall. The Hacienda Center Property is anchored by Tawa Supermarket (“Tawa”), which operates under the trade name 99 Ranch Market (30,500 square feet; 24.9% of net rentable area), the largest Asian-American supermarket chains in the United States per the appraiser, operating primarily on the West Coast (predominantly in California). Founded in 1984, the company currently operates 37 stores that sell a wide range of imported food products and merchandise from China and other parts of Southeast Asia. The stores generally cater to middle- to upper-income ethnic Asian Americans. 99 Ranch Market has been a tenant at the Hacienda Center Property since 1998 and is currently in its second five-year lease renewal, which expires in March 2018. Annual 2014 sales of 99 Ranch Market at the Hacienda Center Property were approximately $15.7 million or $515.00 per square foot, which equates to a current occupancy cost ratio of 3.4% (including expense reimbursements). The tenant recently completed an estimated $1.5 million (approximately $49.00 per square foot) interior remodel at its own cost. Complementing 99 Ranch Market, the Hacienda Center Property also features several Asian restaurants and lifestyle vendors. The second largest tenant, Bank of America, is located on a pad site and has operated at the Hacienda Center Property since 1976. As of June 30, 2014, this Bank of America branch held approximately $346.0 million in deposits; comparatively, the average Federal Deposit Insurance Corporation-insured bank branch in the Los Angeles metropolitan statistical area holds $161.1 million in deposits, while the average bank branch in California holds $149.9 million in deposits. The Hacienda Center Property also includes 678 surface parking spaces, reflecting a parking ratio of 5.5 spaces per 1,000 square feet of rentable area. As of June 1, 2015, the Hacienda Center Property was approximately 89.8% occupied and 92.9% leased by 32 tenants. Corner Bakery (3,800 square feet; 3.1% of net rentable area), recently executed a lease and is expected to take occupancy in December 2015, for which an upfront reserve of $1,590,000 was collected at origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

HACIENDA CENTER

The following table presents certain information relating to the tenancy at the Hacienda Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenant
Tawa Supermarket	NR/NR/NR	30,500	24.9%	$11.40	$347,700	10.5%	$515	3.4%	3/31/2018(4)
Total Anchor Tenant		30,500	24.9%	$11.40	$347,700	10.5%

Major Tenants
Bank of America	A/Baa1/A-	11,515	9.4%	$26.14	$301,055	9.1%	NAV	NAV	6/30/2016(5)
Shi Ha Restaurant(6)	NR/NR/NR	9,964	8.1%	$27.60	$275,006	8.3%	NAV	NAV	5/31/2025
California Bank & Trust	BBB-/Ba1/NR	6,000	4.9%	$29.97	$179,807	5.4%	NAV	NAV	4/30/2018(7)
Little Sheep Mongolian Hot Pot	NR/NR/NR	6,515	5.3%	$24.36	$158,697	4.8%	NAV	NAV	6/30/2020(8)
Total Major Tenants		33,994	27.8%	$26.90	$914,565	27.6%

Non-Major Tenants		49,214	40.2%	$41.57	$2,045,872	61.8%

Occupied Collateral Total		113,708	92.9%	$29.09	$3,308,136	100.0%

Vacant Space		8,695	7.1%

Collateral Total		122,403	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through September 2016, totaling $253,461.

(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2014. Occupancy costs include expense reimbursements.

(4)	Tawa Supermarket has one five-year extension option remaining.

(5)	Bank of America has one 10-year extension option remaining.

(6)	As of June 1, 2015, Shi Ha Restaurant is in occupancy, paying rent and is expected to open for business in October 2015.

(7)	California Bank & Trust has one five-year extension option remaining.

(8)	Little Sheep Mongolian Hot Pot has two five-year extension options remaining.

The following table presents certain information relating to the lease rollover schedule at the Hacienda Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	5	16,655	13.6%	16,655	13.6%	$508,870	$30.55
2017	2	3,243	2.6%	19,898	16.3%	$106,613	$32.87
2018	7	44,299	36.2%	64,197	52.4%	$866,223	$19.55
2019	6	9,940	8.1%	74,137	60.6%	$418,023	$42.05
2020	6	14,698	12.0%	88,835	72.6%	$526,674	$35.83
2021	1	2,742	2.2%	91,577	74.8%	$133,192	$48.57
2022	1	5,509	4.5%	97,086	79.3%	$192,868	$35.01
2023	0	0	0.0%	97,086	79.3%	$0	$0.00
2024	2	2,858	2.3%	99,944	81.7%	$127,346	$44.56
2025	2	13,764	11.2%	113,708	92.9%	$428,326	$31.12
Thereafter	0	0	0.0%	113,708	92.9%	$0	$0.00
Vacant	0	8,695	7.1%	122,403	100.0%	$0	$0.00
Total/Weighted Average	32	122,403	100.0%			$3,308,136	$29.09

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

HACIENDA CENTER

The following table presents historical occupancy percentages at the Hacienda Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)(2)	6/1/2015(2)(3)

90.2%	86.8%	80.6%	92.9%

(1)	Information obtained from the borrower.

(2)	West Coast Seafood Buffet totaling 9,964 square feet (8.1% of net rentable area) vacated in 2014. The space was retenanted by Shi Ha Restaurant in June 2015.

(3)	Information obtained from the underwritten rent roll. The Hacienda Center Property was 92.9% leased and 89.8% occupied as of June 1, 2015. Corner Bakery recently signed a lease for 3,800 square feet (3.1% of the net rentable area) and is expected to take occupancy in December 2015. Shi Ha Restaurant is in occupancy, paying rent and is expected to open for business in October 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hacienda Center Property:

Cash Flow Analysis

	2013	2014	TTM 7/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,970,393	$2,815,517	$2,815,733	$3,308,136(1)	77.8%	$27.03
Grossed Up Vacant Space	0	0	0	323,835	7.6	2.65
Total Reimbursables	854,501	813,583	803,295	942,138	22.2	7.70
Other Income	18,942	967	3,533	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(323,835)(2)	(7.6)	(2.65)
Effective Gross Income	$3,843,836	$3,630,066	$3,622,561	$4,250,274	100.0%	$34.72

Total Operating Expenses	$1,035,179	$1,019,776	$1,007,162	$1,105,533	26.0%	$9.03

Net Operating Income	$2,808,658	$2,610,290	$2,615,399	$3,144,741	74.0%	$25.69
TI/LC	0	0	0	91,802	2.2	0.75
Capital Expenditures	0	0	0	70,994	1.7	0.58
Net Cash Flow	$2,808,658	$2,610,290	$2,615,399	$2,981,945	70.2%	$24.36

NOI DSCR	1.37x	1.27x	1.27x	1.53x
NCF DSCR	1.37x	1.27x	1.27x	1.45x
NOI DY	8.4%	7.8%	7.9%	9.4%
NCF DY	8.4%	7.8%	7.9%	9.0%

(1)	The increase from TTM 7/31/2015 Base Rent to U/W Base Rent is attributable to contractual rent increases through September 2016 (totaling $253,461 for the period June 2015 to September 2016) and the borrower executing three new leases and eight renewal leases for a total of 31,204 square feet in 2014. The new leases included a lease with Shi Ha Restaurant for 9,964 square feet (8.1% of net rentable area) that commenced in June 2015.

(2)	The underwritten economic vacancy is 7.1%. As of June 1, 2015, the Hacienda Center Property was 92.9% leased and 89.8% physically occupied. Corner Bakery recently signed a lease for 3,800 square feet (3.1% of the net rentable area) and is expected to take occupancy in December 2015. Shi Ha Restaurant is in occupancy, paying rent and is expected to open for business in October 2015.

Appraisal. As of the appraisal valuation date of March 5, 2015, the Hacienda Center Property had an “as-is” appraised value of $56,000,000 and an “as stabilized” appraised value of $57,000,000 with an “as-stabilized” valuation date of March 1, 2016, which assumes a stabilized occupancy of 96.0%.

Environmental Matters. According to the Phase I environmental report dated March 12, 2015, there was no evidence of any recognized environmental conditions at the Hacienda Center Property.

Market Overview and Competition. The Hacienda Center Property is situated at the northwest corner of Colima Road and South Azusa Road in Hacienda Heights, Los Angeles County, California, approximately 18.0 miles east of the Los Angeles central business district. According to the appraisal, the estimated 2015 population within a five mile radius of the Hacienda Center Property was approximately 372,228, with a 2015 estimated median household income of $65,806 for the same radius. Average daily traffic counts are approximately 43,153 cars on Colima Road and approximately 39,434 cars on South Azusa Avenue. The Hacienda Center Property is located in the eastern part of the San Gabriel Valley, directly across from the 1.2 million square foot Puente Hills regional mall, which is anchored by Macy’s, Sears, Ross, Burlington Coat Factory, and AMC Theatres, and was renovated in 2012. The San Gabriel Valley is largely a suburban area, both in terms of development and employment, served by six primary freeways. The Hacienda Center Property has access to the regional freeway system, via the Pomona (60) Freeway – a major transportation route through Los Angeles County that can be accessed approximately 0.4-miles north from the Hacienda Center Property. Most of the land located south of Colima Road is comprised of single-family residential developments.

According to a third party market research report, the Hacienda Center Property is located in the San Gabriel Valley retail submarket. As of the second quarter 2015, the San Gabriel Valley retail submarket was comprised of 5,522 buildings totaling 60.3 million square feet, with a 4.8% vacancy rate. The appraiser concluded to an aggregate market rent at the Hacienda Center Property of $27.24 per square foot on a triple net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HACIENDA CENTER

The following table presents certain information relating to comparable retail properties for the Hacienda Center Property:

Competitive Set(1)

	Hacienda Center (Subject)	Bixby Hacienda Plaza	Puente Hills Towne Center	Diamond Plaza	Plaza At Puente Hills	La Puente Plaza	Pacific Plaza
Location	Hacienda Heights, CA	Hacienda Heights, CA	Rowland Heights, CA	City Of Industry, CA	City Of Industry, CA	La Puente, CA	Rowland Heights, CA
Distance from Subject	--	0.3 miles	0.7 miles	2.2 miles	1.9 miles	4.7 miles	1.9 miles
Property Type	Grocery Anchored	Community Center	Community Center	Other	Power Center	Community Center	Un-anchored Retail Strip
Anchors	Tawa Supermarket	Albertsons, Sofia Italia, Vivo Dance, Taco Bell	Marshalls, Dollar Tree	99 Green Market, Ruby Palace Rest	Sams Club, Toys R Us, Home Depot, Office Depot	NAP	NAP
Year Built/Renovated	1974/NAP	1986/NAV	1983/NAV	1994/NAV	1987/NAV	1951/NAV	1995/NAV
Total GLA	122,403 SF	135,012 SF	151,712 SF	97,000 SF	437,784 SF	39,675 SF	31,325 SF
Total Occupancy	93%	96%	94%	94%	95%	88%	92%

(1)	Information obtained from the appraisal.

The Borrowers. The borrowers are comprised of two tenants-in-common: Pacific Castle Colima I, LLC (70.6%) and Master K Investment I, LLC (29.4%), each single purpose entities with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hacienda Center Mortgage Loan. Wayne Cheng, Philip Kuo and Abraham Kuo are the guarantors of certain nonrecourse carveouts under the Hacienda Center Mortgage Loan. Philip Kuo and Abraham Kuo are severally liable for the acts of one of the borrowers, Master K Investment I, LLC, and Wayne Cheng is jointly and severally liable with respect to the acts of both of the borrowers.

The Sponsors. The sponsors are Wayne Cheng, Philip Kuo and Abraham Kuo. Mr. Cheng is the majority owner and manager of Pacific Castle Colima I, LLC (“Pacific Castle”). Philip Kuo and Abraham Kuo are owners of Master K Investment I, LLC. Founded in 1993 by Wayne Cheng, Pacific Castle is an owner and operator of shopping centers and retail properties. Pacific Castle’s existing portfolio is comprised of 15 commercial properties with over 1.4 million square feet. Notable assets within the portfolio include the Costco Center in San Juan Capistrano, California, the Long Beach Marketplace in Long Beach, California, The Groves in Tempe, Arizona, Portola Plaza in Mission Viejo, California, Rancho Cordova Town Center in Rancho Cordova, California, Avery Center in Mission Viejo, California, and Trabuco Hills Center in Mission Viejo, California. Mr. Cheng has a reported net worth of approximately $45.0 million and liquidity of $5.5 million, as of February 5, 2015.

Escrows. The loan documents provide for upfront reserves in the amount of $379,508 for real estate taxes, $5,637 for insurance premiums, $105,000 for replacement reserves, $64,202 for outstanding free rent ($16,993 for Taipan Café and $47,209 for Shi Ha restaurant) and $1,590,000 for outstanding landlord work required under the Corner Bakery lease (which equates to 125% of the estimated budget of $1,117,000 for general construction work and $155,000 for tenant improvements). The loan documents require monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes, which currently equates to $47,439, $5,916 for replacement reserves and $7,650 for tenant improvements and leasing commissions (“TI/LC”). The TI/LC reserve is subject to a cap of $275,407 and a minimum of $153,004. If, at any time during the Hacienda Mortgage Loan term, the balance of the TI/LC reserve falls below $153,004, monthly deposits will resume until the cap is met. The loan documents do not require monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the borrower has paid all insurance premiums directly to the approved insurance carrier and the borrower provides the lender with evidence thereof at least 30 days prior to the expiration of the policies; and (iii) a Cash Management Period (as defined below) is not then in effect.

Lockbox and Cash Management. The Hacienda Center Mortgage Loan is structured with a lender-controlled hard lockbox, which is already in place, and springing cash management. The Hacienda Center Mortgage Loan requires all rents to be transmitted directly by tenants of the Hacienda Center Property into the lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account. Upon the occurrence and during the continuance of a Tenant Cash Trap Period (as defined below), all excess cash will be collected and held by the lender in the tenant cash trap reserve subaccount. Notwithstanding anything to the contrary contained herein, the borrower may provide a letter of credit in lieu of any of the cash deposits required to be made to the tenant cash trap reserve subaccount during a Tenant Cash Trap Period, provided that such letter of credit is in the amount of the Tenant Reserve Cap (as defined below) and otherwise meets all applicable requirements related thereto set forth in the loan documents.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the amortizing debt service coverage ratio falling below 1.15x at the end of any calendar quarter; or (iii) the commencement of a Tenant Cash Trap Period. A Cash Management Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being at least 1.20x for six consecutive months; and with respect to clause (iii), such Tenant Cash Trap Period has terminated.

A “Tenant Cash Trap Period” will commence upon the earlier of: (i) the date the Tenant (defined as Bank of America or Tawa) goes dark, (ii) the date the Tenant is the subject of a bankruptcy action, (iii) the date the Tenant is in material or monetary default under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HACIENDA CENTER

its lease beyond any applicable notice and/or cure period and (iv) regarding Tawa, the date that is nine months prior to the expiration of Tawa’s lease and regarding Bank of America, the date that is six months prior to the expiration of Bank of America’s lease. A Tenant Cash Trap Period will end upon: (a) the date on which the total amount of funds deposited in the tenant cash trap reserve during the Tenant Cash Trap Period equals the applicable Tenant Reserve Cap, (b) the date on which a Tenant Replacement Lease Event (as defined below) occurs, (c) with respect to clause (ii), the date the Tenant ceases to be a debtor in any bankruptcy or insolvency proceeding (and the Tenant has affirmed and assumed its lease in the related bankruptcy proceeding); or (d) with respect to clause (iv), the date on which a related Tenant Renewal Lease Event (as defined below) occurs.

A “Tenant Reserve Cap” means in the event a Cash Management Period is continuing due to (i) the occurrence of a Tenant Cash Trap triggered by Tawa, an amount equal to $750,000; (ii) the occurrence of Tenant Cash Trap triggered by both Tawa and Bank of America, an amount equal to $1,200,000; and (iii) the occurrence of a Tenant Cash Trap triggered by Bank of America, an amount equal to $450,000.

A “Tenant Renewal Lease Event”, with respect to a specific Tenant, will occur at such time as all of the following requirements have been satisfied: the borrower has (A) renewed or extended the Tenant’s lease for all of the Tenant’s space pursuant to either (1) a lease renewal or extension agreement upon the terms for such renewal or extension that are provided or determined under the Tenant’s lease, or (2) a lease renewal or extension agreement that the borrower otherwise negotiates with the Tenant for a term of not less than five years, at a net effective rental rate of not less than the net effective rental rate under the Tenant lease as of August 4, 2015, and otherwise in form and substance and upon terms reasonably acceptable to the lender; (B) delivered to the lender (1) a copy of the Tenant’s lease renewal, (2) an acceptable tenant estoppel certificate from the Tenant; and (C) paid all leasing brokerage commissions payable by the borrower in connection with such Tenant’s lease renewal and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same.

A “Tenant Replacement Lease Event”, with respect to a specific Tenant, will occur at such time as all of the following requirements have been satisfied: (x) the borrower has (A) entered into one or more leases with one or more replacement tenants reasonably satisfactory to the lender demising in the aggregate all of the premises demised under the Tenant lease, each for a term of not less than five years and in form and substance and upon terms reasonably acceptable to the lender, (B) delivered to the lender (1) a copy of each replacement tenant lease, (2) an acceptable tenant estoppel certificate from each replacement tenant; and (3) a subordination, nondisturbance and attornment agreement from each replacement tenant in form and substance reasonably satisfactory to the lender; and (C) paid all leasing brokerage commissions payable by the borrower in connection with each such replacement tenant lease and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same; and (y) the aggregate annual net effective rent payable under all of the replacement tenant lease is not less than the annual net effective rent payable under the Tenant lease as of August 4, 2015.

Property Management. The Hacienda Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Hacienda Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may, as a condition to approving any proposed transferee, require a rating agency comfort letter from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Additional Indebtedness. Provided no Cash Management Period has occurred and is continuing, the borrower has the right to obtain an unsecured loan from any partner, member, shareholder or other holder of direct or indirect ownership interests in the borrower (“Unsecured Subordinated Debt”), provided, however that the Unsecured Subordinated Debt, (i) is required to be subordinate to the Hacienda Center Mortgage Loan in all respects and the borrower and the subordinate lender are required to have delivered to the lender a subordination and standstill agreement in form and substance satisfactory to the lender; (ii) is required to be repayable only out of excess cash flow after payment of all expenses related to the Hacienda Center Property, including, without limitation, debt service on the Hacienda Center Mortgage Loan, escrows provided for under the loan documents and all other sums payable under the loan documents and property operating expenses; (iii) is not be assignable; and (iv) is required to be solely for the purpose of funding operating expense deficiencies. The outstanding Unsecured Subordinated Debt (including, without limitation, principal and accrued interest) is not permitted at any time to exceed $330,000.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Hacienda Center Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated March 11, 2015 indicated a probable maximum loss of 15.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MANHATTAN GATEWAY SHOPPING CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

MANHATTAN GATEWAY SHOPPING CENTER

Manhattan Gateway Shopping Center
1800 Rosecrans Avenue
Manhattan Beach, CA 90266
Los Angeles International Airport
LOS ANGELES
Inglewood
Hollywood Park Racetrack
Century Blvd
Lennox
Hawthorne
Imperial Hwy
Century Fwy
METRO GREEN LINE
Robert F. Kennedy Medical Ctr.
Crenshaw
120th St
Downtown Los Angeles 18 miles
El Segundo
Automobile Driving Museum
Northrop Grumman
Aviation (LAX Shuttle Connection)
Mariposa
Recreation Park
Grand Ave
Dockweiler State Beach
El Segundo Blvd
Hawthorne
Del Aire
135th St
Douglas
Rosecrans Ave
Manhattan Village
Manhattan Bch. Marriott Golf Course
San Diego Fwy
Marine Ave
Redondo Beach
Lawndale
Alondra Park
Manhattan Beach County Park
Polliwog Park
Aviation Park
Beach Blvd
Manhattan Beach Blvd
Manhattan Beach
Manhattan Beach Pier, Roundhouse Aquarium
Downtown Manhattan Beach
Pacific Ocean
Glen Anderson Park
LOS ANGELES COUNTY
El Camino College
Alondra Park Golf Course
Redondo Beach Blvd
Artesia Blvd
Hermosa Beach
South Bay Galleria
Grant Ave
182nd St
Downtown Hermosa Beach
Pier Ave
Hermosa Beach Pier
Clark Stadium
Ripley Ave
Columbia Regional Park
Long Beach 13 miles
190th St
Anita St
Dominguez Park
South Bay Medical Center
Beryl St
Del Amo Blvd
Redondo Beach Pier
Downtown Redondo Beach
Vincent St
The Pier Shopping Center
Redondo Beach
King Harbor
Redondo Beach Historic Library
Torrance Blvd
Torrance
Del Amo Fashion Center
Carson St
Camino Real
Madrona Marsh Nature Preserve
Sepulveda Blvd
Redondo Beach State Park
Pacific Coast Hwy
Lomita Blvd
Vista del Mar
Pershing Dr
Virginia St
Sepulveda Blvd
Aviation Blvd
La Cienega Blvd
Inglewood Ave
Hawthorne Blvd
Crenshaw Blvd
Highland Ave
Ocean Dr
Ardmore Ave
Hermosa Ave
Pacific Coast Hwy
Prospect Ave
Catalina Ave
Palos Verdes Blvd
Anza Ave
Madrona Ave
Maple Ave
Prairie Ave
Redondo Beach Ave
405
105
107
91
1
SAN GABRIEL MTS
SANTA MONICA MTS
Santa Clarita
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
El Segundo
Torrance
LONG BEACH
ANAHEIM
Huntington Beach
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

No. 8 – Manhattan Gateway Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$31,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$31,000,000			Location:	Manhattan Beach, CA
% of Initial Pool Balance:	3.8%			Size:	82,000 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$378.05
Borrower Name:	1800 Rosecrans Partners, LLC			Year Built/Renovated:	1999/NAP
Sponsors:	Daniel D. Crosser; Daniel Romano; Robert W. Comstock			Title Vesting:	Fee
Mortgage Rate:	4.380%			Property Manager:	Self-managed
Note Date:	July 31, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	August 5, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	100.0% (6/1/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,028,335 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,225,970 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$2,390,651 (TTM 5/31/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,117,784
				U/W Expenses:	$558,412
				U/W NOI:	$2,559,372
Escrows and Reserves(1):				U/W NCF:	$2,466,712
				U/W NOI DSCR:	1.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.33x
Taxes	$177,711	$22,214	NAP	U/W NOI Debt Yield:	8.3%
Insurance	$29,605	$2,691	NAP	U/W NCF Debt Yield:	8.0%
Replacement Reserves	$0	$2,597	NAP	As-Is Appraised Value:	$48,500,000
TI/LC Reserve	$0	$5,125	$512,500	As-Is Appraisal Valuation Date:	June 2, 2015
Environmental Reserve	$2,711,601	$0	NAP	Cut-off Date LTV Ratio:	63.9%
Environmental Insurance Policy Reserve	$76,912	$0	NAP	LTV Ratio at Maturity or ARD:	58.4%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Manhattan Gateway Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Manhattan Beach, California (the “Manhattan Gateway Shopping Center Property”). The Manhattan Gateway Shopping Center Mortgage Loan was originated on July 31, 2015 by Natixis, New York Branch. The Manhattan Gateway Shopping Center Mortgage Loan had an original principal balance of $31,000,000, has an outstanding principal balance as of the Cut-off Date of $31,000,000 and accrues interest at an interest rate of 4.380% per annum. The Manhattan Gateway Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Manhattan Gateway Shopping Center Mortgage Loan matures on August 5, 2025.

Following the lockout period, the borrower has the right to defease the Manhattan Gateway Shopping Center Mortgage Loan in whole or in part on any date before May 5, 2025. In addition, the Manhattan Gateway Shopping Center Mortgage Loan is prepayable without penalty on or after May 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

MANHATTAN GATEWAY SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$31,000,000	92.0%	Loan payoff(1)	$20,179,624	59.9%
Environmental Reserve Rollover	$2,711,601	8.0	Reserves	2,995,828	8.9
			Closing costs	354,055	1.1
			Return of equity	10,182,093	30.2
Total Sources	$33,711,601	100.0%	Total Uses	$33,711,601	100.0%

(1)	The Manhattan Gateway Shopping Center Property was previously securitized in the BSCMS 2005-T20 transaction.

The Property. The Manhattan Gateway Shopping Center Property is an 82,000 square foot class A grocery-anchored shopping center located on approximately 7.1 acres of land in Manhattan Beach, California, approximately 13 miles southwest of Los Angeles. The Manhattan Gateway Shopping Center Property was originally developed by the sponsors in 1999 and is comprised of one primary multi-tenant building, a freestanding pad restaurant building and a two-tenant pad shop building. The Manhattan Gateway Shopping Center Property has been anchored by Trader Joe’s, Old Navy, Barnes & Noble, Pier 1 Import and Il Fornaio (collectively 92.7% of the net rentable area) since its original construction in 1999. Trader Joe’s is a privately held chain of specialty grocery stores with over 200 locations throughout the United States. The two-tenant pad retail building is occupied by Vitamin Shoppe and Café Rio and the freestanding restaurant is occupied by Il Fornaio. The Manhattan Gateway Shopping Center Property is part of a larger retail center totaling approximately 107,000 square feet and is shadow anchored by REI (Recreational Equipment Inc.), which owns and occupies a 25,000 square foot building on its own parcel within the retail center (not part of collateral for the Manhattan Gateway Shopping Center Mortgage Loan). The Manhattan Gateway Shopping Center Property features 490 surface parking spaces, reflecting a parking ratio of 6.0 spaces per 1,000 square feet of rentable area (4.6 spaces per 1,000 square feet of rentable area, including the REI space). The Manhattan Gateway Shopping Center Property has averaged 99.8% occupancy since 2005 and, as of June 1, 2015, the Manhattan Gateway Shopping Center Property was 100.0% occupied by seven tenants and also featured a Chase ATM in the parking lot.

The following table presents certain information relating to the tenancy at the Manhattan Gateway Shopping Center Property:

Major Tenants

				Annual		% of Total
	Credit Rating			U/W	Annual	Annual			Lease
	(Fitch/Moody’s	Tenant	% of	Base	U/W Base	U/W Base	Sales	Occupancy	Expiration
Tenant Name	/S&P)(1)	NRSF	NRSF	Rent PSF	Rent	Rent	PSF(2)	Cost(2)	Date
Anchor Tenants
Old Navy	BBB-/Baa2/BBB-	25,000	30.5%	$38.00	$950,000	34.1%	$496	8.7%	9/30/2019(3)
Barnes & Noble	NR/NR/NR	23,000	28.0%	$21.45	$493,350	17.7%	$317	8.7%	1/31/2020(4)
Pier 1 Import	NR/NR/B+	10,000	12.2%	$32.71	$327,100	11.7%	$195	19.4%	2/29/2020(5)
Trader Joe’s	NR/NR/NR	10,000	12.2%	$28.58	$285,768	10.3%	NAV(6)	NAV(6)	12/31/2019(7)
Il Fornaio	NR/NR/NR	8,000	9.8%	$35.60	$284,766	10.2%	$543	7.7%	11/30/2019(8)
Total Anchor Tenants		76,000	92.7%	$30.80	$2,340,984	84.0%

Non-Major Tenants(9)		6,000	7.3%	$74.10(9)	$444,576(9)	16.0%

Occupied Collateral Total		82,000	100.0%	$33.97	$2,785,560	100.0%

Vacant Space			0.0%

Collateral Total		82,000	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Sales PSF and Occupancy Cost are based on the trailing 12-month period ending December 31, 2014.
(3)	Old Navy most recently renewed its lease in September 2014. Old Navy has one five-year extension option remaining.
(4)	Barnes & Noble most recently renewed its lease in July 2014. Barnes & Noble has two five-year extension options remaining.
(5)	Pier 1 Import most recently renewed its lease in July 2014. Pier 1 Import has one five-year extension option remaining.
(6)	Trader Joe’s is not required to report sales.
(7)	Trader Joe’s most recently renewed its lease in July 2014. Trader Joe’s has one five-year extension option remaining.
(8)	Il Fornaio most recently renewed its lease in March 2014. Il Fornaio has two five-year extension option remaining.
(9)	One tenant (Chase ATM) has no attributed square footage but its rent is included in the Annual U/W Base Rent and Annual U/W Base Rent PSF. Excluding the Chase ATM rent, the Annual U/W Base Rent PSF is $33.63.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MANHATTAN GATEWAY SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Manhattan Gateway Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	1(3)	0(3)	0.0%	0	0.0%	$27,600(3)	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	4	46,800	57.1%	46,800	57.1%	$1,792,310	$38.30
2020	3	35,200	42.9%	82,000	100.0%	$965,650	$27.43
2021	0	0	0.0%	82,000	100.0%	$0	$0.00
2022	0	0	0.0%	82,000	100.0%	$0	$0.00
2023	0	0	0.0%	82,000	100.0%	$0	$0.00
2024	0	0	0.0%	82,000	100.0%	$0	$0.00
2025	0	0	0.0%	82,000	100.0%	$0	$0.00
Thereafter	0	0	0.0%	82,000	100.0%	$0	$0.00
Vacant	0	0	0.0%	82,000	100.0%	$0	$0.00
Total/Weighted Average	8	82,000	100.0%			$2,785,560	$33.97

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	One tenant (Chase ATM) has no square footage but is included in the Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Manhattan Gateway Shopping Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MANHATTAN GATEWAY SHOPPING CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Manhattan Gateway Shopping Center Property:

Cash Flow Analysis

	2013	2014	TTM 5/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,189,141	$2,292,338	$2,527,792	$2,785,560	89.3%	$33.97
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	511,165	475,050	421,563	493,392	15.8	6.02
Other Income	17,278	29,490	28,778	2,925	0.1	0.04
Less Vacancy & Credit Loss	0	0	0	(164,094)(1)	(5.3)	(2.00)
Effective Gross Income	$2,717,584	$2,796,878	$2,978,133	$3,117,784	100.0%	$38.02

Total Operating Expenses	$689,249	$570,908	$587,482	$558,412	17.9%	$6.81

Net Operating Income	$2,028,335	$2,225,970	$2,390,651	$2,559,372	82.1%	$31.21
TI/LC	0	0	0	61,500	2.0	0.75
Capital Expenditures	0	0	0	31,160	1.0	0.38
Net Cash Flow	$2,028,335	$2,225,970	$2,390,651	$2,466,712	79.1%	$30.08

NOI DSCR	1.09x	1.20x	1.29x	1.38x
NCF DSCR	1.09x	1.20x	1.29x	1.33x
NOI DY	6.5%	7.2%	7.7%	8.3%
NCF DY	6.5%	7.2%	7.7%	8.0%

(1)	The underwritten economic vacancy is 5.0%. As of June 1, 2015, the Manhattan Gateway Shopping Center Property was 100.0% occupied.

Appraisal. As of the appraisal valuation date of June 2, 2015, the Manhattan Gateway Shopping Center Property had an “as-is” appraised value of $48,500,000.

Environmental Matters. According to the Phase I environmental report dated April 7, 2015, the Manhattan Gateway Shopping Center Property was formerly a part of a nine-acre aerospace facility, operated from 1955 to 1989 by Fairchild Industries Inc. (“Fairchild”). During this period, Fairchild used various volatile organic compounds (“VOCs”) and chrome in the manufacturing of fluid/environmental controls and aerospace subsystems. The presence of VOC and hexavalent chromium (chrome VI) contamination beneath the Manhattan Gateway Shopping Center Property is a recognized environmental condition. In 2013, the California Regional Water Quality Control Board (“RWQCB”) approved the injection of cheese whey into the wells to further reduce contaminant levels. This program is currently underway and will be followed by approximately 12 months of post remediation monitoring. Since the contamination has been defined and remedial actions have been implemented, no further assessment is warranted at this time. Furthermore, according to the 2015 project summary, cost estimates for continued and ongoing remedial work were provided. The estimated costs for the remaining groundwater remediation and monitoring work under the approved plan are $1,376,800. An additional contingency amount of $520,000 has been estimated in the event further remedial measures to address more dilutive groundwater impacts are required by the RWQCB, bringing the total estimated remaining cost to achieve a monitoring-only regulatory closure to $1,896,800. Based on the review of the most recent groundwater data completed in the first quarter of 2015 and work plan, the environmental consultant agreed with the assumptions behind the cost estimates for continued remedial work to obtain regulatory closure. The borrower reported that an environmental reserve with a balance of $2,711,601 was set aside under its prior financing for the remaining cleanup and monitoring of the offsite groundwater contamination, as such, at origination, the borrower deposited $2,711,601 in the environmental reserve to complete the environmental remediation. In addition to the environmental reserve, the borrower currently holds two environmental insurance policies: (i) a primary pollution legal liability policy (“PPL”) with coverage for $10.0 million and a $50,000 deductible and (ii) an excess environmental policy that provides additional coverage for $20.0 million with a $10,000 deductible. At origination, the borrower also deposited $76,912 in the environmental insurance policy reserve to purchase either a PPL replacement environmental insurance policy or an alternative replacement environmental insurance policy (“Alternative”) on or prior to the payment date occurring in July 2017. The PPL replacement environmental insurance policy is a primary pollution legal liability policy with coverage for $10.0 million and a $50,000 deductible, having a policy expiration date no sooner than August 6, 2028, whereas the alternative replacement environmental insurance policy has the same coverage amount and deductible, but with an expiration date no earlier than February 6, 2026. Prior to July 2017, the borrower is to use commercially reasonable efforts to obtain the PPL replacement environmental insurance policy and if it cannot get the policy with that three-year tail, it is required to use best efforts to obtain the Alternative policy. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Insurance” in the Free Writing Prospectus.

Market Overview and Competition. The Manhattan Gateway Shopping Center Property is located on the south side of Rosecrans Avenue between Aviation Boulevard and Continental Circle in Manhattan Beach, Los Angeles County, California. Manhattan Beach is approximately 13.0 miles southwest of the Los Angeles central business district and three miles south of Los Angeles International Airport (“LAX”). According to the appraisal, the estimated 2015 population within a three mile radius of the Manhattan Gateway Shopping Center Property is approximately 258,005, with a 2015 estimated median household income of $64,613 for the same radius. The estimated 2015 median household income in a one mile radius of Manhattan Gateway Shopping Center Property is $105,910. The average daily traffic count is approximately 54,569 cars on Rosecrans Avenue. The Manhattan Gateway Shopping Center Property is located directly across the street from the Continental Park development, which includes 23 retail, office, research and development and special purpose buildings totaling 2.8 million square feet. The area south of the Manhattan Gateway Shopping Center Property includes a large Northrop Grumman facility. The Manhattan Gateway Shopping Center Property is located approximately 1.2 miles from the Interstate 405, which runs in a north-south direction between the north end of the San Fernando

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MANHATTAN GATEWAY SHOPPING CENTER

Valley and central Orange County, and approximately 4.9 miles from Interstate 105, which runs in an east-west direction between Los Angeles International Airport and the mid-cities area of Los Angeles.

According to a third party market research report, the Manhattan Gateway Shopping Center Property is located in the El Segundo South Bay retail submarket. As of the second quarter of 2015, the El Segundo South Bay retail submarket was comprised of 104 buildings totaling 573,604 square feet, with a 2.4% vacancy rate and average direct asking rent of $35.54 per square foot on a triple-net basis.

The following table presents certain information relating to comparable retail properties for the Manhattan Gateway Shopping Center Property:

Competitive Set(1)

	Manhattan Gateway Shopping Center (Subject)	Plaza El Segundo	Gateway El Segundo	Manhattan Marketplace	Manhattan Village	Glencourt Shopping Plaza
Location	Manhattan Beach, CA	El Segundo, CA	El Segundo, CA	Manhattan Beach, CA	Manhattan Beach, CA	Hawthorne, CA
Distance from Subject	--	1.4 miles	2.6 miles	0.3 miles	1.7 miles	0.5 miles
Property Type	Grocery Anchored	Lifestyle Center	Shadow Anchored Retail	Retail	Regional Mall	Un-anchored Retail
Anchors	Trader Joe’s, Old Navy, Barnes & Noble, Pier 1 Import, Il Fornaio	Border’s Books, Whole Foods, Best Buy, Home Goods, Dick’s Sporting Goods, Cost Plus, Petsmart	NAP	Bristol Farms supermarket, Long’s Drug	Macys, Macys Men, Home store	NAP
Year Built/Renovated	1999/NAP	2007/NAV	2009/NAV	1990/NAV	1981/1992	1991/NAV
Total GLA	82,000 SF	381,242 SF	11,373 SF	113,175 SF	572,837 SF	31,361 SF
Total Occupancy	100%	99%	100%	95%	99%	95%

(1)    Information obtained from the appraisal.

The Borrower. The borrower is 1800 Rosecrans Partners, LLC, a California limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Manhattan Gateway Shopping Center Mortgage Loan. Daniel D. Crosser, Daniel Romano and Robert W. Comstock are the guarantors on a joint and several basis of certain nonrecourse carveouts under the Manhattan Gateway Shopping Center Mortgage Loan.

The Sponsors. The sponsors are Daniel D. Crosser, Daniel Romano and Robert W. Comstock. Mr. Comstock is the owner of Comstock Homes, a commercial and residential development company, founded in 1979. Mr. Crosser is a private real estate investor who oversees a personal portfolio of approximately 15 residential and commercial properties. Mr. Romano is an environmental real estate attorney who has practiced law for over 30 years. The sponsors have a reported collective net worth of approximately $90.6 million and approximately $9.5 million in liquidity per the financials dated May 31, 2015 for Robert W. Comstock (together with his wife Sandra H. Comstock), July 13, 2015 for Daniel Romano and July 15, 2015 for Daniel Crosser. Mr. Comstock filed for Chapter 11 bankruptcy protection in February 2011 as a result of his homebuilding business and the economic downturn and such bankruptcy case was dismissed in September 2014. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $177,711 for real estate taxes, $29,605 for insurance premiums, $76,912 for the environmental insurance policy reserve and $2,711,601 for the environmental reserve (see “Environmental Matters” section). The loan documents require monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes, which currently equates to $22,214, one-twelfth of the estimated annual insurance premiums, which currently equates to $2,691, $2,597 for replacement reserves and $5,125 for tenant improvements and leasing commissions (“TI/LC”). The TI/LC reserve is subject to a cap of $512,500 and a minimum of $184,500. If at any time during the Manhattan Gateway Shopping Center Mortgage Loan term, the balance of the TI/LC reserve falls below $184,500, monthly deposits will resume until the cap is met.

Lockbox and Cash Management. The Manhattan Gateway Shopping Center Mortgage Loan is structured with a lender-controlled soft lockbox and springing cash management. The Manhattan Gateway Shopping Center Mortgage Loan requires that the borrower and property manager deposit all rents directly into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain an amortizing debt service coverage ratio of at least 1.15x; or (iii) the commencement of a Tenant Cash Trap Period (as defined below). A Cash Management Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.20x for six consecutive months; and with respect to clause (iii), upon the termination of such Tenant Cash Trap Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MANHATTAN GATEWAY SHOPPING CENTER

A “Tenant Cash Trap Period” will commence upon the earlier of: (i) the date the Tenant (defined as Old Navy, Barnes & Noble or Trader Joe’s) goes dark; (ii) the date the Tenant is the subject of a bankruptcy action; (iii) the date the Tenant is in material or monetary default under its lease beyond any applicable notice and/or cure period; (iv) the date that is six months prior to the expiration of such Tenant’s lease; (v) the date by which the Tenant must exercise its next occurring renewal option under the applicable terms of its lease, provided that the Tenant has failed to effectively exercise such renewal option; and (vi) the date upon which the Tenant terminates its lease or delivers to the borrower a written notice or otherwise indicates its intention to terminate its lease. A Tenant Cash Trap Period will end upon: (a) with respect to clause (ii), the date the related Tenant ceases to be a debtor in any bankruptcy or insolvency proceeding (and such Tenant has affirmed and assumed its lease in the related proceeding); (b) with respect to clause (v), the date on which a related Tenant Renewal Lease Event (as defined below) occurs; or (c) with respect to all other clauses, the date on which a related Tenant Replacement Lease Event (as defined below) occurs.

A “Tenant Renewal Lease Event” will occur, with respect to a specific Tenant, at such time as all of the following requirements have been satisfied: (i) the Tenant has renewed or extended its lease for all of the premises demised under the Tenant’s lease, pursuant to a lease renewal or extension agreement at an annual net effective rental rate that is not less than the annual net effective rent payable under the Tenant’s lease as of July 31, 2015, for a term of not less than three years, and otherwise in form and substance and upon terms reasonably acceptable to the lender; (ii) the borrower has delivered to the lender (1) a copy of the Tenant’s renewal lease, and (2) an acceptable tenant estoppel certificate from such Tenant (as renewed or extended pursuant to the Tenant’s renewal lease); and (iii) the borrower has paid all leasing brokerage commissions then due and payable by the borrower in connection with such renewal lease and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same.

A “Tenant Replacement Lease Event”, with respect to a specific Tenant, will occur at such time as all of the following requirements have been satisfied: (x) the borrower has (A) entered into one or more leases with one or more replacement tenants reasonably satisfactory to the lender demising in the aggregate all of the premises demised under the Tenant’s lease, each for a term of not less than three years and in form and substance and upon terms reasonably acceptable to the lender; (B) delivered to the lender (1) a copy of each replacement tenant lease, (2) an acceptable tenant estoppel certificate from each replacement tenant and (3) a subordination, nondisturbance and attornment agreement from each replacement tenant in form and substance reasonably satisfactory to the lender; and (C) paid all leasing brokerage commissions payable by the borrower in connection with each such replacement tenant lease and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same and (y) the aggregate annual net effective rent payable under all of the replacement tenant lease is not less than the annual net effective rent payable under the Tenant’s lease as of July 31, 2015.

Property Management. The Manhattan Gateway Shopping Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Manhattan Gateway Shopping Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the proposed transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may, as a condition to approving any proposed transferee, require a rating agency comfort letter from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Manhattan Gateway Shopping Center Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated June 4, 2015 indicated a probable maximum loss of 9.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

IMPERIAL VILLAGE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

IMPERIAL VILLAGE

INSTANT TAX SERVICE
CONTINENTAL CURRENCY SERVICES
PANDA EXPRESS
SUPERIOR GROCERS
LA AUTO INSURANCE
METRO PCS
C&J BEAUTY SUPPLY
SILVIA'S BOUTIQUE
SMOKESHOP
XPRESSION
Aaron's
DOLLAR TREE
Jack in the box
Rainbow
SUZANNE'S NAILS
BIG 5 SPORTING GOODS
CRENSHAW BOULEVARD
Payless
VACANT (formerly Anna's Linens)
STYLISH
TACO BELL
CHASE
PLAYHOUSE DENTAL
CONROY'S FLOWERS
KFC
RITE AID
IMPERIAL HIGHWAY
N
Anchor
Non Anchor / In-line
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

IMPERIAL VILLAGE

LOS ANGELES
Imperial Village
11020-11352 Crenshaw Boulevard
Inglewood, CA 90303
Windsor Hills
Ladera Heights
Westchester
Inglewood
South Los Angeles
Lennox
LOS ANGELES COUNTY
Westmont
Los Angeles International Airport
Del Aire
Hawthorne
Willowbrook
Gardena
Lawndale
Alondra Park
Redondo Beach
Manhattan Beach
Torrance
Hollywood Park
The Forum
Inglewood Park Cemetery
Crenshaw Imperial Shopping Ctr.
Los Angeles Southwest College
Hawthorne Municipal Airport
El Camino College
South Bay Galleria
Downtown Los Angeles 4 miles
Slauson Ave
Florence Ave
Manchester Ave
Century Blvd
Imperial Hwy
Century Fwy
El Segundo Blvd
Rosecrans Ave
Manhattan Beach Blvd
Artesia Blvd
Crenshaw Blvd
San Diego Fwy
Harbor Fwy
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

No. 9 – Imperial Village

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$25,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$25,000,000			Location:	Inglewood, CA
% of Initial Pool Balance:	3.1%			Size:	148,592 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$168.25
Borrower Name:	One Imperial Plaza L.P.			Year Built/Renovated:	1956/1999
Sponsors:	Moussa Shaaya; Abe Kamara			Title Vesting:	Fee
Mortgage Rate:	4.500%			Property Manager:	Coreland Companies
Note Date:	August 31, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	September 11, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(2):	90.8% (6/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$2,702,478 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,720,053 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,789,274 (TTM 7/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	No
Additional Debt Type:	NAP			U/W Revenues:	$3,364,667
				U/W Expenses:	$933,456
				U/W NOI:	$2,431,210
Escrows and Reserves(1):				U/W NCF:	$2,285,206
				U/W NOI DSCR:	2.13x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.00x
Taxes	$200,508	$33,418	NAP	U/W NOI Debt Yield:	9.7%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	9.1%
Replacement Reserves	$70,000	Springing	$70,000	As-Is Appraised Value:	$44,200,000
TI/LC Reserve	$230,000	Springing	$230,000	As-Is Appraisal Valuation Date:	May 21, 2015
Environmental Reserve	$218,750	$0	NAP	Cut-off Date LTV Ratio:	56.6%
CAM Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	56.6%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Imperial Village Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Inglewood, California (the “Imperial Village Property”). The Imperial Village Mortgage Loan was originated on August 31, 2015 by Wells Fargo Bank, National Association. The Imperial Village Mortgage Loan had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $25,000,000 and accrues interest at an interest rate of 4.500% per annum. The Imperial Village Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Imperial Village Mortgage Loan. The Imperial Village Mortgage Loan matures on September 11, 2025.

Following the lockout period, the borrower has the right to defease the Imperial Village Mortgage Loan in whole, but not in part, on any date before June 11, 2025. In addition, the Imperial Village Mortgage Loan is prepayable without penalty on or after June 11, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan payoff(1)	$18,860,069	75.4%
			Reserves	719,258	2.9
			Closing costs	157,631	0.6
			Return of equity	5,263,042	21.1
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

(1)	The Imperial Village Property was previously securitized in the JPMCC 2005-CB13 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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IMPERIAL VILLAGE

The Property. The Imperial Village Property comprises a single-story anchored retail center totaling 148,592 square feet of rentable area located in Inglewood, California, approximately 11.9 miles southeast of Los Angeles. Built in 1956 and most recently renovated in 1999, the Imperial Village Property is situated on a 10.8 acre site and consists of the fee interests in six buildings comprised of an anchor building connected via inline shop space to the junior anchor building, along with four pad buildings; two of which are multi-tenant and two of which are single tenant buildings occupied by fast food restaurants, and the leasehold interest in one additional pad site, which is occupied by Kentucky Fried Chicken/Taco Bell. The Imperial Village Property is anchored by Superior Grocers and includes additional national tenants such as Chase Bank, Dollar Tree, Aaron’s, Panda Express, Rite Aid, Jack in the Box, Payless Shoes, and Kentucky Fried Chicken/Taco Bell (represents 61.7% of net rentable area in aggregate). Superior Grocers has over 40 locations in Southern California and has been at the Imperial Village Property since 2005. The Imperial Village Property contains 610 surface parking spaces, resulting in a parking ratio of 4.1 spaces per 1,000 square feet of rentable area. Within the past 21 months, leases representing 31.3% of net rentable area (30.5% of underwritten base rent) have been renewed at the Imperial Village Property for an average term of 4.5 years. Further, tenants occupying approximately 70.2% of net rentable area have been at the Imperial Village Property for at least five years. In addition, tenants occupying approximately 58.3% of net rentable area have been at the property for at least 10 years. The Imperial Village Property has maintained an average occupancy of 98.7% since 2010, and as of June 30, 2015, the Imperial Village Property was 92.0% leased to 23 tenants.

The following table presents certain information relating to the tenancy at the Imperial Village Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenant
Superior Grocers	NR/NR/NR	40,000	26.9%	$10.16	$406,560	16.1%	$557	2.9%	3/31/2030(4)
Total Anchor Tenant		40,000	26.9%	$10.16	$406,560	16.1%

Major Tenants
Chase Bank	AA-/Aa2/A+	5,380	3.6%	$52.44	$282,127	11.1%	NAV	NAV	11/30/2018
Dollar Tree	NR/Ba2/BB	10,804	7.3%	$19.80	$213,919	8.4%	NAV	NAV	3/31/2017
Big 5 Corp	NR/NR/NR	10,714	7.2%	$16.50	$176,784	7.0%	NAV	NAV	1/31/2021
Rainbow Apparel Store	NR/NR/NR	6,600	4.4%	$24.00	$158,400	6.3%	$142(5)	20.3%(5)	5/31/2020
C & J Beauty Supply	NR/NR/NR	6,300	4.2%	$24.12	$151,956	6.0%	NAV	NAV	2/29/2020
Aaron’s	NR/NR/NR	10,092	6.8%	$14.71	$148,473	5.9%	NAV	NAV	5/31/2017
Total Major Tenants		49,890	33.6%	$22.68	$1,131,660	44.7%

Non-Major Tenants(6)		44,987	30.3%	$22.09	993,710	39.2%

Occupied Collateral Total		134,877	90.8%	$18.77	$2,531,930	100.0%

Vacant Space		13,715	9.2%

Collateral Total		148,592	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through August 2016, totaling $148,231.

(3)	Sales and occupancy costs are for the trailing 12-month period ending December 31, 2014. Most tenants are not required to report sales.

(4)	Superior Grocers has three, five-year lease renewal options.

(5)	Sales and occupancy cost for Rainbow Apparel Store are for the trailing 12-month period ending May 31, 2015.

(6)	Non-Major Tenants includes one antennae lease to T-Mobile USA which was attributed no square footage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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IMPERIAL VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Imperial Village Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	0	0	0.0%	0	0.0%	$0	$0.00
2015	1	3,500	2.4%	3,500	2.4%	$59,534	$17.01
2016	3	6,378	4.3%	9,878	6.6%	$166,867	$26.16
2017(5)	5	23,738	16.0%	33,616	22.6%	$477,325	$20.11(5)
2018	6	17,147	11.5%	50,763	34.2%	$680,685	$39.70
2019	2	19,000	12.8%	69,763	46.9%	$152,000	$8.00
2020	4	14,400	9.7%	84,163	56.6%	$412,176	$28.62
2021	1	10,714	7.2%	94,877	63.9%	$176,784	$16.50
2022	0	0	0.0%	94,877	63.9%	$0	$0.00
2023	0	0	0.0%	94,877	63.9%	$0	$0.00
2024	0	0	0.0%	94,877	63.9%	$0	$0.00
2025	0	0	0.0%	94,877	63.9%	$0	$0.00
Thereafter	1	40,000	26.9%	134,877	90.8%	$406,560	$10.16
Vacant	0	13,715	9.2%	148,592	100.0%	$0	$0.00
Total/Weighted Average	23(6)	148,592	100.0%			$2,531,930	$18.77

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.

(4)	MTM includes three basement level storage spaces (15,525 square feet) for which no base rent was underwritten and the corresponding square footage was excluded from the rent roll.

(5)	2017 includes an antennae lease with T-Mobile USA which has no attributed square footage. The Annual U/W Base Rent PSF excluding the T-Mobile USA rent is $18.79.

(6)	The Imperial Village Property is leased to 23 tenants including an antennae lease with T-Mobile USA which has no attributed square footage.

The following table presents historical occupancy percentages at the Imperial Village Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/30/2015(2)(3)

100.0%	100.0%	100.0%	90.8%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	As of June 30, 2015, the Imperial Village Property was 92.0% leased to 23 tenants. Anna’s Linens (8.0% of net rentable area) has filed for bankruptcy at the corporate level and has closed its store at the Imperial Village Property and Stylish (1.2% of net rentable area) is a month-to-month tenant that is negotiating sale of the business; thus, these two tenants have been underwritten as vacant. The Imperial Village was underwritten to a 90.8% physical occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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IMPERIAL VILLAGE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Imperial Village Property:

Cash Flow Analysis

	2013	2014	TTM 7/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,614,868	$2,737,141	$2,717,509	$2,531,930(1)	75.3%	$17.04
Grossed Up Vacant Space	0	0	0	309,795	9.2	2.08
Percentage Rent	0	0	0	0	0.0	0.00
Total Reimbursables	917,528	870,895	913,116	789,539	23.5	5.31
Other Income	57,498	42,861	45,844	43,198	1.3	0.29
Less Vacancy & Credit Loss	0	0	0	(309,795)(2)	(9.2)	(2.08)
Effective Gross Income	$3,589,894	$3,650,897	$3,676,469	$3,364,667	100.0%	$22.64

Total Operating Expenses	$887,416	$930,844	$887,195	$933,456	27.7%	$6.28

Net Operating Income	$2,702,478	$2,720,053	$2,789,274	$2,431,210(3)	72.3%	$16.36
TI/LC	0	0	0	116,285	3.5	0.78
Capital Expenditures	0	0	0	29,718	0.9	0.20
Net Cash Flow	$2,702,478	$2,720,053	$2,789,274	$2,285,206	67.9%	$15.38

NOI DSCR	2.36x	2.38x	2.44x	2.13x
NCF DSCR	2.36x	2.38x	2.44x	2.00x
NOI DY	10.8%	10.9%	11.2%	9.7%
NCF DY	10.8%	10.9%	11.2%	9.1%

(1)	U/W Base Rent includes contractual rent bumps through August 2016, totaling $148,231.

(2)

The underwritten economic vacancy is 10.9%. As of June 30, 2015, the Imperial Village Property was 92.0% leased to 23 tenants. Anna’s Linens (8.0% of net rentable area) has filed for bankruptcy at the corporate level and has closed its store at the Imperial Village Property and Stylish (1.2% of net rentable area) is a month-to-month tenant that is negotiating sale of the business; thus, these two tenants have been underwritten as vacant.

(3)	The decrease in Net Operating Income from TTM 7/31/2015 to U/W is due to two tenants being underwritten as vacant (see footnote #2) and the increase of operating expense to be more in-line with 2014 amounts.

Appraisal. As of the appraisal valuation date of May 21, 2015, the Imperial Village Property had an “as-is” appraised value of $44,200,000.

Environmental Matters. The Phase I environmental assessment dated May 22, 2015 identified a recognized environmental condition pertaining to historical on-site dry-cleaning operations from 1958 to 2012. There has been no subsurface investigation conducted at the Imperial Village Property following a 1997 recommendation for additional sampling in the vicinity of the dry-cleaning machine and waste storage area. An upfront environmental reserve (see “Escrows” section) was required at closing for testing and possible implementation of a Soil Vapor Extraction (“SVE”) remediation plan. The borrower is required to conduct indoor air quality testing and upgrade the HVAC system, if it is determined that an HVAC system upgrade would correct the hazardous chemical issues. If it is determined that an HVAC system upgrade would not adequately correct the hazardous chemical issues, the borrower will be required to implement an SVE system to remove the suspected presence of hazardous materials from the Imperial Village Property.

Market Overview and Competition. The Imperial Village Property is located at the northeast corner of Crenshaw Boulevard and Imperial Highway, two major commercial roadways with a combined average daily traffic count of 64,687 vehicles; approximately 6.0 miles east of the Los Angeles International Airport and approximately 11.9 miles south of the Los Angeles central business district. The Imperial Village Property is situated in the southwest portion of Inglewood, with immediate access to Interstate 105 that provides direct east-west access to Interstate 405 and Interstate 110. The proposed Hollywood Racetrack Redevelopment is located 1.8 miles north of the Imperial Village Property. Stan Kroenke, the owner of the National Football League’s St. Louis Rams, plans to build a new $2.0 billion stadium on the site in hope of relocating the team to Inglewood. The plan is to develop an 80,000-seat stadium, 6,000-seat performance venue, 300-room hotel, and 1.5 million square feet of retail, office and residential space, which is expected to revitalize and increase traffic to the local area. The existing residential uses in the city of Inglewood total approximately 3,023 acres, accounting for 66.4% of Inglewood’s total land area. The predominant land use within close proximity of the Imperial Village Property is single-family housing with limited competitive commercial retail centers located in the immediate area. The Imperial Village Property benefits from its dense infill location as the 2014 estimated population within a one-, three- and five-mile radius of the Imperial Village Property was 35,998, 364,988 and 877,719, respectively, and the estimated average household income within the same radii was $59,115, $54,244 and $61,827, respectively.

The Imperial Village Property is located in the Culver City/Inglewood/El Segundo retail submarket, which accounts for 4.8% of the total inventory of the Los Angeles retail market. There has been no new construction in the Culver City/Inglewood/El Segundo retail submarket over the past 5 years and the submarket has averaged a 3.5% vacancy rate over the same period. According to the appraisal, as of the first quarter of 2015, the submarket reported a total inventory of approximately 3.2 million square feet with a 2.9% vacancy and an average asking rent of $39.63 per square foot on a triple-net basis. The appraiser concluded to a blended market asking rent of $22.78 per square foot for a variety of tenant spaces and, overall, in-place rents at the Imperial Village Property are considered to be approximately 19.5% below market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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IMPERIAL VILLAGE

The following table presents certain information relating to some comparable retail properties for the Imperial Village Property:

Competitive Set(1)

	Imperial Village (Subject)	Crenshaw Imperial Plaza	Inglewood Plaza	Food 4 Less	Hawthorne Center	Superior Grocers Center
Location	Inglewood, CA	Inglewood, CA	Inglewood, CA	Inglewood, CA	Hawthorne, CA	Hawthorne, CA
Distance from Subject	--	0.1 miles	0.1 miles	1.1 miles	2.5 miles	3.0 miles
Property Type	Community Center	Community Center	Neighborhood Center	Community Center	Neighborhood Center	Neighborhood Center
Year Built/Renovated	1956/1999	1960/2005	2008/NAP	1969/NAP	1957/1970	1999/NAP
Anchor Tenants	Superior Grocers, Rite Aid	Fallas Parades, 99 Cents Only Stores, dd’s Discounts, General Discounts	Burlington Coat Factory, CVS	Food 4 Less, 99 Cents Only Stores	Ralph’s, CVS, 99 Cents Only Stores	Superior Grocers
Total GLA	148,592 SF	239,662 SF	96,919 SF	124,659 SF	96,914 SF	98,004 SF
Total Occupancy	100%	74%	100%	100%	100%	85%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrower is One Imperial Plaza L.P., a California limited partnership and single purpose entity with one independent director. Moussa Shaaya and Abe Kamara serve as the guarantors of certain nonrecourse carveouts under the Imperial Village Mortgage Loan.

The Sponsors. The sponsors are Moussa Shaaya and Abe Kamara, partners and co-owners of AMT Construction Co., a construction company which has developed over 80 single family homes along with various condo and apartment projects. Collectively, Mr. Shaaya and Mr. Kamara have interests in 28 commercial real estate properties in California valued at approximately $235.2 million, as of May 1, 2015.

Escrows. The loan documents provide for upfront reserves of $200,508 for real estate taxes, $70,000 for replacement reserves, and $230,000 for tenant improvements and leasing commissions. The loan documents also provide for an upfront environmental reserve of $218,750 related to the estimated costs for testing and possible implementation of an SVE remediation plan. Ongoing monthly reserves are required in an amount equal to $33,418 for real estate taxes. Monthly deposits for replacement reserves in the amount of $2,257 (subject to a cap of $70,000) will commence upon the earlier of (a) an occurrence and continuance of an event of default; (b) the Imperial Village Property no longer being adequately maintained; or (c) the replacement reserve account balance falling below $35,000. Monthly deposits for tenant improvements and leasing commissions in the amount of $12,633 (subject to a cap of $230,000) will commence upon the earlier of (a) an occurrence and continuance of an event of default; or (b) the tenant improvements and leasing commissions reserve account balance falling below $150,000.

The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Imperial Village Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums. If Superior Grocers, or any successor tenant, disputes the payment of expense reimbursements payments or claims the borrower owes Superior Grocers, or any successor tenant, a refund for amounts previously paid with respect to expense reimbursements, the borrower is required to deposit the amount within 10 business days of receiving notice of such dispute (the “CAM Reserve”).

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt yield being less than 7.0%; (iii) Superior Grocers filing for bankruptcy or becoming insolvent; (iv) Superior Grocers going dark, vacating or failing to occupy its space; or (v) the borrower failing to deposit funds into the CAM Reserve account within 10 business days of receiving notice of a dispute. A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt yield being equal to or greater than 7.25% for two consecutive calendar quarters; with regard to clause (iii), upon the termination of such bankruptcy or insolvency proceedings and the affirmation of the related lease; with regard to clause (iv), upon Superior Grocers, or any replacement tenant, resuming business operations in its space and paying fully unabated rent; and with regard to clause (v), upon the full amount of disputed expense reimbursements being deposited into the CAM Reserve account.

Property Management. The Imperial Village Property is managed by Coreland Companies.

Assumption. The borrower has a two-time right to transfer the Imperial Village Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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IMPERIAL VILLAGE

guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Imperial Village Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated May 20, 2015 indicated a probable maximum loss of 16.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

PAPER FACTORY HOTEL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

PAPER FACTORY HOTEL

Paper Factory
37-06 36th Street
Long Island City, NY 11101
QUEENS
Astoria
Dutch Kills
Long Island City
Queensbridge
Woodside
Sunnyside
Hunters Point
Greenpoint
BROOKLYN
Roosevelt Island
East River
Newtown Creek
Dutch Kills
La Guardia Airport 4 miles
Socrates Sculpture Garden
The Noguchi Museum
Rainey Park
Ravenswood Playground
Ravenswood Generating Station
Queens Bridge Park
Gantry Plaza State Park
Dutch Kills Playground
Kaufman Astoria Studios
Museum of the Moving Image
Fisher Landau Center for Art
JetBlue Corporate Headquarters
Silvercup Studios
Gotham Center
U.S. Citizenship & Immigration Services
The Secret Theatre
Elevator Historical Society Mus.
CUNY School of Law
Queens Library at Court Square
1 Court Square
Long Island City Courthouse
The International High School at LaGuardia Comm. College
LaGuardia Performing Arts Center
Queensboro Bridge
Long Island Expwy
Long Island Railroad
Northern Blvd.
Queens Blvd.
Vernon Blvd.
Jackson Ave.
Skillman Ave.
Thomson Ave.
Honeywell St.
Broadway
Steinway St.
Crescent St.
21st St.
31st St.
39th St.
43rd St.
Newtown Rd.
Borden Ave.
BRONX
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN
JERSEY CITY
Hoboken
Union City
Secaucus
Fort Lee
Flushing
Jamaica
Kew Gardens
Bedford-Stuyvesant
Park Slope
Flatbush
Canarsie
Bensonhurst
Sheepshead Bay
Coney Island
Jamaica Bay
Atlantic Ocean
Upper New York Bay
John F. Kennedy Intl. Airport
LaGuardia Airport
Port Washington
Great Neck
Elmont
Valley Stream
Woodmere
Lawrence
Far Rockaway
Rockaway Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

No. 10 – Paper Factory Hotel

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$25,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$25,000,000			Location:	Long Island City, NY
% of Initial Pool Balance:	3.1%			Size:	123 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$203,252
Borrower Name:	Three Seven Hotel LLC			Year Built/Renovated(2):	1915/2013
Sponsor:	Gal Sela			Title Vesting:	Fee
Mortgage Rate:	5.760%			Property Manager:	Self-managed
Note Date:	July 10, 2015			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(3):	NAV
Maturity Date:	August 6, 2020			Most Recent Occupancy (As of)(3):	52.4% (12/31/2014)
IO Period:	12 months			Current Occupancy (As of)(3):	64.8% (TTM 5/31/2015)
Loan Term (Original):	60 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$2,320,574 (12/31/2014)
Call Protection:	L(26),D(31),O(3)			Most Recent NOI (As of)(3):	$2,872,135 (TTM 5/31/2015)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	NAP
Additional Debt Type:	NAP

				U/W Revenues(3):	$5,017,993
				U/W Expenses(3):	$2,559,720
				U/W NOI(3):	$2,458,272
Escrows and Reserves(1):				U/W NCF(3):	$2,257,553
				U/W NOI DSCR(3):	1.40x
				U/W NCF DSCR(3):	1.29x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(3):	9.8%
Taxes	$28,836	$9,612	NAP	U/W NCF Debt Yield(3):	9.0%
Insurance	$57,648	$5,241	NAP	As-Is Appraised Value:	$42,000,000
FF&E Reserve	$0	$16,726	NAP	As-Is Appraisal Valuation Date:	June 1, 2015
Deferred Maintenance	$5,875	$0	NAP	Cut-off Date LTV Ratio:	59.5%
Static Reserve	$0	$100,000	$2,000,000	LTV Ratio at Maturity or ARD:	56.4%

(1)	See “Escrows” section.

(2)	See “Property” section.

(3)	See “Cash Flow Analysis” section. The Paper Factory Hotel Property opened in December 2013, and, therefore, has limited operating history.

The Mortgage Loan. The mortgage loan (the “Paper Factory Hotel Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a full service independent hotel located in Long Island City, New York (the “Paper Factory Hotel Property”). The Paper Factory Hotel Mortgage Loan was originated on July 10, 2015 by Silverpeak Real Estate Finance LLC. The Paper Factory Hotel Mortgage Loan had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $25,000,000 and accrues interest at an interest rate of 5.760% per annum. The Paper Factory Hotel Mortgage Loan had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires interest-only payments for the first 12 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Paper Factory Hotel Mortgage Loan matures on August 6, 2020.

Following the lockout period, the borrower has the right to defease the Paper Factory Hotel Mortgage Loan in whole, but not in part, on any date before June 6, 2020. In addition, the Paper Factory Hotel Mortgage Loan is prepayable without penalty on or after June 6, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan payoff	$24,370,000	97.5%
			Reserves	92,359	0.4
			Closing costs	537,641	2.2
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

The Property. The Paper Factory Hotel Property is a 123-room, six-story, full service independent hotel located on a 0.5-acre site at 37-06 36th Street in Long Island City, Queens, New York. The Paper Factory Hotel Property improvements were originally built on the site in 1915 when the location was opened as a paper factory. The sponsor, Gal Sela, purchased the Paper Factory Hotel Property in 2012 when the building was vacant and subsequently re-developed the site from the ground-up into a full service hotel for a total cost of approximately $29.7 million. The Paper Factory Hotel Property opened in December 2013 and is comprised of eight king rooms, 42 queen rooms, 55 double/double rooms, 11 suites, one penthouse and six other rooms. The Paper Factory Hotel Property amenities include a 24-hour fitness facility, a full service, leased two-level restaurant and club, and over 17,000 square feet of meeting and event space across 10 dedicated meeting rooms. Guestroom amenities include a loft-style design with 12–foot ceiling heights and large windows, custom designed furniture unique to each room, flat panel LCD TV’s, multi-function connectivity panels for mobile phones and tablets, and complimentary Wi-Fi.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Paper Factory Hotel Property:

Cash Flow Analysis(1)

	2014	TTM 5/31/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	52.4%	64.8%	64.8%
ADR	$178.99	$166.30	$166.30
RevPAR	$93.70	$107.76	$107.76

Total Revenue	$4,226,931	$4,999,204	$5,017,993	100.0%	$40,797
Total Department Expenses	1,013,234	1,057,695	1,029,400	20.5	8,369
Gross Operating Profit	$3,213,697	$3,941,509	$3,988,593	79.5%	$32,428

Total Undistributed Expenses	857,069	963,548	1,117,709	22.3	9,087
Profit Before Fixed Charges	$2,356,628	$2,977,961	$2,870,884	57.2%	$23,341

Total Fixed Charges(2)	36,054	105,826	412,611	8.2	3,355

Net Operating Income	$2,320,574	$2,872,135	$2,458,272	49.0%	$19,986
FF&E	0	0	200,720	4.0	1,632
Net Cash Flow	$2,320,574	$2,872,135	$2,257,553	45.0%	$18,354

NOI DSCR	1.32x	1.64x	1.40x
NCF DSCR	1.32x	1.64x	1.29x
NOI DY	9.3%	11.5%	9.8%
NCF DY	9.3%	11.5%	9.0%

(1)	The Paper Factory Hotel Property opened in December 2013, and, therefore, has limited operating history.

(2)	The Paper Factory Hotel Property benefits from an Industrial and Commercial Abatement Program (“ICAP”) through 2040, which results in a reduced property tax expense. The tax liability is reduced by $365,640 for the first 16 years until 2030, then decreases by 10% per year for the remaining nine years of the exemption period, resuming to 100% of tax liability in 2040. The U/W Total Fixed Charges include a property tax expense of $349,723 based on a ten year average of the future abated tax payments.

Appraisal. As of the appraisal valuation date of June 1, 2015, the Paper Factory Hotel Property had an “as-is” appraised value of $42,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated April 27, 2015, there was no evidence of any recognized environmental conditions at the Paper Factory Hotel Property.

Market Overview and Competition. The Paper Factory Hotel Property is located in the Queens Plaza district of Long Island City in the Borough of Queens, New York. The Paper Factory Hotel Property is located approximately four miles southwest of LaGuardia Airport and 14.0 miles northwest of JFK Airport. The closest subway station, 36th Street, is one block away from the Paper Factory Hotel Property and is serviced by the M and R trains (36th Street/IND Queens Blvd Line). The N and Q subway lines (BMT Astoria Line) also stop at 39th Avenue, along Northern Boulevard, which is approximately 0.5 miles west of the Paper Factory Hotel Property.

According to a Long Island City economic group, Long Island City has over 6,300 businesses and 90,000 employees, and remains one of the largest manufacturing centers in New York State. There is currently over 2.0 million square feet of Class A office space in Long Island City, including One Court Square (Citibank building), One MetLife Plaza (Queens Plaza North), Bridge Plaza Office Center (41st Avenue) and 1 Hunters Point Plaza (21st Street). In the residential market, approximately 8,600 units have been completed since 2006, and an additional 22,500 units are either planned or under construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PAPER FACTORY HOTEL

Demand drivers for the Paper Factory Hotel Property are estimated to be 50.0% leisure, 25.0% commercial, and 25.0% meeting and group. Leisure demand is generated from the close proximity and ease to and from Manhattan via ferry, subway or taxi, which helps attract tourists seeking an average room rate typically lower than those offered in Manhattan. Primary commercial demand for the Paper Factory Hotel Property is derived from business travelers to the Long Island City area. Major business and institutions in the area include American Standard, Museum of the Moving Image, Mercedes-Benz, Silvercup Studios, Kaufman Studios, Steve Madden, JetBlue, Met Life, HSBC, Barclays and Citicorp. Additionally, a significant amount of light industrial space is being converted into commercial space, creating a shift in the neighborhood’s overall dynamic. The majority of the Paper Factory Hotel Property’s meeting and group demand is derived from group business such as tourism and travel, as well as weddings and larger group events.

The following table presents certain information relating to the Paper Factory Hotel Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

	Competitive Set			Paper Factory Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2015 TTM	80.2%	$146.13	$117.20	64.8%	$166.30	$107.76	80.8%	113.8%	91.9%
12/31/2014 TTM	80.2%	$147.26	$118.05	52.4%	$178.99	$93.70	65.3%	121.5%	79.4%

(1)	Information obtained from a third party hospitality report dated June 25, 2015. The competitive set includes the following hotels: Best Western Plaza Hotel Long, Holiday Inn Long Island City Manhattan, Country Inn & Suites New York City in Queens, Ascend Collection Verve Hotel, Z Hotel, Four Points by Sheraton Long Island City Queensboro Bridge, Ravel Hotel, Wyndham Garden Hotel Long Island City Manhattan View, and Fairfield Inn New York Long Island City Manhattan View.

(2)	The sponsor, Gal Sela, purchased the Paper Factory Hotel Property in 2012 when the building was vacant and subsequently re-developed the site from the ground-up into a full service hotel that opened in December 2013.

The Borrower. The borrower is Three Seven Hotel LLC, a New York limited liability company and single purpose entity, whose managing member is a New York corporation, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Paper Factory Hotel Mortgage Loan. The borrower is 99.0% owned by Gal Sela. Gal Sela is the guarantor of certain nonrecourse carveouts and a partial payment guarantor under the Paper Factory Hotel Mortgage Loan.

The Sponsor. The sponsor is Gal Sela, the founder and chairman of the Sela Group. The Sela Group, founded in 1994, is a privately-owned, New York-based real estate and hospitality firm specializing in the acquisition, development and management of hospitality, lifestyle, residential and commercial assets in the United States and globally.

Escrows. The loan documents provide for upfront escrows in the amount of $28,836 for real estate taxes, $57,648 for insurance premiums and $5,875 for deferred maintenance. The loan documents provide for monthly escrows in the amount equal to one-twelfth of the annual real estate taxes (initially $9,612); one-twelfth of the annual insurance premiums (initially $5,241); and 4% of the annual gross revenues of the Paper Factory Hotel Property for FF&E reserves (initially $16,726). Commencing with the September 2015 payment date and on each payment date thereafter, the borrower is required to deposit with the lender an amount equal to $100,000 as additional collateral for the Paper Factory Hotel Mortgage Loan, capped at $2,000,000 (“Static Reserve”). So long as no Cash Management Period (as defined below) is continuing, the Static Reserve may be released to the borrower if the underwritten gross revenue of the Paper Factory Hotel Property is at least $5,500,000 and the Paper Factory Hotel Property achieves a net operating income debt yield of at least 10.0% for two consecutive calendar quarters. If a Cash Management Period is then continuing, the funds in the Static Reserve will be transferred to a lender-controlled account, to be applied as provided in the loan documents. If the conditions to release the funds in the Static Reserve have not been met within 24 months from the Paper Factory Hotel Mortgage Loan’s origination, the lender will have the option, in its sole and absolute discretion, to apply all or any portion of such funds to the partial prepayment or partial defeasance of the Paper Factory Hotel Mortgage Loan and the applicable yield maintenance premium or costs incurred in the event of a partial defeasance.

Recourse. $2,000,000 of the Paper Factory Mortgage Loan is full recourse to the guarantor until such time as the underwritten gross revenue of the Paper Factory Hotel Property is at least $6,200,000 and the Paper Factory Hotel Property achieves a net operating income debt yield of at least 11.0% for two consecutive calendar quarters.

Lockbox and Cash Management. The Paper Factory Hotel Mortgage Loan requires a lender-controlled lockbox account, which is already in place. During a Cash Management Period (as defined below), the loan documents require that the borrower or property manager cause all rents and profits to be deposited directly into the lockbox account. During a Cash Management Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of a default or event of default; (ii) the amortizing debt service coverage ratio being less than 1.25x at the end of any calendar quarter; or (iii) the borrower failing to make a required deposit into the Static Reserve. A Cash Management Period will end, with regard to clause (i), upon the cure of such default or event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being at least equal to 1.35x for two consecutive calendar quarters; and, with regard to clause (iii), upon either the balance in the Static Reserve being $2,000,000 or the lender having determined that the conditions to the release of such funds have been satisfied.

Property Management. The Paper Factory Hotel Property is managed by an affiliate of the borrower.

Assumption. The borrower has a one-time right to transfer the Paper Factory Hotel Property to another party and have the transferee assume all of the borrower’s obligations under the loan documents provided that certain conditions are satisfied, including

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PAPER FACTORY HOTEL

(i) no event of default has occurred and is continuing; (ii) the proposed transferee and guarantor are satisfactory to the lender; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Paper Factory Hotel Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

No. 11 – Lowe’s - San Bruno

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$24,630,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$24,630,000			Location:	San Bruno, CA
% of Initial Pool Balance:	3.0%			Size:	106,854 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$230.50
Borrower Name:	Khoury Lowes, LLC			Year Built/Renovated:	1990/2000
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.630%			Property Manager:	Self-managed
Note Date:	September 1, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	September 11, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	100.0% (10/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,863,491 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,863,491 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$1,863,223 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$2,588,498
Additional Debt Type:	NAP			U/W Expenses:	$515,127
				U/W NOI:	$2,073,371
				U/W NCF:	$1,988,979
				U/W NOI DSCR:	1.36x
Escrows and Reserves:				U/W NCF DSCR:	1.31x
				U/W NOI Debt Yield:	8.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.1%
Taxes(2)	$0	Springing	NAP	As-Is Appraised Value:	$37,000,000
Insurance(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 28, 2015
Replacement Reserves(4)	$0	Springing	NAP	Cut-off Date LTV Ratio:	66.6%
TI/LC(5)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	61.0%

(1)	The sponsors are Leon Khoury; Sana Khoury; Isam H. Khoury and Jane Khoury, individually and as trustees of the Khoury Family Trust. Isam Khoury disclosed one instance of a discounted payoff in 2010. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues, and Other Proceedings” in the Free Writing Prospectus.

(2)	Ongoing monthly reserves for real estate taxes are not required so long as (i) no event of default has occurred and is continuing; (ii) the Lowe’s lease requires the tenant to pay taxes directly; and (iii) the borrower provides the lender with proof of payment by Lowe’s prior to delinquency.

(3)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) the Lowe’s lease requires the tenant to maintain insurance; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(4)	Ongoing monthly replacement reserves in the amount of $1,781 are not required so long as (i) no event of default has occurred or is continuing; (ii) the Lowe’s lease requires the tenant to pay for capital expenditures; and (iii) the lender determines that the property is properly maintained.

(5)	Ongoing monthly tenant improvement and leasing commission reserves in the amount of $8,905 are not required so long as Lowe’s maintains a credit rating of Ba1 or better by Moody’s or BB+ or better by S&P.

The Lowe’s – San Bruno mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 106,854 square foot, single tenant retail building located in San Bruno, California (the “Lowe’s – San Bruno Property”), approximately 12.2 miles south of the San Francisco central business district. Constructed in 1990 and renovated in 2000, the Lowe’s - San Bruno Property is 100.0% occupied by Lowe’s Home Improvement (“Lowe’s”). The Lowe’s – San Bruno Property also includes an indoor lumber yard and two loading docks as well as a 7,982 square foot adjacent parcel which is utilized as Lowe’s garden center (not part of the collateral). Lowe’s is the world’s second largest home improvement retailer with 1,840 stores totaling approximately 201 million square feet, of which 1,793 stores are located in the United States. Lowe’s (NYSE: LOW) is rated A3, and A- by Moody’s and S&P, respectively. As of the second quarter of 2015, Lowe’s reported revenues of $17.3 billion, a 4.3% increase over the second quarter of 2014.

The Lowe’s – San Bruno Property features 534 parking spaces resulting in a parking ratio of 5.0 spaces per 1,000 square feet of rentable area. The 2014 population within a one-, three-, and five-mile radius of the Lowe’s – San Bruno Property was 17,404, 136,528, and 285,725, respectively, while the estimated 2014 average household income within the same radii was $83,260, $101,407, and $103,723, respectively. As of October 1, 2015, the Lowe’s – San Bruno Property was 100.0% occupied by Lowe’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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LOWE’S – SAN BRUNO

Sources and Uses

Sources			Uses
Original loan amount	$24,630,000	100.0%	Loan Payoff(1)	$18,693,530	75.9%
			Closing costs	70,740	0 0.3%
			Return of equity	5,865,731	0 23.8%
Total Sources	$24,630,000	100.0%	Total Uses	$24,630,000	100.0%
(1)	The Lowe’s – San Bruno Property was previously securitized in the MSC 2005-HQ7 transaction.

The following table presents certain information relating to the tenant at the Lowe’s San Bruno Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Major Tenant
Lowe’s	NR/A3/A-	106,854	100.0%	$20.19(3)	$2,157,424(3)	100.0%	NAV	NAV	12/31/2025(4)
Total Major Tenant		106,854	100.0%	$20.19	$2,157,424	100.0%

Vacant Space		0	0.0%

Collateral Total		106,854	100.0%

(1)	Certain ratings are those of the parent company, which guarantees the lease.

(2)	Lowe’s is not required to report sales.

(3)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Lowe’s represent the tenant’s average rent through the remaining loan term. Lowe’s had a contractual rent increase in September 2015 resulting in a current annual rent of $2,054,690 ($19.23 per square foot).

(4)	Lowe’s has five, 5-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the Lowe’s San Bruno Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	1	106,854	100.0%	106,854	100.0%	$2,157,424	$20.19
Thereafter	0	0	0.0%	106,854	100.0%	$0	$0.00
Vacant	0	0	0.0%	106,854	100.0%	$0	$0.00
Total/Weighted Average	1	106,854	100.0%			$2,157,424	$20.19

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Lowe’s – San Bruno Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	10/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Lowe’s lease.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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LOWE’S – SAN BRUNO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Lowe’s – San Bruno Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,866,924	$1,866,924	$1,866,924	$2,157,424(1)	83.3%	$20.19(1)
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	0	0	0	495,796	19.2	4.64
Other Income	0	0	0	0	0.0	0.00
Less Vacancy & Free Rent	0	0	0	(64,723)(2)	(2.5)	(0.61)
Effective Gross Income	$1,866,924	$1,866,924	$1,866,924	$2,588,498	100.0%	$24.22

Total Operating Expenses	$3,433	$3,433	$3,701	$515,127	19.9%	$4.82

Net Operating Income	$1,863,491	$1,863,491	$1,863,223	$2,073,371	80.1%	$19.40
TI/LC	0	0	0	68,363	2.6	.64
Capital Expenditures	0	0	0	16,028	0.6	0.15
Net Cash Flow	$1,863,491	$1,863,491	$1,863,223	$1,988,979	76.8%	$18.61

NOI DSCR	1.23x	1.23x	1.23x	1.36x(3)
NCF DSCR	1.23x	1.23x	1.23x	1.31x(3)
NOI DY	7.6%	7.6%	7.6%	8.4%(3)
NCF DY	7.6%	7.6%	7.6%	8.1%(3)

(1)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Lowe’s represent the tenant’s average rent through the remaining loan term. Lowe’s had a contractual rent increase in September 2015 resulting in a current annual rent of $2,054,690 ($19.23 per square foot).

(2)	The underwritten economic vacancy is 3.0%. The Lowe’s San Bruno Property was 100.0% physically occupied as of October 1, 2015.

(3)	The NOI DSCR, NCF DSCR, NOI DY and NCF DY based on Lowe’s current annual base rent are 1.30x, 1.24x, 8.0% and 7.7%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

No. 12 – Cooper’s Crossing

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance(1):	$21,700,000			Specific Property Type:	Garden
Cut-off Date Principal Balance(1):	$21,700,000			Location:	Landover Hills, MD
% of Initial Pool Balance:	2.7%			Size:	727 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit(1):	$60,523
Borrower Name:	Coopers Apartments LLC			Year Built/Renovated:	1966/2008
Sponsor:	Vito Dragone III			Title Vesting:	Fee
Mortgage Rate:	4.974%			Property Manager:	GREP Atlantic, LLC
Note Date:	February 27, 2015			3rd Most Recent Occupancy (As of)(2):	68.3% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	83.4% (12/31/2013)
Maturity Date:	March 6, 2020			Most Recent Occupancy (As of):	89.6% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	90.5% (6/30/2015)
Loan Term (Original):	60 months
Seasoning:	7 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,646,336 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,918,947 (12/31/2014)
Call Protection:	L(31),D(25),O(4)			Most Recent NOI (As of):	$4,365,496 (TTM 6/30/2015)
Lockbox Type:	Soft/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu; Mezzanine			U/W Revenues:	$9,092,871
				U/W Expenses:	$4,753,823
				U/W NOI:	$4,339,048
				U/W NCF:	$4,115,132
				U/W NOI DSCR(1):	1.54x
Escrows and Reserves:				U/W NCF DSCR(1):	1.46x
				U/W NOI Debt Yield(1):	9.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.4%
Taxes	$519,863	$57,763	NAP	As-Is Appraised Value:	$68,100,000
Insurance	$21.600	$21,600	NAP	As-Is Appraisal Valuation Date:	February 3, 2015
Replacement Reserves	$2,007,191	$18,660	NAP	Cut-off Date LTV Ratio(1):	64.6%
Deferred Maintenance	$490,600	NAP	NAP	LTV Ratio at Maturity or ARD(1):	61.7%

(1)	The Cooper’s Crossing loan combination, totaling $44,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $21,700,000, has an outstanding principal balance of $21,700,000 as of the Cut-off Date and will be contributed to the WFCM 2015-NXS3 Trust. The controlling Note A-1 had an original principal balance of $22,300,000 and was contributed to the WFCM 2015-NXS2 Trust. All statistical financial information related to balances per unit, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Cooper’s Crossing loan combination. See also “Description of the Mortgage Pool— Loan Combinations—The Cooper’s Crossing Loan Combination” in the Free Writing Prospectus. As of the Cut-off Date, the combined U/W NCF DSCR (based on the current interest rate of 9.50%), combined Cut-off Date LTV Ratio and combined U/W NCF Debt Yield are 0.83x, 97.4% and 6.2%, respectively. See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Historical Occupancy” section.

The Cooper’s Crossing mortgage loan is part of a loan combination that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a 727-unit garden-style multifamily property, located in Landover Hills, Maryland (the “Cooper’s Crossing Property”). See “Description of the Mortgage Pool – Loan Combinations – The Cooper’s Crossing Loan Combination” in the Free Writing Prospectus. The Cooper’s Crossing Property consists of 25, three- and four-story buildings constructed in 1966 and renovated in 2008. Amenities include a clubhouse, a swimming pool, a fully-equipped business center, a fitness center, and three playgrounds. The Cooper’s Crossing Property is comprised of one, two, and three bedroom units. Each unit contains standard kitchen appliances, including a frost-free refrigerator, a gas or electric range/oven, and garbage disposal. The Cooper’s Crossing Property has frontage along the east side of Cooper Lane, the north and south sides of Warner Avenue, the east and west sides of Alliston Street, and the south side of 68th Place. Major regional roadways include Interstates 95, 295 and 495 (Capital Beltway). Access to the Capital Beltway (Interstate 495) is located approximately two miles east via Annapolis Road (Route 450). Interstate 295 provides north-south access through the eastern part of the Washington, DC metropolitan area into Baltimore, Maryland. There are 1,178 surface parking spaces resulting in a parking ratio of 1.6 spaces per unit. As of June 30, 2015, the Cooper’s Crossing Property was 90.5% occupied.

Subordinate and Mezzanine Indebtedness. A mezzanine loan of $20,237,082 was funded at closing. The mezzanine loan is coterminous with the Cooper’s Crossing loan combination and is subject to an intercreditor agreement. The mezzanine loan is comprised of an initial advance of $20,237,082 and future advances of up to $9,612,918, which funds may be used for mezzanine lender approved capital expenses during the first two years of the term of the Cooper’s Crossing Loan Combination. The mezzanine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

COOPER’S CROSSING

loan may have a maximum loan balance of $29,850,000. As of the Cut-off Date, the mezzanine loan has a balance of $22,300,490. The mezzanine loan accrues interest at a rate of 14.0% per annum, of which interest accrued at 9.50% per annum is paid on a current basis to the extent cash flow is available (with the remaining interest accruing) and interest accrued at 4.50% per annum, which is paid at maturity, if cash flow is available. The mezzanine loan contains a partial equity participation to be paid after repayment of the Cooper’s Crossing loan combination, mezzanine loan (inclusive of accrued interest) and certain proceeds to the borrower. In addition, the mezzanine loan agreement has a debt service coverage ratio covenant of 0.72x. If the debt service coverage ratio falls below 0.72x, it constitutes an event of default under the mezzanine loan agreement, which can be cured with a pay down of the mezzanine loan that results in a 0.72x debt service coverage ratio.

Sources and Uses

Sources			Uses
Original loan amount	$44,000,000	64.0%	Purchase price	$63,000,000	91.7%
Mezzanine loan	20,237,082	29.4	Reserves	3,039,254	4.4
Sponsor's new cash contribution	4,491,753	6.5	Closing costs	2,689,581	3.9
Total Sources	$68,728,835	100.0%	Total Uses	$68,728,835	100.0%

The following table presents certain information relating to the unit mix of the Cooper’s Crossing Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
Small 1 Bedroom	183	25.2%	681	$984
Large 1 Bedroom	73	10.0%	703	$1,062
2 Bedroom	396	54.5%	899	$1,196
3 Bedroom	75	10.3%	1,075	$1,453
Total/Weighted Average	727	100.0%	843	$1,156

(1)	Information obtained from the appraisal and underwritten rent roll.

The following table presents historical occupancy percentages at the Cooper’s Crossing Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)	6/30/2015(3)
68.3%	83.4%	89.6%	90.5%

(1)	Information obtained from the borrower
(2)	The increase in occupancy from 2012 to 2013 was due to the Cooper’s Crossing Property being purchased out of foreclosure and remedying the deferred maintenance.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cooper’s Crossing Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Gross Potential Rent	$9,691,876	$9,838,966	9,962,121	$9,962,016	109.6%	$13,703
Tenant Reimbursements	91,216	291,765	252,326	236,405	2.6	325
Concessions	(644,212)	(359,615)	(284,838)	(295,242)	(3.2)	(406)
Other Income	346,431	326,640	263,853	287,655	3.2	396
Less Vacancy & Credit Loss	(1,627,115)	(1,221,032)	(1,204,382)	(1,097,962)(1)	(12.1)	(1,510)

Effective Gross Income	$7,858,197(2)	$8,876,724(2)	$8,989,079	$9,092,871	100.0%	$12,507

Total Operating Expenses	$4,211,861	$4,957,777	$4,623,583	$4,753,823	52.3%	$6,539

Net Operating Income	$3,646,336	$3,918,947	$4,365,496	$4,339,048	47.7%	$5,968
Capital Expenditures	0	0	0	223,916	2.5	308
Net Cash Flow	$3,646,336	$3,918,947	$4,365,496	$4,115,132	45.3%	$5,660

NOI DSCR	1.29x	1.39x	1.54x	1.54x
NCF DSCR	1.29x	1.39x	1.54x	1.46x
NOI DY	8.3%	8.9%	9.9%	9.9%
NCF DY	8.3%	8.9%	9.9%	9.4%

(1)	The underwritten economic vacancy is 15.0%. The Cooper’s Crossing Property was 90.5% physically occupied as of June 30, 2015.

(2)	The increase in Effective Gross Income from 2013 to 2014 was due to the remedying of deferred maintenance and investing additional capital after the Cooper’s Crossing Property was purchased out of foreclosure in 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

No. 13 – 3011 North First Street

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$21,000,000			Specific Property Type:	Office/R&D
Cut-off Date Principal Balance:	$21,000,000			Location:	San Jose, CA
% of Initial Pool Balance:	2.6%			Size:	146,159 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$143.68
Borrower Name:	SHP-Cute, LLC			Year Built/Renovated:	1980/2013
Sponsor:	Peter Pau			Title Vesting:	Fee
Mortgage Rate:	4.529%			Property Manager:	Self-managed
Note Date:	August 5, 2015			3rd Most Recent Occupancy (As of)(1):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(1):	100.0% (12/31/2013)
Maturity Date:	June 5, 2025			Most Recent Occupancy (As of)(1):	100.0% (12/31/2014)
IO Period:	58 months			Current Occupancy (As of)(1):	100.0% (10/1/2015)
Loan Term (Original):	118 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(2)::	NAV
Call Protection:	L(26),D(89),O(3)			Most Recent NOI (As of)(2):	$1,281,573 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues(2):	$2,772,347
				U/W Expenses(2):	$646,895
				U/W NOI(2):	$2,125,451
				U/W NCF(2):	$2,030,448
Escrows and Reserves:				U/W NOI DSCR:	1.66x
				U/W NCF DSCR:	1.58x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.1%
Taxes	$173,502	$34,700	NAP	U/W NCF Debt Yield:	9.7%
Insurance	$12,988	$1,855	NAP	As-Is Appraised Value:	$31,600,000
Replacement Reserves	$3,654	$1,827	$100,000	As-Is Appraisal Valuation Date:	March 16, 2015
TI/LC Reserve	$12,180	$6,090	NAP	Cut-off Date LTV Ratio:	66.5%
Rent Reserve	$389,069	$0	NAP	LTV Ratio at Maturity or ARD:	60.8%

(1)	See “Historical Occupancy” section.

(2)	See “Cash Flow” section.

The 3011 North First Street mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 146,159 square foot office/R&D property located on 9.3 acres in San Jose, California (the “3011 North First Street Property”). The 3011 North First Street Property is 100.0% leased to Intermolecular, Inc. (NASDAQ: IMI US). Intermolecular, Inc. has developed a proprietary approach to accelerate research and development, innovation and time-to-market for the semiconductor and clean-energy industries. The company currently targets the semiconductor and emerging clean-energy markets, including DRAM, flash memory, complex logic, flat glass, solar cells, LEDs and other energy-efficient technologies. Intermolecular, Inc. had a market capitalization of $99.0 million as of June 30, 2015. The 3011 North First Street Property was built in 1980 and renovated in 2013 by the tenant and consists of one building comprised of approximately 58.0% office space, 17.0% laboratory space, and 25.0% warehouse space. The office area features a lobby, open space office areas, interior private offices, conference rooms, a training room and an employee break area. The laboratory area includes approximately 5,000 square feet of class 1,000 clean room space and 7,000 square feet of class 100 clean room space. The 3011 North First Street Property is one of the few R&D facilities with clean rooms in the neighborhood. The warehouse/laboratory support areas have a minimum clear ceiling height of 20.0 feet and a maximum clear ceiling height of 24.5 feet. The 3011 North First Street Property has three loading docks. The dock on the east elevation includes five, dock-high loading doors with load levelers. The other two loading docks are along the west building elevation: one dock has four, dock-high loading doors which are enclosed by glass and the remaining loading dock has three, dock-high loading doors. The entire building is HVAC-served. The 3011 North First Street Property features 350 surface parking spaces, resulting in a parking ratio of 2.4 spaces per 1,000 square feet of rentable area. The 3011 North First Street Property is located in north San Jose, in the “Golden Triangle” of Silicon Valley, which encompasses the area between State Highway 237, Interstate 280 and U. S. Highway 101. Notable high-technology firms occupying office and research and development developments along and near the North First Street corridor, proximate to the 3011 North First Street Property include: Altera, AT&T, Cadence Design Systems, Canon, Cisco Systems, eBay, Micron Aptina, Novellus Systems and the Santa Clara Transit Authority. The 3011 North First Property is approximately four miles northwest of the San Jose central business district and approximately one mile north of the Mineta San Jose International Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3011 NORTH FIRST STREET

Sources and Uses

Sources			Uses
Original loan amount	$21,000,000	65.7%	Purchase price	$31,000,000	97.0%
Sponsor’s new cash contribution	10,944,680	34.3	Reserves	591,392	1.9
			Closing costs	353,288	1.1
Total Sources	$31,944,680	100.0%	Total Uses	$31,944,680	100.0%

The following table presents certain information relating to the tenant at the 3011 North First Street Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Intermolecular, Inc.	NR/NR/NR	146,159	100.0%	$16.08	$2,350,237	100.0%	6/30/2025
Total Major Tenant		146,159	100.0%	$16.08	$2,350,237	100.0%

Occupied Collateral Total		146,159	100.0%	$16.08	$2,350,237	100.0%

Vacant Space		0	0.0%

Collateral Total		146,159	100.0%

(1)	Intermolecular, Inc. has partially abated rent through October 2015. Reserves in the amount of $389,069 were established on the date of origination of the 3011 North First Street mortgage loan, which covers the rent abatement period. The U/W Base Rent includes the contractual rent as of November 2015.

The following table presents certain information relating to the lease rollover schedule at the 3011 North First Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	1	146,159	100.0%	146,159	100.0%	$2,350,237	$16.08
Thereafter	0	0	0.0%	146,159	100.0%	$0	$0.00
Vacant	0	0	0.0%	146,159	100.0%	$0	$0.00
Total/Weighted Average	1	146,159	100.0%			$2,350,237	$16.08

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

3011 NORTH FIRST STREET

The following table presents historical occupancy percentages at the 3011 North First Street Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	10/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Intermolecular, Inc. lease.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 3011 North First Street Property:

Cash Flow Analysis(1)

	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,281,573(2)	$2,350,236(2)	84.8%	$16.08
Grossed Up Vacant Space	0	0	0.0	0.00
Total Reimbursables	591,280	646,895	23.3	4.43
Other Income	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(224,785)(3)	(8.1)	(1.54)
Effective Gross Income	$1,872,853	$2,772,347	100.0%	$18.97

Total Operating Expenses	$591,280	$646,895	23.3%	$4.43

Net Operating Income	$1,281,573	$2,125,451	76.7%	$14.54
TI/LC	0	73,080	2.6	0.50
Capital Expenditures	0	21,924	0.8	0.15
Net Cash Flow	$1,281,573	$2,030,448	73.2%	$13.89

NOI DSCR	1.00x	1.66x
NCF DSCR	1.00x	1.58x
NOI DY	6.1%	10.1%
NCF DY	6.1%	9.7%

(1)	Historical financials prior to 2014 were not available as the sponsor recently acquired the 3011 North First Street Property and such information was not provided by the previous owner.

(2)	2014 Base Rent included three months of free rent and nine months of rent at $11.69 per square foot. Per the second lease agreement dated May 6, 2015, the rent schedule was amended and the rent increases to $16.08 per square foot starting November 1, 2015. The U/W Base Rent includes the contractual rent as of November 1, 2015.

(3)	The underwritten economic vacancy is 7.5%. As of October 1, 2015, the 3011 North First Street Property is 100.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

No. 14 – 722 12th Street NW

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$16,250,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$16,250,000			Location:	Washington, DC
% of Initial Pool Balance:	2.0%			Size:	34,577 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$469.97
Borrower Name:	Jemal’s C&P L.L.C.			Year Built/Renovated:	1903/NAP
Sponsor(1):	Norman Jemal			Title Vesting:	Fee
Mortgage Rate:	4.683%			Property Manager:	Self-managed
Note Date:	July 10, 2015			3rd Most Recent Occupancy (As of)(5):	95.3% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(5):	85.4% (12/31/2013)
Maturity Date:	August 5, 2025			Most Recent Occupancy (As of)(5):	95.3% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of)(5):	95.3% (4/30/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(6):	$1,112,599 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(6):	$922,202 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of) (6):	$1,071,366 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(2):	Yes
Additional Debt Type(2):	Future Mezzanine			U/W Revenues(6):	$1,938,334
				U/W Expenses(6):	$629,395
				U/W NOI(6):	$1,308,939
				U/W NCF(6):	$1,251,887
Escrows and Reserves:				U/W NOI DSCR:	1.30x
				U/W NCF DSCR:	1.24x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.1%
Taxes	$115,620	$26,252	NAP	U/W NCF Debt Yield:	7.7%
Insurance(3)	$0	Springing	NAP	As-Is Appraised Value:	$22,330,000
Replacement Reserves	$0	$432	NAP	As-Is Appraisal Valuation Date:	May 14, 2015
TI/LC Reserve(4)	$0	$4,322	$155,597	Cut-off Date LTV Ratio:	72.8%
Deferred Maintenance	$8,750	$0	NAP	LTV Ratio at Maturity or ARD:	64.0%

(1)	The sponsor was involved in litigation. See “Description of the Mortgage Pool—Litigation Considerations” in the Free Writing Prospectus.
(2)	Future mezzanine debt is permitted subject to: (i) a maximum combined loan-to-value ratio of 80.0%, (ii) a minimum combined amortizing underwritten debt service coverage ratio of 1.10x; (iii) the receipt of a rating agency confirmation from DBRS, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) no event of default exists with respect to the 722 12th Street NW mortgage loan.
(3)	Ongoing monthly reserves for insurance are not required as long as (i) there is no event of default; (ii) the 722 12th Street NW Property is insured by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of insurance policies and timely proof of payment of insurance premiums.
(4)	The TI/LC reserve is subject to a cap of $155,597 and a floor of $77,798.
(5)	See “Historical Occupancy” section.
(6)	See “Cash Flow Analysis” section.

The 722 12th Street NW mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 34,577 square foot class A office building located on 0.2 acres in Washington, District of Columbia (the “722 12th Street NW Property”). The 722 12th Street NW Property was built in 1903 with stone and masonry construction. The 722 12th Street NW Property was designated as a District of Columbia Historical Landmark in 1985 and placed on the National Register of Historic Places in 1988. This architecturally significant building offers ceiling heights of 14+ feet slab-to-slab and a blend of old and new, historic and modern. The lobby is marble and wood-paneled and two elevators service the building’s six floors and basement. A public alley to the south of the 722 12th Street NW Property enables it to have windows on three sides allowing abundant natural light to permeate the large, interior spaces. The 722 12th Street NW Property is located in Washington, District of Columbia’s East End office submarket and more specifically on 12th Street, NW, immediately to the west of the Metro Center Metro Station (Red, Blue, Orange lines). The 722 12th Street NW Property is located within walking distance of the White House, the Verizon Center and the Walter E. Washington Convention Center. According to a third party market research report, as of the second quarter of 2015, the East End office submarket had a total office inventory of 48,533,899 square feet, overall vacancy rate of 10.4% and average asking rent of $53.62 per square feet on a gross basis. As of April 30, 2015, the 722 12th Street NW Property was 95.3% leased to three tenants: Americans For Tax Reform, VOA Associates, Inc. and 270 Strategies, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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722 12TH STREET NW

Sources and Uses

Sources			Uses
Original loan amount	$16,250,000	100.0%	Loan payoff	$11,519,855	70.9%
			Reserves	124,370	0.8
			Closing costs	190,473	1.2
			Return of equity	4,415,302	27.2
Total Sources	$16,250,000	100.0%	Total Uses	$16,250,000	100.0%

The following table presents certain information relating to the tenancies at the 722 12th Street NW Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Americans For Tax Reform	NR/NR/NR	16,720	48.4%	$62.39	$1,043,200	53.1%	1/31/2024(2)
VOA Associates, Inc.	NR/NR/NR	10,363	30.0%	$59.48	$616,354	31.4%	3/31/2018(3)
270 Strategies, Inc.	NR/NR/NR	5,875	17.0%	$51.69	$303,679	15.5%	12/31/2020(4)
Total Major Tenants		32,958	95.3%	$59.57	$1,963,233	100.0%

Occupied Collateral Total		32,958	95.3%	$59.57	$1,963,233	100.0%

Vacant Storage Space		1,619	4.7%

Collateral Total		34,577	100.0%

(1)	The U/W Base Rent includes contractual rent steps through July 31, 2016, totaling $73,388.
(2)	Americans For Tax Reform has one five-year extension option.
(3)	VOA Associates, Inc. has one five-year extension option.
(4)	270 Strategies, Inc. has one five-year extension option.

The following table presents certain information relating to the lease rollover schedule at the 722 12th Street NW Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	1	10,363	30.0%	10,363	30.0%	$616,354	$59.48
2019	0	0	0.0%	10,363	30.0%	$0	$0.00
2020	1	5,875	17.0%	16,238	47.0%	$303,679	$51.69
2021	0	0	0.0%	16,238	47.0%	$0	$0.00
2022	0	0	0.0%	16,238	47.0%	$0	$0.00
2023	0	0	0.0%	16,238	47.0%	$0	$0.00
2024	1	16,720	48.4%	32,958	95.3%	$1,043,200	$62.39
2025	0	0	0.0%	32,958	95.3%	$0	$0.00
Thereafter	0	0	0.0%	32,958	95.3%	$0	$0.00
Vacant Storage	0	1,619	4.7%	34,577	100.0%	$0	$0.00
Total/Weighted Average	3	34,577	100.0%			$1,963,233	$59.57

(1)	Information obtained from the underwritten rent roll.
(2)	U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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722 12TH STREET NW

The following table presents historical occupancy percentages at the 722 12th Street NW Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/30/2015(2)
95.3%	85.4%	95.3%	95.3%

(1)	Information obtained from the borrower. David All Group, totaling 5,875 square feet (17.0% of net rentable area) vacated the third floor of the 722 12th Street NW Property on December 31, 2012 and 270 Strategies, Inc. took occupancy on July 31, 2013. The 2013 occupancy represents the average over the year.
(2)	Information obtained from the underwritten rent roll. The only vacant space at the 722 12th Street NW Property is basement storage.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 722 12th Street NW Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,703,668 (1)	$1,581,451(1)	$1,810,490(1)	$1,963,233(2)	101.3%	$56.78
Grossed Up Vacant Space	0	0	0	40,475	2.1	1.17
Total Reimbursables	9,651	20,681	15,495	36,644	1.9	1.06
Other Income	9,273	5,171	4,352	0	0.0	0.00
Rent Abatement	0	(58,750)	(101,500)	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(102,018)(3)	(5.3)	(2.95)
Effective Gross Income	$1,722,592	$1,548,553	$1,728,837	$1,938,334	100.0%	$56.06

Total Operating Expenses	$609,993	$626,351	$657,471	$629,395	32.5%	$18.20

Net Operating Income	$1,112,599	$922,202	$1,071,366	$1,308,939	67.5%	$37.86
TI/LC	0	0	0	51,866	2.7	1.50
Capital Expenditures	0	0	0	5,187	0.3	0.15
Net Cash Flow	$1,112,599	$922,202	$1,071,366	$1,251,887	64.6%	$36.21

NOI DSCR	1.10x	0.91x	1.06x	1.30x
NCF DSCR	1.10x	0.91x	1.06x	1.24x
NOI DY	6.8%	5.7%	6.6%	8.1%
NCF DY	6.8%	5.7%	6.6%	7.7%

(1)	David All Group, totaling 5,875 square feet (17.0% of net rentable area) vacated the third floor of the 722 12th Street NW Property on December 31, 2012 and 270 Strategies, Inc. took occupancy on July 31, 2013, and received abated rent.
(2)	The U/W Base Rent includes contractual rent steps through July 31, 2016, totaling $73,388.
(3)	The underwritten economic vacancy is 5.0%. As of April 30, 2015, the 722 12th Street NW Property was 95.3% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 15 – The Parking Spot LAX

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/ KBRA/Moody’s):	AAA/AAA/aaa (sca.pd)			Property Type:	Other
Original Principal Balance:	$16,000,000			Specific Property Type:	Parking Garage
Cut-off Date Principal Balance:	$15,957,300			Location:	Los Angeles, CA
% of Initial Pool Balance:	2.0%			Size:	2,081 Spaces
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Space:	$7,668
Borrower Name:	Ella Lewin, LLC			Year Built/Renovated:	2003/NAP
Sponsor:	Ella Drollinger Trust			Title Vesting:	Fee
Mortgage Rate:	4.190%			Property Manager:	TPS Parking Management, LLC
Note Date:	August 28, 2015			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(3):	NAV
Maturity Date:	September 11, 2025			Most Recent Occupancy(3):	NAV
IO Period:	0 months			Current Occupancy (As of)(3):	100.0% (10/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	240 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$5,260,565 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,044,185 (12/31/2014)
Call Protection:	L(25),(91),O(4)			Most Recent NOI (As of):	$4,781,370 (TTM 6/30/2015)
Lockbox Type:	None
Additional Debt(1)(2):	Yes			U/W Revenues:	$13,945,763
Additional Debt Type(1)(2):	Future Mezzanine; Future Unsecured			U/W Expenses:	$8,119,612
				U/W NOI(4):	$5,826,151
				U/W NCF:	$5,760,011
				U/W NOI DSCR:	4.93x
Escrows and Reserves:				U/W NCF DSCR:	4.87x
				U/W NOI Debt Yield:	36.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	36.1%
Taxes	$0	$0	NAP	As-Is Appraised Value:	$96,000,000
Insurance	$0	$0	NAP	As-Is Appraisal Valuation Date:	July 23, 2015
Replacement Reserves	$0	$0	NAP	Cut-off Date LTV Ratio(5):	16.6%
TI/LC	$0	$0	NAP	LTV Ratio at Maturity or ARD(5):	10.2%

(1)	The borrower is permitted to incur future mezzanine debt in an aggregate amount up to $10,000,000 prior to August 28, 2024, subject to the satisfaction of certain conditions, including (i) the aggregate LTV of The Parking Spot LAX mortgage loan and the mezzanine debt cannot exceed 50.0%; (ii) the lender receives at least 30 days’ written notice of the mezzanine borrower’s intention to incur mezzanine debt; (iii) the aggregate DSCR of The Parking Spot LAX mortgage loan and the mezzanine debt is no less than 2.00x; (iv) the lender of the mezzanine debt executes and delivers an intercreditor and standstill agreement; and (v) the mezzanine debt is subordinate to The Parking Spot LAX mortgage loan.
(2)	The borrower is permitted to incur future unsecured debt in an aggregate amount up to $1,500,000 for the purchase and/or lease of shuttle buses in connection with the operation of The Parking Spot LAX Property.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.
(5)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the appraiser’s concluded land value of $26.5 million are 60.2% and 36.8%, respectively.

The Parking Spot LAX mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a seven-level parking structure located in Los Angeles, California (the “The Parking Spot LAX Property”). The Parking Spot LAX Property is comprised of a 2,081 space (661,398 square feet) parking structure that was constructed in 2003 and contains three levels above-grade, one level at-grade, and three levels below-grade. The Parking Spot LAX Property includes open-air parking, covered parking, and covered valet parking with corresponding daily rates of $17.95, $21.95, and $22.95, respectively. The Parking Spot LAX Property is located on a 3.1-acre site immediately adjacent to the Los Angeles International Airport, which is the fifth busiest airport in the world and served 70.6 million passengers in 2014. Amenities at The Parking Spot LAX Property include valet parking, shuttle service to and from the Los Angeles International Airport, and car wash and detailing services. The Parking Spot LAX Property is managed and operated by The Parking Spot, which was founded in 1998 and currently has 34 locations at 21 airports across the United States. The 2014 population within a one-, three-, and five-mile radius of The Parking Spot LAX Property was 11,726, 202,124, and 584,766, respectively, while the estimated 2014 average household income within the same radii was $104,716, $86,721, and $88,227, respectively. As of October 1, 2015, The Parking Spot LAX Property was 100.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE PARKING SPOT LAX

Sources and Uses

Sources			Uses
Original loan amount	$16,000,000	100.0%	Loan Payoff	$15,335,659	95.8%
			Closing Costs	158,947	1.0
			Return of equity	505,394	3.2
Total Sources	$16,000,000	100.0%	Total Uses	$16,000,000	100.0%

The following table presents historical occupancy percentages at The Parking Spot LAX Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	10/1/2015(1)
NAV	NAV	NAV	100.0%

(1)	Due to the nature of The Parking Spot LAX Property, occupancy is not tracked.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Parking Spot LAX Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per Space
Base Rent	$16,023,230	$15,935,250	$16,012,117	$16,012,117	114.8%	$7,694
Other Income	637,343	644,341	633,777	633,777(1)	4.5	305
Less Discounts & Coupons	(3,108,588)	(2,481,715)	(2,629,626)	(2,700,131)(2)	(19.4)	(1,298)
Effective Gross Income	$13,551,985	$14,097,876	$14,016,268	$13,945,763	100.0%	$6,701

Total Operating Expenses	$8,291,420	$9,053,691	$9,234,898	$8,119,612(3)	58.2%	$3,902

Net Operating Income	$5,260,565	$5,044,185	$4,781,370	$5,826,151	41.8%	$2,800
TI/LC	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	66,140	0.5	32
Net Cash Flow	$5,260,565	$5,044,185	$4,781,370	$5,760,011	41.3%	$2,768

NOI DSCR	4.45x	4.26x	4.04x	4.93x
NCF DSCR	4.45x	4.26x	4.04x	4.87x
NOI DY	33.0%	31.6%	30.0%	36.5%
NCF DY	33.0%	31.6%	30.0%	36.1%

(1)	Other Income includes revenue generated by billboard and shuttle bus advertisements, reservation income, miscellaneous income, and onsite car wash and detailing services income.
(2)	Discounts and Coupons include coupons, corporate discounts, free parking and an adjustment to account for exits by employees and service vendors.
(3)	The decrease in Total Operating Expenses from TTM 6/30/2015 to U/W is because the borrower included non-real estate expenses historically, while these expenses were excluded from the U/W total operating expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS3	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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